Exhibit 10.2.2

Private & Confidential

Dated 14 June 2012

SUPPLEMENTAL AGREEMENT
relating to an (originally)
US$60,719,250 loan
to
Q JAKE SHIPPING LTD.
and
Q IOANARI SHIPPING LTD.
and
Q A MARITIME LTD.
(formerly known as Q ARION SHIPPING LTD.)

provided by
THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1

Arranger, Agent, Security Agent and Account Bank
ABN AMRO BANK N.V.

Swap Provider
ABN AMRO BANK N.V.

NORTON ROSE

THIS SECOND SUPPLEMENTAL AGREEMENT is dated 14 June 2012 and made BETWEEN:

(1)                                 Q JAKE SHIPPING LTD., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the “Q Jake Borrower”);

(2)                                 Q IOANARI SHIPPING LTD., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the “Q Ioanari Borrower”);

(3)                                 Q A MARITIME LTD. (formerly known as Q ARION SHIPPING LTD.), a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the “Q Arion Borrower”);

(4)                                 Q SHEA SHIPPING LTD., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the “Q Shea Borrower”);

(5)                                 THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1 (together, the “Banks”);

(6)                                 ABN AMRO BANK N.V., a company incorporated in The Netherlands having its registered office at Gustav Mahlerlaan 10 / Locationcode: PAC HQ 8042, 1082 PP Amsterdam, The Netherlands, acting through its office at Coolsingel 93, 3012 AE Rotterdam, The Netherlands, in its capacity as arranger (the “Arranger”);

(7)                                 ABN AMRO BANK N.V., a company incorporated in The Netherlands having its registered office at Gustav Mahlerlaan 10 / Locationcode: PAC HQ 8042, 1082 PP Amsterdam, The Netherlands, acting through its office at Coolsingel 93, 3012 AE Rotterdam, The Netherlands, in its capacity as agent for the Banks and the Swap Provider (the “Agent”);

(8)                                 ABN AMRO BANK N.V., a company incorporated in The Netherlands having its registered office at Gustav Mahlerlaan 10 / Locationcode: PAC HQ 8042, 1082 PP Amsterdam, The Netherlands, acting through its office at Coolsingel 93, 3012 AE Rotterdam, The Netherlands, in its capacity as account bank (the “Account Bank”);

(9)                                 ABN AMRO BANK N.V., a company incorporated in The Netherlands acting through its office at Gustav Mahlerlaan 10 / Locationcode: PAC HQ 8042, 1082 PP Amsterdam, The Netherlands, acting through its office at Coolsingel 93, 3012 AE Rotterdam, The Netherlands, in its capacity as swap provider (the “Swap Provider”);

(10)                          ABN AMRO BANK NM., a company incorporated in The Netherlands having its registered office at Gustav Mahlerlaan 10 / Locationcode: PAC HQ 8042, 1082 PP Amsterdam, The Netherlands, acting through its office at Coolsingel 93, 3012 AE Rotterdam, The Netherlands, in its capacity as security agent and trustee for and on behalf of the Agent, the Banks and the Swap Provider (the “Security Agent”);

(11)                          QUINTANA SHIPPING LTD. a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the “Corporate Guarantor”); and

(12)                         QUINTANA SHIP MANAGEMENT LTD. a corporation incorporated in the Republic of the Marshall Islands at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the “Manager”).

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WHEREAS:

(A)                               this Agreement is supplemental to:

(a)                                 the loan agreement dated 7 June 2011 (the “Original Agreement”) as amended and restated by a supplemental agreement dated 2 September 2011 (the “First Supplemental Agreement”; and together with the Original Agreement, the “Principal Agreement”) made between (1) the Q Jake Borrower and the Q Ioanari Borrower (together the “First Borrowers”) and the Q Arion Borrower (together with the First Borrowers, the “Original Borrowers”) as joint and several borrowers, (2) the Banks, (3) the Agent, (4) the Account Bank, (5) the Arranger, (6) the Security Agent and (7) the Swap Provider relating to a loan of up to Sixty million seven hundred nineteen thousand two hundred and fifty Dollars ($60,719,250), of which the principal amount outstanding at the date hereof is Fifty seven million two hundred and seventy four thousand two hundred and fifty Dollars ($57,274,250), advanced by the Banks to the Original Borrowers;

(b)                                 the swap assignment dated 7 June 2011 as amended and restated by a supplemental agreement dated 2 September 2011 (together, the “Principal Swap Assignment”) made between the Original Borrowers and the Security Agent; and

(c)                                  the corporate guarantee dated 7 June 2011 (the “Principal Corporate Guarantee”) made between the Corporate Guarantor and the Security Agent; and

(B)                               this Agreement sets out the terms and conditions upon which the Creditors (as defined below) shall, at the request of the Original Borrowers, provide their consent to:

(a)                                 the Q Shea Borrower becoming an additional borrower under the Principal Agreement, an additional counterparty of the Swap Provider under the Principal Master Agreement (as defined below) and an additional assignor under the Principal Swap Assignment;

(b)                                 the increase of the loan amount of up to Sixty million seven hundred and nineteen thousand two hundred and fifty Dollars ($60,719,250) to up to Seventy million seventy nine thousand two hundred and fifty Dollars ($70,079,250) for the purpose of financing part of the construction/acquisition cost of an additional ship; and

(c)                                  certain consequential changes to the Principal Agreement, the Principal Swap Assignment, the Principal Corporate Guarantee and the Principal Master Agreement (as defined below) in each case required in connection with the above and agreed to by the Borrowers and the Creditors (each such term as defined below).

NOW IT IS HEREBY AGREED as follows:

1                                         Definitions

1.1                               Defined expressions

Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2                              Definitions

In this Agreement, unless the context otherwise requires:

“Borrowers” means, together, the Original Borrowers and the Q Shea Borrower and “Borrower” means any one of them;

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“Cash Collateral Account” means a Dollar account of the Corporate Guarantor opened or (as the context may require) to be opened with the Account Bank with account number NL90FTSB0241529220;

“Cash Collateral Account Pledge” means the pledge executed or (as the context may require) to be executed by the Corporate Guarantor in favour of the Security Agent in respect of the Cash Collateral Account in such form as required by the Agent;

“Corporate Guarantee” means the Principal Corporate Guarantee as amended and supplemented by this Agreement;

“Creditors” means, together, the Agent, the Account Bank, the Arranger, the Security Agent, the Swap Provider and the Banks and “Creditor” means any one of them;

“Effective Date” means the date, no later than 22 June 2012, on which the Agent notifies the Borrowers in writing that the Agent has received the documents and evidence specified in clause 6 and schedule 2 in a form and substance satisfactory to it;

“Existing Retention Account Pledge” means the first priority pledge dated 2 September 2011 executed between the Original Borrowers and the Security Agent in respect of the Retention Account;

“ISDA Amendment Agreement” means the amendment agreement to the Principal Master Agreement made or (as the context may require) to be made between the Swap Provider and the Borrowers in the form set out in schedule 6;

“Loan Agreement” means the Principal Agreement as amended and restated by this Agreement;

“Master Swap Agreement” means the Principal Master Agreement as amended and supplemented by the ISDA Amendment Agreement;

“Mortgage Addenda” means, together, the Q Jake Mortgage Addendum, the Q Ioanari Mortgage Addendum and the Q Arion Mortgage Addendum and “Mortgage Addendum” means any one of them;

“New Retention Account Pledge” means the first priority pledge executed or (as the context may require) to be executed between the Borrowers and the Security Agent in respect of the Retention Account in the form set out in schedule 5;

“Principal Master Agreement” means the 2002 ISDA Master Agreement and its schedule both dated as of 7 June 2011, as amended by an ISDA amendment agreement dated 2 September 2011, made between the Original Borrowers and the Swap Provider;

“Q Arion Mortgage Addendum” means an amendment executed or (as the case may be) to be executed by the Q Arion Borrower and the Security Agent in such form as the Agent may in its sole discretion require, in respect of the first preferred Marshall Islands mortgage over m.v. Q Arion dated 7 September 2011 executed by the Q Aron Borrower in favour of the Security Agent;

“Q Ioanari Mortgage Addendum” means an amendment executed or (as the case may be) to be executed by the Q Ioanari Borrower and the Security Agent in such form as the Agent may in its sole discretion require, in respect of the first preferred Marshall Islands mortgage over m.v. Q Ioanari dated 29 September 2011 executed by the Q Ioanari Borrower in favour of the Security Agent;

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“Q Jake Mortgage Addendum” means a second amendment executed or (as the context may require) to be executed by the Q Jake Borrower and the Security Agent in such form as the Agent may in its sole discretion require, in respect of the first preferred Marshall Islands mortgage over m.v. Q Jake dated 10 June 2011 executed by the Q Jake Borrower in favour of the Security Agent and as amended by the first mortgage amendment dated 2 September 2011 made between the Q Jake Borrower and the Security Agent;

“Relevant Documents” means this Agreement, the Mortgage Addenda, the New Retention Account Pledge, the Cash Collateral Account Pledge and the ISDA Amendment Agreement;

“Relevant Parties” means the Original Borrowers, the Q Shea Borrower, the Corporate Guarantor and the Manager or, where the context so requires or permits, means any or all of them; and

“Swap Assignment” means the Principal Swap Assignment as amended and restated by this Agreement.

1.3                               Principal Agreement, Principal Swap Assignment and Principal Corporate Guarantee

1.3.1                     References in:

(a)                                 the Principal Agreement to “this Agreement”;

(b)                                 the Principal Swap Assignment to “this Deed”; and

(c)                                  the Principal Corporate Guarantee to “this Guarantee”,

shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement or, as the context may require, the Principal Swap Assignment or, as the context may require, the Principal Corporate Guarantee, respectively, in each case, as amended by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Agreement or, as the context may require, the Principal Swap Assignment or, as the context may require, the Principal Corporate Guarantee, shall be construed accordingly.

1.4                               Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5                               Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.5.1                     references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement includes its schedules;

1.5.2                     references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.5.3                     words importing the plural shall include the singular and vice versa;

1.5.4                     references to a time of day are to London time;

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1.5.5                     references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.5.6                     references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.5.7                     references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.6                               Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

2                                         Agreement of the Creditors

The Creditors, relying upon the representations and warranties on the part of the Relevant Parties contained in clause 5 and subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 22 June 2012 of the conditions contained in clause 6 and schedule 2, agree to the requests of the Original Borrowers set out in Recital (B) above.

3                                         Assumption of liability and obligations

3.1                               Additional party

It is hereby agreed that, as and with effect from the Effective Date, the Q Shea Borrower shall be, and is hereby made, an additional party to:

(a)                                 the Principal Agreement, as joint and several borrower with the Original Borrowers; and

(b)                                 the Principal Swap Assignment, as joint and several assignor with the Original Borrowers,

and the Principal Agreement and the Principal Swap Assignment shall henceforth be construed and treated in all respects as if references therein to “Borrowers” included reference to the Q Shea Borrower in addition to the Original Borrowers.

3.2                               Assumption of Liability

The Q Shea Borrower hereby agrees with the Creditors and the Original Borrowers that, as and with effect from the Effective Date, it shall, jointly and severally with the Original Borrowers:

3.2.1                     be bound by the terms of the Principal Agreement and the Principal Swap Assignment as if the Q Shea Borrower had at all times been named therein as one of the Borrowers;

3.2.2                     duly and punctually perform all the liabilities and obligations whatsoever from time to time to be performed or discharged by the Original Borrowers or any of them under the Principal Agreement and/or the Principal Swap Assignment (and for which the Borrowers hereby agree to be jointly and severally liable); and

3.2.3                     without prejudice to the generality of clauses 3.2.1 and 3.2.2, be indebted for the full amount of the Loan, interest therein and all other sums which may be or become due to the Creditors or any of them pursuant to the Principal Agreement.

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3.3                               Assignment under the Principal Swap Assignment

3.3.1                     Without prejudice to clauses 3.1 and 3.2, by way of security for payment of the Outstanding Indebtedness (as defined in the Swap Assignment), the Q Shea Borrower jointly with the other Borrowers with full title guarantee hereby assigns absolutely and charges to the Security Agent, and agrees to assign absolutely and charge to the Security Agent, all its rights, title and interest in and to the Assigned Property (as defined in the Swap Assignment) and all its benefits and interests present and future therein as if the Q Shea Borrower had at all times been an assignor under the Principal Swap Assignment.

3.3.2                     The Q Shea Borrower hereby gives notice to the Swap Provider that:

(a)                                 under the Principal Swap Assignment as amended and supplemented by this Agreement, it has assigned to the Security Agent absolutely and charged with full title guarantee all its rights, title and interest to and in the Assigned Property (as such term is defined in the Swap Assignment);

(b)                                 the Swap Provider is hereby irrevocably authorised and instructed to pay any moneys payable to the Q Shea Borrower by the Swap Provider under the Master Swap Agreement as aforesaid to any of the following accounts which each Borrower has opened with the Security Agent:

(i)                                     account of the Q Jake Borrower with account number NL38FTSB0241525403; or

(ii)                                  account of the Q Ioanari Borrower with account number NL63FTSB0241525438; or

(iii)                               account of the Q Arion Borrower with account number NL93FTSB0241526256; or

(iv)                              account of the Q Shea Borrower with account number NL37FTSB0241529204,

or to such other account or accounts as the Security Agent may from time to time direct or otherwise to the Security Agent or its order;

(c)                                  the Swap Provider is hereby irrevocably authorised and instructed not to deal with the Assigned Property (as such term is defined in the Swap Assignment) except on the instructions of the Security Agent and to pay all moneys whatsoever now or at any time hereafter due or owing to us under or by virtue of the Assigned Property (as such term is defined in the Swap Assignment) to the Security Agent on request by the Security Agent (whose receipt shall be full and sufficient discharge to the Swap Provider for such payment); and

(d)                                 the Swap Assignment includes provisions that no variations shall be made to the Master Swap Agreement (nor shall the Swap Provider be released from the Swap Provider’s obligations thereunder) without the previous written consent of the Security Agent and the Security Agent shall be under no obligation of any kind whatsoever in respect thereof.

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3.3.3                     The Swap Provider hereby acknowledges the notice set out in clause 3.3.2 and consents to the assignment referred to therein and, in consideration of US$10 and other good and valuable consideration (the receipt and adequacy of which we hereby acknowledge), hereby undertakes with, and confirms to the Security Agent as follows:

(a)                                 to pay all amounts due from it under the Master Swap Agreement in full in Dollars in accordance with the terms of the Master Swap Agreement to the bank accounts referred to in clause 3.3.2 or to the Security Trustee or its order;

(b)                                 to permit the Security Agent to enforce all rights and benefits whatsoever accrued or accruing to the Borrowers under the Master Swap Agreement and for this purpose to take over or institute proceedings in respect thereof;

(c)                                  not, without the prior written consent of the Security Agent, to agree to any variation of the Master Swap Agreement; and

(d)                                 that, other than the notice of the First Borrowers dated 7 June 2011 and of the Q Arion Borrower contained in clause 3.3.2 of the First Supplemental Agreement, it has not received any notice of any prior charge, assignment or encumbrance over the Borrowers’ right, title and interest in and to the Assigned Property (as such term is defined in the Swap Assignment) or the Master Swap Agreement and hereby agree not to consent or agree to any other assignment of the Assigned Property (as such term is defined in the Swap Assignment) or the Master Swap Agreement or the moneys payable by the Swap Provider thereunder and to advise the Security Trustee forthwith of any such attempted assignment, charge or disposal by the Borrowers that comes to the Swap Provider’s attention.

4                                         Amendments to the Principal Agreement, the Principal Swap Assignment and the Principal Corporate Guarantee

4.1                               Amendments to the Principal Agreement

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended so as to read in accordance with the form of the amended and restated Loan Agreement set out in schedule 3 and will continue to be binding upon each of the parties thereto in accordance with its terms as so amended and restated.

4.2                               Amendments to the Principal Swap Assignment

The Principal Swap Assignment shall, with effect on and from the Effective Date, be (and it is hereby) amended so as to read in accordance with the form of the amended and restated Swap Assignment set out in schedule 4 and will continue to be binding upon each of the parties thereto in accordance with its terms as so amended and restated.

4.3                               Amendments to the Principal Corporate Guarantee

The Principal Corporate Guarantee shall, with effect on and from the Effective Date, be (and it is hereby) amended so as to read in accordance with the following provisions (and the Principal Corporate Guarantee (as so amended) will continue to be binding upon each of the parties thereto upon such terms as so amended):

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4.3.1                     by deleting the word “and” in recital (1) of the Principal Corporate Guarantee, by replacing the “.” at the end of recital (2) of the Principal Corporate Guarantee with the words “; and” and by inserting a new recital (3) in the Principal Corporate Guarantee as follows:

“(3)               ABN AMRO BANK N.V., a company incorporated in The Netherlands whose registered office is at Gustav Mahlerlaan 10 / Locationcode: PAC HQ 8042, 1082 PP Amsterdam, The Netherlands, acting through its office at Coolsingel 93, 3012 AE Rotterdam, The Netherlands, as account bank (the “Account Bank”).”;

4.3.2                     by deleting Recitals (A) and (B) of the Principal Guarantee and by inserting in their place the following new Recitals (A) and (B):

“(A)             by a loan agreement dated 7 June 2011 as amended and restated by a supplemental agreement dated 2 September 2011 and as further amended and restated by a supplemental agreement dated 14 June 2012 (together the “Agreement”) made between (1) the Q Jake Borrower, the Q Ioanari Borrower, the Q Arion Borrower and the Q Shea Borrower, as joint and several borrowers (herein and therein the “Borrowers”), (2) the Banks, (3) the Agent, (4) the Account Bank, (5) the Arranger, (6) the Security Agent and (7) the Swap Provider relating to a loan of up to $70,079,250), advanced by the Banks to the Borrowers;

(B)                   by a 2002 ISDA master swap agreement (including the schedule thereto) dated as of 7 June 2011 as amended and supplemented by an ISDA amendment agreement dated 2 September 2011 and an ISDA amendment agreement dated 14 June 2012 (together the “Master Swap Agreement”) made between the Borrowers and the Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) one or more interest rate swap transactions with the Borrowers in respect of the Loan (whether in whole or in part, as the case may be) from time to time;”;

4.3.3                     by inserting in the correct alphabetical order in clause 1.1 of the Principal Corporate Guarantee the following new definitions of “Account Bank”, “Cash Collateral Account” and “Cash Collateral Account Pledge”:

““Account Bank” includes its successors in title and its replacements;

“Cash Collateral Account” means a Dollar account of the Guarantor opened or (as the context may require) to be opened with the Account Bank with account number NL90FTSB0241529220 and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Cash Collateral Account for the purposes of this Guarantee and is the “Cash Collateral Account” referred to in the Agreement;

“Cash Collateral Account Pledge” means the pledge executed or (as the context may require) to be executed by the Guarantor in favour of the Security Agent in respect of the Cash Collateral Account in such form as required by the Agent;”;

4.3.4                     by amending throughout the Principal Corporate Guarantee the words “Borrowers or either of them” to read “Borrowers or any of them”;

4.3.5                     by amending in the third line of clause 5.2.6 of the Principal Corporate Guarantee the word “it” to read “its”;

4.3.6                    by amending in the second line of clause 5.2.9 of the Principal Corporate Guarantee the words “either Borrower” to read “any Borrower”;

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4.3.7                     by deleting clause 5.3.3 of the Principal Corporate Guarantee and by replacing it with the following new clause 5.3.3:

“5.3.3 Minimum Liquidity

at any relevant time it is standing to the credit of the Cash Collateral Account an amount in Dollars not less than the aggregate of $500,000 for each Mortgaged Ship at such time;”;

4.3.8                     by inserting the following a new clause 5.4 in the Principal Corporate Guarantee:

“5.4 Cash Collateral Account

(a)                                 Withdrawals

Unless the Security Agent (acting on the instructions of the Majority Banks) otherwise agrees in writing, the Guarantor shall not withdraw any moneys from the Cash Collateral Account at any time from the date of the Second Supplemental Agreement and until the end of the Security Period, if following such withdrawal the amount standing to the credit of the Cash Collateral Account shall be less than the minimum amount required under clause 5.3.3.

(b)                                 Account terms

Amounts standing to the credit of the Cash Collateral Account shall (unless otherwise agreed between the Account Bank and the Guarantor) bear interest at the rates from time to time offered by the Account Bank to its customers for Dollar deposits in comparable amounts for comparable periods. Interest shall accrue on the Cash Collateral Account from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year and shall be credited to such account at such times as the Account Bank and the Guarantor shall agree.

(c)                                  Application of Cash Collateral Account

At any time after the occurrence of an Event of Default, the Security Agent may (and on the instruction of the Majority Banks shall), without notice to the Guarantor, instruct the Account Bank to apply all moneys then standing to the credit of the Cash Collateral Account (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Creditors or any of them under the Security Documents.

(d)                                 Charging of Cash Collateral Account

The Cash Collateral Account and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Cash Collateral Account Pledge.”; and

4.3.9                     by adding the word “, respectively” at the end of clause 8.1 of the Principal Corporate Guarantee.

4.4                               Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement, the Principal Swap Assignment and the Principal Corporate Guarantee shall continue in full force and effect and the Principal Agreement and this Agreement, the Principal Swap Assignment and this

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Agreement and the Principal Corporate Guarantee and this Agreement shall, in each case, be read and construed as one instrument.

5                                         Representations and warranties

5.1                               Primary representations and warranties

Each of the Relevant Parties represents and warrants to the Creditors that:

5.1.1                     Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement and clause 4 of the Principal Corporate Guarantee were true and correct on the date of the Principal Agreement and the Principal Corporate Guarantee, respectively, and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date and as if reference therein to “Security Parties” or “Borrowers” included reference to the Q Shea Borrower;

5.1.2                     Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party and no limitation on the powers of the Q Shea Borrower to borrow will be exceeded as a result of the Q Shea Borrower becoming indebted to the Banks in respect of the Loan pursuant to this Agreement;

5.1.3                     Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their respective terms;

5.1.4                     No conflict with other obligations

the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

5.1.5                     No filings required

save for the registration of the Mortgage Addenda, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

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5.1.6                     Choice of law

the choice of English law to govern the Relevant Documents (other than the Mortgage Addenda, the Cash Collateral Account Pledge and the New Retention Account Pledge), the choice of the Marshall Islands law to govern the Mortgage Addenda and the choice of Dutch law to govern the Cash Collateral Account Pledge and the New Retention Account Pledge and the submissions by the Relevant Parties to the non-exclusive jurisdiction of the English courts or (as the case may be) the courts of The Netherlands are valid and binding; and

5.1.7                     Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

5.2                               Repetition of representations and warranties

Each of the representations and warranties contained in clause 5.1 of this Agreement, clause 7 of the form of the amended and restated Loan Agreement set out in schedule 3 and clause 4 of the Principal Corporate Guarantee shall be deemed to be repeated by the Borrowers and the Corporate Guarantor, respectively, on the Effective Date as if made with reference to the facts and circumstances existing on such day.

6                                         Conditions

6.1                               Documents and evidence

The agreement of the Creditors referred to in clause 2 shall be subject to the receipt by the Agent or its duly authorised representative of the documents and evidence specified in schedule 2 in form and substance satisfactory to the Agent.

6.2                               General conditions precedent

The agreement of the Creditors referred to in clause 2 shall be further subject to:

6.2.1                     the representations and warranties in clause 5 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

6.2.2                     no Default having occurred and continuing at the time of the Effective Date.

6.3                               Waiver of conditions precedent

The conditions specified in this clause 6 are inserted solely for the benefit of the Agent and the Banks and may be waived by the Agent (acting on the instructions of the Banks) in whole or in part with or without conditions.

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7                                         Confirmations

7.1                               Security Documents

Each of the Relevant Parties hereby confirms its consent to the amendments to (i) the Principal Agreement, the Principal Swap Assignment and the Principal Corporate Guarantee, in each case, on the terms set out in this Agreement and (ii) the Principal Master Agreement on the terms set out in the ISDA Amendment Agreement, and agrees that:

7.1.1                     each of the other Security Documents to which it is a party, and its obligations thereunder, shall remain and continue in full force and effect notwithstanding the said amendments to (i) the Principal Agreement and the Principal Swap Assignment contained in this Agreement and (ii) the Principal Master Agreement contained in the ISDA Amendment Agreement;

7.1.2                     with effect from the Effective Date, the Q Shea Borrower shall be and is hereby added as a “Borrower” in each of the other Security Documents to which such Relevant Party is a party and the principal sum of the loan shall be and is hereby increased from $60,719,250 to $70,079,250 and each such Security Document shall henceforth be construed and treated, and each of the Relevant Parties shall be bound by each of the other Security Documents to which it is a party, in all respects as if (a) the Q Shea Borrower was a Borrower and (b) the principal sum of the loan to be advanced referred to in the other Security Documents were “$70,079,250” instead of “$60,719,250”; and

7.1.3                     with effect from the Effective Date, references in any of the Security Documents to which it is a party to:

(a)                                 “the Agreement” or “the Loan Agreement” or the “Swap Assignment” or the “Corporate Guarantee” or the “Guarantee”, shall henceforth be references to the Principal Agreement, the Principal Swap Assignment and the Principal Corporate Guarantee, respectively, in each case, as amended and/or restated by this Agreement and as from time to time hereafter further amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder; and

(b)                                 the “Master Swap Agreement”, shall henceforth be references to the Principal Master Agreement as amended by the ISDA Amendment Agreement and as from time to time hereafter further amended and shall also be deemed to include the ISDA Amendment Agreement and the obligations of the Borrowers thereunder.

8                                         Fees and expenses

8.1                               Fee

The Borrowers agree, jointly and severally, to pay to the Agent (on behalf of the Banks), on the date of this Agreement, a fee of $150,000.

8.2                               Expenses

The Borrowers agree, jointly and severally, to pay to the Agent on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Creditors:

8.2.1                     in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement, the other Relevant Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement and/or the other Relevant Documents or any such discharge or release documents;

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8.2.2                     in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement and/or the other Relevant Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and/or the other Relevant Documents, together with interest at the rate referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

8.3                               Value Added Tax

All fees and expenses payable pursuant to this clause 8 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditors under this agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

8.4                               Stamp and other duties

The Borrowers agree, jointly and severally, to pay to the Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Creditors or any of them) imposed on or in connection with this Agreement and the other Relevant Documents and shall indemnify the Creditors against any liability arising by reason of any delay or omission by the Original Borrowers and the Q Shea Borrower to pay such duties or taxes.

9                                         Miscellaneous and notices

9.1                               Notices

The provisions of clause 17.1 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose any notices to be sent to the Relevant Parties or any of them shall be sent to the same address as the address indicated for the “Borrowers” in the said clause 17.1 save that any notices to be sent to the Corporate Guarantor hereunder shall be sent to the address of the Corporate Guarantor referred to in clause 8.1 of the Principal Corporate Guarantee.

9.2                               Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

9.3                               Borrowers’ obligations

Notwithstanding anything to the contrary contained in this Agreement, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by this Agreement notwithstanding that any of the other Borrowers which was intended to sign or be bound may not do so or be effectually bound and notwithstanding that this Agreement may be invalid or unenforceable against any of the other Borrowers whether or not the deficiency is known to the Creditors.

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10                                  Applicable law

10.1                        Law

This Agreement and any non-contractual obligations connected with it are governed by and shall be construed in accordance with English law.

10.2                        Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of the Creditors, that any legal action or proceedings arising out of or in connection with this Agreement or any non-contractual obligations connected with it against any of the Relevant Parties or any of its assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Hill Dickinson Service (London) Limited at present of Irongate House, 22-30 Duke’s Place, London EC3A 7HX, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Creditors or any of them to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Creditors or any of them arising out of or in connection with this Agreement or any non-contractual obligations connected with it.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed as a deed on the date first above written.

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Schedule 1

Names and addresses of the Banks

Name	Lending office and contact details
ABN AMRO Bank N.V.	Lending Office
Coolsingel 93
3012 AE Rotterdam
The Netherlands

Address for Notices
Coolsingel 93
3012 AE Rotterdam
The Netherlands
	Fax no:	+31 10 401 5323
	Att:	Loans Administration

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Schedule 2

Documents and evidence required as conditions precedent

(referred to in clause 6.1)

1                                         Corporate authorisation

in relation to each of the Relevant Parties:

(i)                                     Constitutional documents

copies certified by an officer of each of the Relevant Parties, as a true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or, in the case of the Original Borrowers, the Corporate Guarantor and the Manager, a secretary’s certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Agent pursuant to the Principal Agreement;

(ii)                                  Resolutions

copies of resolutions of each of its board of directors and its shareholders/stockholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party’s obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party as:

(A)                               being true and correct;

(B)                               being duly passed at meetings of the directors of such Relevant Party and of the shareholders/stockholders of such Relevant Party, each duly convened and held;

(C)                               not having been amended, modified or revoked; and

(D)                               being in full force and effect

together with originals or certified copies of any powers of attorney issued by such Relevant Party pursuant to such resolutions; and

(iii)                               Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;

2                                         Relevant Documents

each of the Relevant Documents, duly executed;

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3                                         Existing Retention Account Pledge

evidence that the Existing Retention Account Pledge has been released;

4                                         Cash Collateral Account

evidence that the Cash Collateral Account has been duly opened and that the amount of at least $2,000,000 is deposited therein;

5                                         Mortgage Addenda registration

evidence that the Mortgage Addenda have been registered against m.vs. Q Jake, Q Ioanari and Q Arion, respectively, through the relevant Register;

6                                         Consents

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party (other than the Creditors) in connection with, the execution, delivery, and performance of the Relevant Documents to which they are or will be a party;

7                                         Legal opinions

such favourable legal opinions in relation to the laws of the Republic of the Marshall Islands and The Netherlands and any other jurisdiction as the Agent shall in its reasonable discretion deem appropriate, each in a form acceptable to the Agent in its sole discretion;

8                                         Process agent

an original or certified true copy of a letter from each Relevant Party’s agent for receipt of service of proceedings accepting its appointment under this Agreement and each of the Relevant Documents in which it is or is to be appointed as such Relevant Party’s agent;

9                                         Fee

evidence that the fee payable under clause 8.1 has been paid in full; and

10                                  Registration forms

such statutory forms duly signed by the Borrowers and any other relevant party to the Relevant Documents as may be required by the Agent to perfect the security contemplated by the Relevant Documents.

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Schedule 3

Form of Amended and Restated Loan Agreement

Private & Confidential

LOAN AGREEMENT
for a
loan of up to US$70,079,250
to
Q JAKE SHIPPING LTD.
Q IOANARI SHIPPING LTD.
Q A MARITIME LTD.
(formerly known as Q ARION SHIPPING LTD.)
and
Q SHEA SHIPPING LTD.

provided by
THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1

Arranger, Agent, Security Agent and Account Bank
ABN AMRO BANK N.V.

Swap Provider
ABN AMRO BANK N.V.

Contents

Clause		Page

1	Purpose and definitions	1

2	The Total Commitment and the Advances	21

3	Interest and Interest Periods	23

4	Repayment and prepayment	25

5	Fees, commitment commission and expenses	29

6	Payments and taxes; accounts and calculations	30

7	Representations and warranties	32

8	Undertakings	37

9	Conditions	44

10	Events of Default	44

11	Indemnities	48

12	Unlawfulness and increased costs	50

13	Security, set-off and pro-rata payments	51

14	Accounts	53

15	Assignment, transfer and lending office	55

16	Arranger, Agent and Security Agent	58

17	Notices and other matters	67

18	Governing law and jurisdiction	70

Schedule 1 The Banks and their Commitments		71

Schedule 2 Form of Drawdown Notice		72

Schedule 3 Documents and evidence required as conditions precedent to the Loan being made		74

Schedule 4 Form of Transfer Certificate		81

THIS AGREEMENT is dated 7 June 2011 as amended and restated by a supplemental agreement dated 2 September 2011 and as further amended and restated by a second supplemental agreement dated 14 June 2012 and made BETWEEN:

(1)                                 Q JAKE SHIPPING LTD., Q IOANARI SHIPPING LTD, Q A MARITIME LTD. (formerly known as Q ARION SHIPPING LTD.) and Q SHEA SHIPPING LTD. as joint and several Borrowers;

(13)                          ABN AMRO BANK N.V. as Arranger, Agent, Security Agent and Account Bank;

(14)                          ABN AMRO BANK N.V. as Swap Provider; and

(15)                          THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1 as Banks.

IT IS AGREED as follows:

1                                         Purpose and definitions

1.1                               Purpose

This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrowers, jointly and severally, in up to four (4) Advances, a loan of up to Seventy million seventy nine thousand two hundred and fifty Dollars ($70,079,250) for the purpose of financing part of the construction/acquisition cost of the Ships.

1.2                               Definitions

In this Agreement, unless the context otherwise requires:

“Account Bank” means ABN Amro Bank N.V. a company incorporated in The Netherlands with its registered office at Gustav Mahlerlaan 10 / Locationcode: PAC HQ 8042, 1082 PP Amsterdam, The Netherlands, acting through its office at Coolsingel 93, 3012 AE Rotterdam (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other bank as may be designated by the Agent as the Account Bank for the purposes of this Agreement and includes its successors in title;

“Account Pledges” means, together the Operating Account Pledges, the Retention Account Pledge and the Cash Collateral Account Pledge and “Account Pledge” means any one of them;

“Accounts” means, together, the Operating Accounts, the Cash Collateral Account and the Retention Account and “Account” means each of them;

“Additional Cost” means an amount of $388,500;

“Advance” means each borrowing of a proportion of the Total Commitment by the Borrowers or (as the context may require) the principal amount of such borrowing outstanding at any relevant time, and:

(a)                                 in relation to the Q Jake Ship, means the Q Jake Advance; or

(b)                                 in relation to the Q Ioanari Ship, means the Q Ioanari Advance; or

(c)                                  in relation to the Q Arion Ship, means the Q Arion Advance; or

(d)                                 in relation to the Q Shea Ship, means the Q Shea Advance,

and “Advances” means, together, all or any of them;

“Agent” means ABN Amro Bank N.V. a company incorporated in The Netherlands with its registered office at Gustav Mahlerlaan 10 / Locationcode: PAC HQ 8042, 1082 PP Amsterdam, The Netherlands, acting through its office at Coolsingel 93, 3012 AE Rotterdam (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as agent by the Banks and the Swap Provider pursuant to clause 16.13 and includes its successors in title;

“Approved Shipbrokers” means, together, Arrow Research Ltd., H. Clarkson & Co. Ltd., SSY Valuation Services Ltd., RS Platou Shipbrokers A/S, Fearnleys A/S, Braemar Seascope Ltd. and Lorentzen & Stemoco A/S and includes their respective successors in title and “Approved Shipbroker” means each of them;

“Arranger” means ABN Amro Bank N.V. a company incorporated in The Netherlands with its registered office at Gustav Mahlerlaan 10 / Locationcode: PAC HQ 8042, 1082 PP Amsterdam, The Netherlands, acting through its office at Coolsingel 93, 3012 AE Rotterdam (or such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) and includes its successors in title;

“Banking Day” means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London, Amsterdam and New York City (or any other relevant place of payment under clause 6);

“Banks” means the banks and financial institutions listed in schedule 1 and includes their respective successors in title and Transferees and “Bank” means each of them;

“Basel II Accord” means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement;

“Basel II Approach” means, in relation to any Bank, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Accord) adopted by that Bank (or any of its holding companies) for the purposes of implementing or complying with the Basel II Accord;

“Basel II Regulation” means (a) any law or regulation implementing the Basel II Accord or (b) any Basel II Approach adopted by the Banks, but excludes any law or regulation implementing the Basel III Accord save and to the extent that it is a re-enactment of any law or regulation referred to in (a) of this definition;

“Basel Ill Accord” means, together, “Basel III: A global regulatory framework for more resilient banks and banking systems” and “Basel III: International framework for liquidity risk measurement, standards and monitoring” both published by the Basel Committee on Banking Supervision on 16th December, 2010, in either case in the form existing on the date of this Agreement;

“Basel Ill Regulation” means any law or regulation implementing the Basel III Accord save and to the extent that it re-enacts a Basel II Regulation;

“Borrowed Money” means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii)

acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

“Borrower” means:

(a)                                 in relation to the Q Jake Ship, the Q Jake Borrower; or

(b)                                 in relation to the Q Ioanari Ship, the Q Ioanari Borrower; or

(c)                                  in relation to the Q Arion Ship, the Q Arion Borrower; or

(d)                                 in relation to the Q Shea Ship, the Q Shea Borrower,

(e)                                  and “Borrowers” means, together, all or any of them;

“Borrowers’ Security Documents” means, at any relevant time, such of the Security Documents as shall have been executed by the Borrowers or any of them at such time;

“Capital Adequacy Law” means any law or any regulation (whether or not having the force of law, but, if not having the force of law, with which the Banks or any of them or, as the case may be, any of their respective holding companies habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits or other banking or monetary controls or requirements which affect the manner in which a Bank allocates capital resources to its obligations hereunder (including, without limitation, those resulting from the implementation or application of or compliance with the Basel II Accord, the Basel III Accord, any Basel II Regulation or any Basel III Regulation);

“Cash Collateral Account” means an interest bearing Dollar account of the Corporate Guarantor opened or (as the context may require) to be opened by the Corporate Guarantor with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Cash Collateral Account for the purposes of this Agreement;

“Cash Collateral Account Pledge” means the first priority pledge executed or (as the context may require) to be executed between the Corporate Guarantor and the Security Agent in respect of the Cash Collateral Account in such form as the Agent may require;

“Casualty Amount” means Five hundred thousand Dollars ($500,000) or the equivalent in any other currency;

“Change of Control” occurs when:

(a)                                 the Robertson Disclosed Persons own shares (legally and/or beneficially, directly or indirectly) in the Corporate Guarantor which can cast or control the casting of less than 11% of the maximum number of votes that might be cast at a general meeting of the shareholders of the Corporate Guarantor; or

(b)                                 the Riverstone Disclosed Persons own shares (legally and/or beneficially, directly or indirectly) in the Corporate Guarantor which can cast or control the casting of less than 20% of the maximum number of votes that might be cast at a general meeting of the shareholders of the Corporate Guarantor;

“Charter” means, in relation to a Ship, any time charter, pool agreement or other contract of employment in respect of a Ship with an original term in excess of twelve (12) months (taking into account any option to extend or renew contained therein) which is entered into by the relevant Borrower as owner of its Ship and any other person as its counterparty thereunder (including the Initial Charters);

“Charter Assignment” means:

(a)                                 in relation to the Q Jake Ship, a specific assignment of the Q Jake Initial Charter or any other Charter executed or (as the context may require) to be executed by the Q Jake Borrower in favour of the Security Agent in the agreed form; or

(b)                                 in relation to the Q Ioanari Ship, a specific assignment of the Q Ioanari Initial Charter or any other Charter executed or (as the context may require) to be executed by the Q Ioanari Borrower in favour of the Security Agent in the agreed form; or

(c)                                  in relation to the Q Arion Ship, a specific assignment of the Q Arion Initial Charter or any other Charter executed or (as the context may require) to be executed by the Q Arion Borrower in favour of the Security Agent in the agreed form; or

(d)                                 in relation to the Q Shea Ship, a specific assignment of the Q Shea Initial Charter or any other Charter executed or (as the context may require) to be executed by the Q Shea Borrower in favour of the Security Agent in the agreed form, and “Charter Assignments” means, together, all or any of them;

“Charterer” means any such person or persons which shall enter into a Charter in respect of a Ship as the counterparty of the Borrower owing such Ship or (as the case may be) counterparties thereunder, during the Security Period;

“Classification” means, in relation to each Ship, the highest class available for a vessel of her type with the relevant Classification Society or such other classification as the Agent shall, at the request of a Borrower, have agreed in writing shall be treated as the Classification in relation to such Borrower’s Ship for the purposes of the relevant Ship Security Documents;

“Classification Society” means, in relation to each Ship, Bureau Veritas or such other classification society which the Agent shall, at the request of a Borrower, have agreed in writing shall be treated as the Classification Society in relation to such Borrower’s Ship for the purposes of the relevant Ship Security Documents;

“Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741 (18) of the International Maritime Organisation and incorporated into the International Convention on Safety of Life at Sea 1974 (as amended) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“Commitment” means, in relation to each Bank, the amount set out opposite its name in the column headed “Commitment” in schedule 1 and/or, in the case of a Transferee, the amount transferred as specified in the relevant Transfer Certificate, as reduced or cancelled in each case by any relevant term of this Agreement;

“Compulsory Acquisition” means, in relation to a Ship, requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of that Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Confirmation” shall have, in relation to any continuing Designated Transaction, the meaning ascribed to it in the Master Swap Agreement;

“Contract” means:

(a)                                 in relation to the Q Jake Ship, the Q Jake Contract; or

(b)                                 in relation to the Q Ioanari Ship, the Q Ioanari Contract; or

(c)                                  in relation to the Q Arion Ship, the Q Arion Contract, or

(d)                                 in relation to the Q Shea Ship, the Q Shea Contract,

and “Contracts” means, together, all or any of them;

“Contract Price” means:

(a)                                 in relation to the Q Jake Ship, the Q Jake Contract Price; or

(b)                                 in relation to the Q Ioanari Ship, the Q Ioanari Contract Price; or

(c)                                  in relation to the Q Arion Ship, the Q Arion Contract Price; or

(d)                                 in relation to the Q Shea Ship, the Q Shea Contract Price,

and “Contract Prices” means, together, all or any of them;

“Contribution” means, in relation to each Bank, the principal amount of the Loan owing to such Bank at any relevant time;

“Corporate Guarantee” means the corporate guarantee dated 7 June 2011 executed by the Corporate Guarantor in favour of the Security Agent;

“Corporate Guarantor” means Quintana Shipping Ltd. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 and includes its successors in title;

“Creditors” means, together, the Arranger, the Agent, the Security Agent, the Swap Provider, the Account Bank and the Banks and “Creditor” means each of them;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Delivery” means, in relation to each Ship, the delivery of such Ship by the relevant Seller to, and the acceptance of such Ship by, the relevant Borrower pursuant to the relevant Contract;

“Delivery Date” means, in relation to each Ship, the date on which such Ship is delivered to the relevant Borrower in accordance with the relevant Contract;

“Designated Transaction” means a Transaction which fulfils the following requirements:

(a)                                 it is entered into by the Borrowers pursuant to the Master Swap Agreement with the Swap Provider as contemplated by clause 2.9; and

(b)                                 its purpose is the hedging of the Borrowers’ exposure under this Agreement to fluctuations of LIBOR arising from the funding of the Loan (or any part thereof) for a period expiring no later than the final Repayment Date under this Agreement;

“DOC” means a document of compliance issued to an Operator in accordance with rule 13 of the Code;

“Dollars” and “S” mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other US dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

“Drawdown Date” means, in relation to each Advance, any date, being a Banking Day falling during the Drawdown Period for such Advance, on which the relevant Advance is, or is to be, made available;

“Drawdown Notice” means, in relation to each Advance, a notice substantially in the form of schedule 2 in respect of such Advance;

“Drawdown Period” means, in relation to each Advance, the period commencing on the date of this Agreement and ending on the relevant Termination Date or the period ending on such earlier date (if any) on which (a) the aggregate amount of the Advances is equal to the Total Commitment or (b) the Total Commitment in respect of such Advance is reduced to zero pursuant to clauses 4.3, 10.2 or 12 or (c) the Delivery of the Ship relevant to such Advance takes place;

“Early Termination Date” shall have, in relation to any continuing Designated Transaction, the meaning ascribed to it in the Master Swap Agreement;

“Earnings” means, in relation to each Ship, all moneys whatsoever from time to time due or payable to the relevant Borrower during the Security Period arising out of the use or operation of such Borrower’s Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to such Borrower in the event of requisition of such Borrower’s Ship for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payment for variation or termination) of any charterparty or other contract for the employment of such Borrower’s Ship (including any Charter of such Borrower’s Ship);

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

“Environmental Affiliate” means any agent or employee of any Borrower or any other Relevant Party or any person having a contractual relationship with any Borrower or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Relevant Ship;

“Environmental Approval” means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Relevant Ship required under any Environmental Law;

“Environmental Claim” means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any

Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any Relevant Ship;

“Environmental Laws” means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

“Event of Default” means any of the events or circumstances described in clause 10.1;

“First Supplemental Agreement” means the agreement dated 2 September 2011 and made between (1) the Borrowers, (2) the Agent, (3) the Security Agent, (4) the Arranger, (5) the Swap Provider, (6) the Account Bank, (7) the Banks, (8) the Corporate Guarantor and (9) the Manager;

“Flag State” means, in respect of each Ship, the Republic of the Marshall Islands or such other state or territory designated in writing by the Agent, at the request of a Borrower, as being the “Flag State” of such Borrower’s Ship for the purposes of the relevant Ship Security Documents;

“Fleet Vessels” means the vessels from time to time owned by the members of the Group and “Fleet Vessel” means each of them;

“General Assignment” means:

(a)                                 in relation to the Q Jake Ship, the Q Jake General Assignment; or

(b)                                 in relation to the Q Ioanari Ship, the Q Ioanari General Assignment; or

(c)                                  in relation to the Q Arion Ship, the Q Arion General Assignment; or

(d)                                 in relation to the Q Shea Ship, the Q Shea General Assignment,

and “General Assignments” means, together, all or any of them;

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

“Group” means, together, the Corporate Guarantor and its Subsidiaries from time to time and “member of the Group” shall be construed accordingly;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Initial Charters” means, together, the Q Jake Initial Charter, Q Ioanari Initial Charter, the Q Arion Initial Charter and Q Shea Initial Charter and “Initial Charter” means any one of them;

“Insurances” means, in relation to each Ship, all policies and contracts of insurance (which expression includes all entries of such Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the relevant Borrower (whether in the sole name of such Borrower, or in the joint names of such Borrower and the Security Agent or otherwise) in respect of such Borrower’s Ship and her Earnings or otherwise howsoever in connection with such Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

“Interest Payment Date” means the last day of an Interest Period;

“Interest Period” means, in relation to each Advance, each period for the calculation of interest in respect of such Advance ascertained in accordance with clauses 3.2 and 3.3;

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC” means an International Ship Security Certificate issued pursuant to the ISPS Code;

“LIBOR” means, in relation to any amount and for any period, the offered rate (if any) for deposits of Dollars for such amount and for such period which is:

(a)                                 the rate for such period as displayed on Reuters page LIBOR01 (British Bankers’ Association Interest Settlement Rates) (or such other page as may replace such page LIBOR 01 on such system or on any other system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions (“BBAIRS” terms) applicable at the relevant time) at or about 11:00 a.m. (Rotterdam time) on the Quotation Date for such period; or

(b)                                 if on such date the relevant page is not displayed on the Reuters screen or the Reuters screen is not operating at the relevant time, the rate quoted by the Bank as the Bank’s offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime banks in the London Interbank Market at or about 11:00 a.m. (Rotterdam time) on the Quotation Date for such period;

“Loan” means the aggregate principal amount owing to the Banks under this Agreement at any relevant time;

“Majority Banks” means at any relevant time Banks (i) the aggregate of whose Contributions exceeds 66 2/3% of the Loan or (ii) (if no principal amounts are outstanding under this Agreement) the aggregate of whose Commitments exceeds 662/3% of the Total Commitment;

“Management Agreement” means:

(a)                                 in relation to the Q Jake Ship, the Q Jake Management Agreement; or

(b)                                 in relation to the Q Ioanari Ship, the Q Ioanari Management Agreement; or

(c)                                  in relation to the Q Arion Ship, the Q Arion Management Agreement; or

(d)                                 in relation to the Q Shea Ship, the Q Shea Management Agreement,

and “Management Agreements” means, together, all or any of them;

“Manager” means Quintana Ship Management Ltd. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 or any other person appointed by a Borrower, with the prior written consent of the Agent, as the manager of such Borrower’s Ship and includes its successors in title;

“Manager’s Undertakings” means, collectively, the manager’s undertakings and assignments executed or (as the context may require) to be executed by the Manager in favour of the Security Agent in respect of each of the Ships each in the agreed form and, singly, each a “Manager’s Undertaking”;

“Margin” means:

(a)                                 in relation to all Advances other than the Q Shea Advance, three point one per cent (3.1%) per annum; and

(b)                                 in relation to the Q Shea Advance, three point seven five per cent (3.75%) per annum;

“Master Swap Agreement” means the agreement dated as of 7 June 2011 comprising an ISDA Master Agreement (including the Schedule) as amended and supplemented by an amendment agreement dated 2 September 2011 and as further amended and supplemented by an amendment agreement dated 14 June 2012, made between the Swap Provider and the Borrowers, and includes any Designated Transactions from time to time entered into and any Confirmations (as defined therein) from time to time exchanged thereunder and governed thereby;

“month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“Mortgage” means:

(a)                                 in relation to the Q Jake Ship, the Q Jake Mortgage; or

(b)                                 in relation to the Q Ioanari Ship, the Q Ioanari Mortgage; or

(c)                                  in relation to the Q Arion Ship, the Q Arion Mortgage; or

(d)                                 in relation to the Q Shea Ship, the Q Shea Mortgage,

and “Mortgages” means, together, all or any of them;

“Mortgaged Ship” means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents and a Ship shall, for the purposes of this Agreement, be deemed to be a Mortgaged Ship as from whichever shall be the earlier of (a) the Drawdown Date of the Advance for that Ship and (b) the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (i) the payment in full of the amount required to be paid by the Borrowers to Agent pursuant to clause 4.3 following the sale or Total Loss of such Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;

“Operating Account” means:

(a)                                 in relation to the Q Jake Ship, the Q Jake Operating Account; or

(b)                                 in relation to the Q Ioanari Ship, the Q Ioanari Operating Account; or

(c)                                  in relation to the Q Arion Ship, the Q Arion Operating Account; or

(d)                                 in relation to the Q Shea Ship, the Q Shea Operating Account,

and “Operating Accounts” means, together, all of them;

“Operating Account Pledge” means:

(a)                                 in relation to the Q Jake Ship, the Q Jake Operating Account Pledge; or

(b)                                 in relation to the Q Ioanari Ship, the Q Ioanari Operating Account Pledge; or

(c)                                  in relation to the Q Arion Ship, the Q Arion Operating Account Pledge; or

(d)                                 in relation to the Q Shea Ship, the Q Shea Operating Account Pledge,

and “Operating Account Pledges” means, together, all or any of them;

“Operator” means any person who is from time to time during the Security Period concerned in the operation of a Ship and falls within the definition of “Company” set out in rule 11.2 of the Code;

“Permitted Encumbrance” means:

(a)                                 any Encumbrance in favour of the Creditors or any of them created pursuant to the Security Documents; and

(b)                                 Permitted Liens;

“Permitted Liens” means, in relation to a Ship:

(a)                                 any lien on that Ship for master’s, officer’s or crew’s wages outstanding in the ordinary course of trading;

(b)                                 any lien on that Ship for salvage; and

(c)                                  unless a Default is continuing, any ship repairer’s or outfitter’s possessory lien on such Ship for a sum not (except with the prior written consent of the Agent) exceeding the Casualty Amount;

“Pollutant” means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

“Q Arion Advance” means an Advance of up to $19,619,250 made or (as the context may require) to be made available to the Borrowers for the purpose of financing part of the acquisition cost of the Q Arion Ship by the Q Arion Borrower pursuant to the Q Arion Contract or (as the context may require) the principal amount of such Advance outstanding from time to time;

“Q Arion Borrower” means Q A Maritime Ltd. (formerly known as Q Arion Shipping Ltd.) of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 and includes its successors in title;

“Q Arion Contract” means the memorandum of agreement dated 21 July 2011 made between the Q Arion Borrower and the relevant Seller, as may be amended and supplemented from time to time with the prior written consent of the Agent, relating to the sale by the relevant Seller, and the purchase by the Q Anion Borrower, of the Q Arion Ship;

“Q Arion Contract Price” means $38,850,000 or such other lesser sum in Dollars as may be payable by the Q Arion Borrower to the relevant Seller pursuant to the Q Arion Contract as the purchase price for the Q Arion Ship thereunder;

“Q Arion General Assignment” means the general assignment collateral to the Q Arion Mortgage executed or (as the context may require) to be executed by the Q Arion Borrower in favour of the Security Agent in the agreed form;

“Q Arion Initial Charter” means, in respect of the Q Arion Ship, a charterparty contract incorporated on the date of the First Supplemental Agreement in a recapitulation email dated 28 July 2011 and to be documented in more detail in a “NYPE” 1946 Form time-charterparty dated 26 July 2011, as may be further amended and supplemented from time to time with the prior written consent of the Agent, which recapitulation email is addressed by Clarksons intermediate chartering brokers acting on behalf of both the Q Arion Borrower and Global Maritime Investments as charterer to the Q Arion Borrower and such charterer;

“Q Arion Management Agreement” means the management agreement made or (as the context may require) to be made between the Q Arion Borrower and the Manager or any other agreement previously approved in writing by the Agent between the Q Arion Borrower and the Manager providing (inter alia) for the Manager to manage the Q Arion Ship;

“Q Arion Mortgage” means the first preferred Marshall Islands mortgage of the Q Arion Ship executed or (as the context may require) to be executed by the Q Arion Borrower in favour of the Security Agent in the agreed form;

“Q Arion Operating Account” means an interest bearing Dollar account of the Q Arion Borrower opened or (as the context may require) to be opened with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Q Arion Operating Account for the purposes of this Agreement;

“Q Arion Operating Account Pledge” means the pledge executed or (as the context may require) to be executed by the Q Arion Borrower in favour of ABN Amro Bank N.V. as pledgee in respect of the Q Arion Operating Account in the agreed form;

“Q Arion Share Pledge” means the pledge executed or (as the context may require) to be executed by the Shareholder in favour of the Security Agent in respect of all of the shares in the Q Arion Borrower in the agreed form;

“Q Arion Ship” means the approx. 82,000 dwt bulk carrier motor vessel known on the date of the First Supplemental Agreement as Hull No.1454 and under construction at the yard of Tsuneish Shipbuilding Co. Ltd., Japan (with the specifications set out in the shipbuilding contract dated 26 November 2006 referred to in the Q Arion Contract) and to be delivered to the Q Arion Borrower pursuant to the Q Arion Contract and to be registered on the relevant Delivery Date in the ownership of the Q Arion Borrower through the relevant Registry under the laws and flag of the relevant Flag State with the name RBD Emanuele Aprile (tbr Q Arion);

“Q Ioanari Advance” means an Advance of up to $15,900,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing part of the acquisition cost of the Q Ioanari Ship by the Q Ioanari Borrower pursuant to the Q Ioanari Contract or (as the context may require) the principal amount of such Advance outstanding from time to time;

“Q Ioanari Borrower” means Q Ioanari Shipping Ltd of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 and includes its successors in title;

“Q Ioanari Contract” means the memorandum of agreement dated 5 May 2011 made between the Q Ioanari Borrower and the relevant Seller, as may be amended and supplemented from time to time with the prior written consent of the Agent, relating to the sale by the relevant Seller, and the purchase by the Q Ioanari Borrower, of the Q Ioanari Ship;

“Q Ioanari Contract Price” means $39,750,000 or such other lesser sum in Dollars as may be payable by the Q Ioanari Borrower to the relevant Seller pursuant to the Q Ioanari Contract as the purchase price for the Q Ioanari Ship thereunder;

“Q Ioanari General Assignment” means the general assignment collateral to the Q Ioanari Mortgage executed or (as the context may require) to be executed by the Q Ioanari Borrower in favour of the Security Agent in the agreed form;

“Q Ioanari Initial Charter” means, in respect of the Q Ioanari Ship, a charterparty contract incorporated in a recapitulation email dated 25 August 2011 and to be documented in more detail in a “NYPE” 1946 Form time-charterparty dated 25 August 2011, as may be further amended and supplemented from time to time with the prior written consent of the Agent, which recapitulation email is addressed by Ifchor SA intermediate chartering brokers acting on behalf of both the Q Ioanari Borrower and Klaveness Chartering as charterer to the Q Ioanari Borrower and such charterer;

“Q Ioanari Management Agreement” means the management agreement made or (as the context may require) to be made between the Q Ioanari Borrower and the Manager or any other agreement previously approved in writing by the Agent between the Q Ioanari Borrower and the Manager providing (inter alia) for the Manager to manage the Q Ioanari Ship;

“Q Ioanari Mortgage” means the first preferred Marshall Islands mortgage of the Q Ioanari Ship executed or (as the context may require) to be executed by the Q Ioanari Borrower in favour of the Security Agent in the agreed form;

“Q Ioanari Operating Account” means an interest bearing Dollar account of the Q Ioanari Borrower opened or (as the context may require) to be opened with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Q Ioanari Operating Account for the purposes of this Agreement;

“Q Ioanari Operating Account Pledge” means the pledge executed or (as the context may require) to be executed by the Q Ioanari Borrower in favour of ABN Amro Bank N.V. as pledgee in respect of the Q Ioanari Operating Account in the agreed form;

“Q Ioanari Share Pledge” means the pledge executed or (as the context may require) to be executed by the Shareholder in favour of the Security Agent in respect of all of the shares in the Q Ioanari Borrower in the agreed form;

“Q Ioanari Ship” means the approx. 82,000 dwt bulk carrier motor vessel known on the date of this Agreement as Hull No. 6061 and under construction at the yard of Hyundai Mipo Dockyard - Ulsan South Korea in South Korea (with the specifications set out in the shipbuilding contract dated 26 February 2010 referred to in the Q Ioanari Contract) and to be delivered to the Q Ioanari Borrower pursuant to the Q Ioanari Contract and to be registered on the relevant Delivery Date in the ownership of the Q Ioanari Borrower through the relevant Registry under the laws and flag of the relevant Flag State with the name Q Ioanari;

“Q Jake Advance” means an Advance of up to $25,200,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing part of the acquisition cost of the Q Jake Ship by the Q Jake Borrower pursuant to the Q Jake Contract or (as the context may require) the principal amount of such Advance outstanding from time to time;

“Q Jake Borrower” means Q Jake Shipping Ltd. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 and includes its successors in title;

“Q Jake Contract” means the memorandum of agreement dated 28 April 2011 made between the Q Jake Borrower, the Manager and the relevant Seller as amended by Addendum No. 1 thereto dated 12 May 2011 made between the Q Jake Borrower and the relevant Seller, as may be further amended and supplemented from time to time with the prior written consent of the Agent, relating to the sale by the relevant Seller, and the purchase by the Q Jake Borrower, of the Q Jake Ship;

“Q Jake Contract Price” means $42,000,000 or such other lesser sum in Dollars as may be payable by the Q Jake Borrower to the relevant Seller pursuant to the Q Jake Contract as the purchase price for the Q Jake Ship thereunder;

“Q Jake General Assignment” means the general assignment dated 10 June 2011 collateral to the Q Jake Mortgage executed by the Q Jake Borrower in favour of the Security Agent in the agreed form;

“Q Jake Initial Charter” means, in respect of the Q Jake Ship, a charterparty contract incorporated on the date of this Agreement in a recapitulation email dated 24 May 2011 and to be documented in more detail in a “NYPE” 1946 Form time-charterparty of even date, as may be further amended and supplemented from time to time with the prior written consent of the Agent, which recapitulation email is addressed by Ifchor SA, intermediate chartering brokers acting on behalf of both the Q Jake Borrower and Swissmarine Services SA as charterer to the Q Jake Borrower and such charterer;

“Q Jake Management Agreement” means the management agreement dated 2 May 2011 made between the Q Jake Borrower and the Manager or any other agreement previously approved in writing by the Agent between the Q Jake Borrower and the Manager providing (inter alia) for the Manager to manage the Q Jake Ship;

“Q Jake Mortgage” means the first preferred Marshall Islands mortgage of the Q Jake Ship dated 10 June 2011 executed by the Q Jake Borrower in favour of the Security Agent as amended and supplemented by a mortgage addendum dated 10 June 2011 made between the Q Jake Borrower and the Security Agent;

“Q Jake Operating Account” means an interest bearing Dollar account of the Q Jake Borrower opened or (as the context may require) to be opened with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Q Jake Operating Account for the purposes of this Agreement;

“Q Jake Operating Account Pledge” means the pledge dated 7 June 2011 executed by the Q Jake Borrower in favour of ABN Amro Bank N.V. as pledgee in respect of the Q Jake Operating Account in the agreed form;

“Q Jake Share Pledge” means the pledge dated 7 June 2011 executed by the Shareholder in favour of the Security Agent in respect of all of the shares in the Q Jake Borrower in the agreed form;

“Q Jake Ship” means the approx. 82,000 dwt bulk carrier motor vessel with IMO Number 9461324 registered on the relevant Delivery Date in the ownership of the Q Jake Borrower through the relevant Registry under the laws and flag of the relevant Flag State with the name Q Jake;

“Q Shea Advance” means an Advance of up to $12,000,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing part of the acquisition cost of the Q Shea Ship by the Q Shea Borrower pursuant to the Q Shea Contract or (as the context may require) the principal amount of such Advance outstanding from time to time;

“Q Shea Borrower” means Q Shea Shipping Ltd. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 and includes its successors in title;

“Q Shea Contract” means the memorandum of agreement dated 21 May 2012 made between the Q Shea Borrower and the relevant Seller, as may be amended and supplemented from time to time with the prior written consent of the Agent, relating to the sale by the relevant Seller, and the purchase by the Q Shea Borrower, of the Q Shea Ship;

“Q Shea Contract Price” means $23,900,000 or such other lesser sum in Dollars as may be payable by the Q Shea Borrower to the relevant Seller pursuant to the Q Shea Contract as the purchase price for the Q Shea Ship thereunder;

“Q Shea General Assignment” means the general assignment collateral to the Q Shea Mortgage executed or (as the context may require) to be executed by the Q Shea Borrower in favour of the Security Agent in the agreed form;

“Q Shea Initial Charter” means a “NYPE” 1946 Form time-charterparty dated 21 May 2012, as may be amended and supplemented from time to time with the prior written consent of the Agent and made between the Q Shea Borrower and “K” Line Pte Ltd as charterer;

“Q Shea Management Agreement” agreement previously approved in writing by the Agent between the Q Shea Borrower and the Manager providing (inter alia) for the Manager to manage the Q Shea Ship;

“Q Shea Mortgage” means the first preferred Marshall Islands mortgage of the Q Shea Ship executed or (as the context may require) to be executed by the Q Shea Borrower in favour of the Security Agent in the agreed form;

“Q Shea Operating Account” means an interest bearing Dollar account of the Q Shea Borrower opened or (as the context may require) to be opened with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Q Shea Operating Account for the purposes of this Agreement;

“Q Shea Operating Account Pledge” means the pledge executed or (as the context may require) to be executed by the Q Shea Borrower in favour of ABN Amro Bank N.V. as pledgee in respect of the Q Shea Operating Account in the agreed form;

“Q Shea Share Pledge” means the pledge executed or (as the context may require) to be executed by the Shareholder in favour of the Security Agent in respect of all of the shares in the Q Shea Borrower in the agreed form;

“Q Shea Ship” means the approx. 76,922 dwt bulk carrier on the date of the Second Supplemental registered in the name of the relevant Seller with IMO number 9335991 and to be delivered to the Q Shea Borrower pursuant to the Q Shea Contract and to be registered on the relevant Delivery Date in the ownership of the Q Shea Borrower through the relevant Registry under the laws and flag of the relevant Flag State with the name Q Shea;

“Quotation Date” means, in respect of any period for which LIBOR falls to be determined under this Agreement, the date falling two (2) Banking Days prior to the first day of the relevant period;

“Registry” means, in relation to a Ship, the offices of the authorised Agent in Piraeus, Greece of the Maritime Administrator of the Marshall Islands or such other registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register such Ship, the relevant Borrower’s title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State;

“Regulatory Agency” means the Government Entity or other organisation in a Flag State which has been designated by the Government of that Flag State to implement and/or administer and/or enforce the provisions of the Code;

“Related Company” of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

“Relevant Jurisdiction” means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Relevant Party” means each of the Borrowers, any other Security Party and any member of the Group;

“Relevant Ship” means the Ships and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;

“Repayment Dates” means, together, in relation to each Advance (subject to clause 6.3):

(a)                                 the date falling three (3) months after the Drawdown Date relevant to such Advance; and

(b)                                 each of the dates falling at three (3) monthly intervals thereafter up to the date falling 72 months after such Drawdown Date or, in the case of the Q Shea Advance, falling 60 months after the Drawdown Date for such Advance; and

(c)                                  the date falling 72 months after such Drawdown Date or in the case of Q Shea Advance, falling 60 months after the Drawdown Date for such Advance,

and “Repayment Date” means each of them;

“Requisition Compensation” means, in relation to a Ship, all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Ship in its sole discretion;

“Retention Account” means an interest bearing Dollar account of the Borrowers opened or (as the context may require) to be opened jointly by the Borrowers with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Retention Account for the purposes of this Agreement;

“Retention Account Pledge” means the first priority pledge executed or (as the context may require) to be executed between the Borrowers and the Security Agent in respect of the Retention Account in such form as the Agent may require;

“Retention Amount” means, in relation to any Retention Date in respect of an Advance, such sum as shall be the aggregate of:

(a)                                 one-third (1/3rd) of the repayment instalment in respect of such Advance falling due or payment pursuant to clause 4.1 (as the same may have been reduced by any prepayment) on the next Repayment Date for such Advance after the relevant Retention Date; and

(b)                                 the applicable fraction (as hereinafter defined) of the aggregate amount of interest falling due for payment in respect of each part of such Advance during and at the end of each Interest Period for such Advance current at the relevant Retention Date and, for this purpose, the expression “applicable fraction” in relation to each Interest Period for an Advance shall mean a fraction having a numerator of one and a denominator equal to the number of Retention Dates for such Advance falling within the relevant Interest Period;

“Retention Dates” means, in relation to each Advance, together, the date falling thirty (30) days after the Drawdown Date of such Advance and each of the dates falling at monthly intervals after such date and prior to the final Repayment Date for such Advance and “Retention Date” means each of them;

“Riverstone Disclosed Persons” means, together, Riverstone/Carlyle Global Energy and Power Fund IV (Cayman), L.P., of the Cayman Islands and its Affiliates (as such term is defined in the Shareholder’s Agreement);

“Robertson Disclosed Persons” means, together, Quintana Ship Owners LLC of Delaware, USA, QSI Holdings L.P. of the Cayman Islands, their respective Affiliates (as such term is defined in the Shareholder’s Agreement) and Mr. Corby J. Robertson Jr.;

“Second Supplemental Agreement” means the agreement dated 14 June 2012 and made between (1) the Borrowers, (2) the Agent, (3) the Security Agent, (4) the Arranger, (5) the Swap Provider, (6) the Account Bank, (7) the Banks, (8) the Corporate Guarantor and (9) the Manager;

“Security Agent” means ABN Amro Bank N.V. a company incorporated in The Netherlands with its registered office at Gustav Mahlerlaan 10 / Locationcode: PAC HQ 8042, 1082 PP Amsterdam, The Netherlands, acting through its office at Coolsingel 93, 3012 AE Rotterdam (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as security agent and trustee by the Banks, the Agent and the Swap Provider pursuant to the relevant provisions of clause 16.14;

“Security Documents” means this Agreement, the First Supplemental Agreement, the Second Supplemental Agreement, the Master Swap Agreement, the Mortgages, the General Assignments, the Account Pledges, the Manager’s Undertakings, the Corporate Guarantee, the Swap Assignment, the Share Pledges, any Charter Assignment and any other documents as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrowers or any other Security Party pursuant to this Agreement or the Master Swap Agreement or any other Security Documents (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Party” means each Borrower, the Manager, the Shareholder, the Corporate Guarantor or any other person who may at any time be a party to any of the Security Documents (other than the Creditors);

“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all monies payable thereunder;

“Security Requirement” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Creditors) which is, at any relevant time, one hundred and forty per cent (140%) of the aggregate of (a) the Loan and (b) the Swap Exposure, at the relevant time;

“Security Value” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Creditors) which is, at any relevant time, the aggregate of (a) the market value of the Mortgaged Ships as most recently determined in accordance with clause 8.2.2 and (b) the market value of any additional security for the time being actually provided to the Creditors or any of them pursuant to clause 8.2;

“Seller” means:

(a)                                 in relation to the Q Jake Ship and the Q Arion Ship, Rizzo-Bottiglieri-De Carlini Armatori S.p.A. of Torre Del Greco, Italy and includes its successors in title; or

(b)                                 in relation to the Q Ioanari Ship, Erm is Shipping S.A. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title; or

(c)                                  in relation to the Q Shea Ship, “K” Line Pte Ltd of 8 Shenton Way, #39-01 AXA Tower, Singapore 068811 and includes its successors in title,

and “Sellers” means, together, all or any of them;

“Share Pledge” means:

(a)                                 in relation to the Q Jake Borrower, the Q Jake Share Pledge; or

(b)                                 in relation to the Q Ioanari Borrower, the Q Ioanari Share Pledge; or

(c)                                  in relation to the Q Arion Borrower, the Q Arion Share Pledge; or

(d)                                 in relation to the Q Shea Borrower, the Q Shea Share Pledge, and “Share Pledges” means, together, all or any of them;

“Shareholder’s Agreement” means the agreement referred to in paragraph 11 of Part 1 of schedule 3;

“Ship”:

(a)                                 in relation to the Q Jake Borrower and/or the Q Jake Advance, means the Q Jake Ship; or

(b)                                 in relation to the Q Ioanari Borrower and/or the Q Ioanari Advance, means the Q Ioanari Ship; or

(c)                                  in relation to the Q Arion Borrower and/or the Q Arion Advance, means the Q Arion Ship; or

(d)                                 in relation to the Q Shea Borrower and/or the Q Shea Advance, means the Q Shea Ship,

and “Ships” means, together, all or any of them;

“Ship Security Documents”:

(a)                                 in relation to the Q Jake Ship, means the Q Jake Mortgage, the Q Jake General Assignment, any Charter Assignment in respect of the Q Jake Ship and the Manager’s Undertaking in respect of the Q Jake Ship; or

(b)                                 in relation to the Q Ioanari Ship, means the Q Ioanari Mortgage, the Q Ioanari General Assignment, any Charter Assignment in respect of the 0 Ioanari Ship and the Manager’s Undertaking in respect of the Q Ioanari Ship; or

(c)                                  in relation to the Q Arion Ship, means the Q Arion Mortgage, the Q Arion General Assignment, any Charter Assignment in respect of the Q Arion Ship and the Manager’s Undertaking in respect of the Q Arion Ship; or

(d)                                 in relation to the Q Shea Ship, means the Q Shea Mortgage, the Q Shea General Assignment, any Charter Assignment in respect of the Q Shea Ship and the Manager’s Undertaking in respect of the Q Shea Ship;

“SMC” means a safety management certificate issued in accordance with rule 13 of the Code;

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person;

“Swap Assignment” means the assignment dated 7 June 2011 executed by the Borrowers in favour of the Security Agent in relation to certain of the rights of the Borrowers under the Master Swap Agreement as amended and restated by the First Supplemental Agreement and as further amended and restated by a Second Supplemental Agreement;

“Swap Exposure” means, as at any relevant time, the amount certified by the Swap Provider to the Agent to be the aggregate net amount in Dollars which would be payable by the Borrowers to the Swap Provider under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Swap Agreement if an Early Termination Date had occurred at the relevant time in relation to all continuing Designated Transactions;

“Swap Provider” means ABN Amro Bank N.V. a company incorporated in The Netherlands with its registered office at Gustav Mahlerlaan 10 / Locationcode: PAC HQ 8042, 1082 PP Amsterdam, The Netherlands, acting through its office at Coolsingel 93, 3012 AE Rotterdam (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) and includes its successors in title;

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

“Termination Date” means:

(a)                                 in relation to the Q Jake Advance, the earlier of (a) the date of termination or rescission of the Q Jake Contract by either party thereto as determined by the Agent and (b) 31 December 2011; or

(b)                                 in relation to the Q Ioanari Advance, the earlier of (a) the date of termination or rescission of the Q Ioanari Contract by either party thereto as determined by the Agent and (b) 31 December 2011; or

(c)                                  in relation to the Q Arion Advance, the earlier of (a) the date of termination or rescission of the Q Arion Contract by either party thereto as determined by the Agent and (b) 31 December 2011; or

(d)                                 in relation to the Q Shea Advance, the earlier of (a) the date of termination or rescission of the Q Shea Contract by either party thereto as determined by the Agent and (b) 31 July 2012, or, in each such case, such later date as the Borrowers may request and the Agent (acting on the instructions of all the Banks) may in its sole discretion agree in writing (such agreement not to be unreasonably withheld);

“Total Commitment” means, at any relevant time, the aggregate of all the Banks’ Commitments at such time;

“Total Loss” means, in relation to a Ship:

(a)                                 the actual, constructive, compromised or arranged total loss of such Ship; or

(b)                                 the Compulsory Acquisition of such Ship; or

(c)                                  the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any person, including by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Borrower from such theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof or, in the case of such hijacking only, within one hundred and twenty (120) days after the occurrence thereof;

“Transaction” has the meaning given to it in the Master Swap Agreement;

“Transfer Certificate” means a certificate in substantially the form set out in schedule 4;

“Transferee” has the meaning ascribed thereto in clause 15.3;

“Transferor” has the meaning ascribed thereto in clause 15.3;

“Trust Deed” means the trust deed dated 7 June 2011 executed by the Security Agent in favour of certain of the other Creditors;

“Trust Property” means (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Security Agent under or pursuant to the Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to the Security Agent in the Security Documents), (ii) all moneys, property and other assets paid or transferred to or vested in the Security Agent or any agent of the Security Agent or any receiver or received or recovered by the Security Agent or any agent of the Security Agent or any receiver pursuant to, or in connection with, any of the Security Documents whether from any Security Party or any other person and (iii) all moneys, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Agent or any agent of the Security Agent or any receiver in respect of the same (or any part thereof); and

“Underlying Documents” means, together, the Contracts, the Initial Charters, any other Charter in respect of each Ship, the Management Agreements and the Shareholder’s Agreement and “Underlying Document” means each of them.

1.3                               Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4                               Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1                     references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2                     references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3                     references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority and, for the avoidance of doubt, shall include any Basel II Regulation and any Basel III Regulation;

1.4.4                     words importing the plural shall include the singular and vice versa;

1.4.5                     references to a time of day are to London time;

1.4.6                     references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7                    any reference to “control” of a person means:

(a)                                 the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)                                     cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of that person; or

(ii)                                  appoint or remove all, or the majority, of the directors or other equivalent officers of that person; or

(iii)                               give directions with respect to the operating and financial policies of that person with which the directors or other equivalent officers of that person are obliged to comply; and/or

(b)                                 the holding beneficially of more than 50% of the issued share capital of that person (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) (and, for this purpose, any Encumbrance over share capital shall be disregarded in determining the beneficial ownership of such share capital);

and “controlled” shall be construed accordingly;

1.4.8                     references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly;

1.4.9                     references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended; and

1.4.10              where any Security Document is said to be in “agreed form” it shall mean in substantially the form of the Security Documents executed in relation to the Q Jake Ship and the Q Jake Borrower.

1.5                               Majority Banks

Where this Agreement or any other Security Document provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions in writing of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of such Banks shall have given or issued such opinion, consent, request or instructions but so that (as between the Borrowers and the Banks) the Borrowers shall be entitled (and bound) to assume that such notice shall have been duly received by each relevant Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is in fact the case.

1.6                               Banks’ Commitment

For the purposes of the definition of “Majority Banks” in clause 1.2, references to the Commitment of a Bank shall, if the Total Commitment has, at any relevant time, been reduced to zero, be deemed to be a reference to the Commitment of that Bank immediately prior to such reduction to zero.

2                                        The Total Commitment and the Advances

2.1                               Agreement to lend

The Banks, relying upon each of the representations and warranties in clause 7, agree to lend to the Borrowers, jointly and severally, upon and subject to the terms of this Agreement, the principal sum of up to Seventy million seventy nine thousand two hundred and fifty Dollars ($70,079,250) in up to four (4) Advances. The obligation of each Bank under this Agreement shall be to contribute that proportion of each Advance which, as at the Drawdown Date of such Advance, its Commitment bears to the Total Commitment.

2.2                               Obligations several

The obligations of the Banks under this Agreement are several according to their respective Commitments and/or Contributions; the failure of any Bank to perform such obligations or the failure of the Swap Provider to perform its obligations under the Master Swap Agreement shall not relieve any other Creditor or any Borrower of any of their respective obligations or liabilities under this Agreement or, as the case may be, the Master Swap Agreement nor shall any Creditor be responsible for the obligations of any other Creditor (except for its own obligations, if any, as a Bank or Swap Provider) under this Agreement or, as the case may be, the Master Swap Agreement.

2.3                               Interests several

Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Creditors are several and the amount due to any Creditor is a separate and independent debt. Each Creditor shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.

2.4                               Drawdown

Subject to the terms and conditions of this Agreement, each Advance shall be made to the Borrowers following receipt by the Agent from the Borrowers of a Drawdown Notice not later than 10:00 a.m. one (1) Banking Day before the date, which shall be a Banking Day falling within the Drawdown Period for such Advance, on which the Borrowers propose such Advance is made. A Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in clause 3.6.1, be irrevocable.

2.5                               Timing and limitation of Advances

2.5.1                     The aggregate amount of all Advances shall not exceed the Total Commitment.

2.5.2                     The Q Jake Advance shall not exceed the lower of (a) Twenty five million two hundred thousand Dollars ($25,200,000) and (b) sixty per cent (60%) of the Q Jake Contract Price and (c) sixty per cent (60%) of the market value of the Q Jake Ship determined in accordance with the valuation of the Q Jake Ship obtained pursuant to Part 2 of schedule 3.

2.5.3                     The Q Ioanari Advance shall not exceed the lower of (a) Fifteen million nine hundred thousand Dollars ($15,900,000) and (b) forty per cent (40%) of the Q Ioanari Contract Price and (c) sixty per cent (60%) of the market value of the Q Ioanari Ship determined in accordance with the valuation of the Q Ioanari Ship obtained pursuant to Part 2 of schedule 3.

2.5.4                     The Q Arion Advance shall not exceed the lower of (a) Nineteen million six hundred and nineteen thousand two hundred and fifty Dollars ($19,619,250) and (b) fifty per cent (50%) of the aggregate of (i) the Q Arion Contract Price and (ii) the Additional Cost and (c) sixty per cent (60%) of the market value of the Q Arion Ship determined in accordance with the valuation of the Q Arion Ship obtained pursuant to Part 2 of schedule 3.

2.5.5                     The Q Shea Advance shall not exceed the lower of (a) Twelve million Dollars ($12,000,000) and (b) fifty one per cent (51%) of the Q Shea Contract Price and (c) fifty one per cent (51%) of the market value of the Q Shea Ship determined in accordance with the valuation of the Q Shea Ship obtained pursuant to Part 2 of schedule 3.

2.5.6                     Each Advance shall be made solely for the purpose of financing part of the acquisition cost of the Ship relevant to such Advance pursuant to the relevant Contract.

2.6                               Availability

Upon receipt of a Drawdown Notice complying with the terms of this Agreement, the Agent shall promptly notify each Bank and each Bank shall make available to the Agent its portion of the relevant Advance for payment by the Agent in accordance with clause 6.2. The Borrowers acknowledge that payment of any Advance or part thereof to the relevant Seller, the Borrowers or any of them (as the case may be) in accordance with clause 6.2 shall satisfy the obligation of the Banks to lend that Advance or that part thereof to the Borrowers under this Agreement.

2.7                               Termination of Total Commitment

Any part of the Total Commitment which remains undrawn and uncancelled by the last day of the relevant Drawdone Period shall thereupon be automatically cancelled.

2.8                               Application of proceeds

Without prejudice to the Borrowers’ obligations under clause 8.1.3, no Creditor shall have any responsibility for the application of the proceeds of the Loan or any part thereof by the Borrowers.

2.9                               Derivative transactions

2.9.1                     If, at any time during the Security Period, the Borrowers wish to enter into any interest rate swap transactions so as to hedge all or any part of their exposure under this Agreement to interest rate fluctuations, it shall advise the Swap Provider in writing accordingly.

2.9.2                     Any such interest rate swap transaction shall be concluded with the Swap Provider under the Master Swap Agreement provided however that no such interest rate swap transaction shall be concluded unless the Swap Provider first agrees to it in writing and, for the avoidance of any doubt, the Borrowers by execution of this Agreement acknowledge that the fact that the Swap Provider has entered into the Master Swap Agreement with the Borrowers does not obligate the Swap Provider to enter into any interest rate swap transaction which the Borrowers wish to enter into. If and when any such interest rate swap transaction has been concluded, it shall constitute a Designated Transaction, and the Borrowers shall sign a Confirmation with the Swap Provider and advise the Banks through the Agent promptly after concluding any Designated Transaction.

2.9.3                     Subject to clause 2.9.2, the Borrowers undertake to make an offer to the Swap Provider to enter within a period of twelve (12) months after the Drawdown Date of the first Advance with the Swap Provider into a plain terms interest rate swap transaction in respect of at least 50% of the Loan outstanding at the time of such offer on terms usually offered by the Swap Provider to its customers for similar transactions, so as for the Borrowers to hedge their exposure to interest rate fluctuations under this Agreement for that part of the Loan.

3                                         Interest and Interest Periods

3.1                               Normal interest rate

The Borrowers shall pay interest on each Advance on each Interest Payment Date relevant to such Advance (or, in the case of Interest Periods of more than three (3) months, by instalments, the first instalment three (3) months from the commencement of the relevant Interest Period and the subsequent instalments at intervals of three (3) months thereafter or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest

Period) at the rate per annum determined by the Agent to be the aggregate of (a) the relevant Margin and (b) LIBOR for such Interest Period.

3.2                               Selection of Interest Periods

The Borrowers may by notice received by the Agent not later than 10:00 a.m. on the third Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of three (3) months, six (6) months, nine (9) months, twelve (12) months or such other shorter period as the Borrowers may select and the Agent may agree in its sole discretion.

3.3                               Determination of Interest Periods

Every Interest Period shall be of the duration specified by the Borrowers pursuant to clause 3.2 but so that:

3.3.1                     the first Interest Period in respect of each Advance shall commence on the date on which such Advance is drawn down and each subsequent Interest Period shall commence on the last day of the previous Interest Period for such Advance;

3.3.2                     if any Interest Period in respect of an Advance would otherwise overrun a Repayment Date in respect of such Advance, then, in the case of the last Repayment Date for such Advance, such Interest Period shall end on such Repayment Date for such Advance, and in the case of any other Repayment Date or Repayment Dates for such Advance, such Advance shall be divided into parts so that there is one part in the amount of the repayment instalment due on each Repayment Date falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date for such Advance and another part in the amount of the balance of such Advance having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and

3.3.3                     if the Borrowers fail to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.

3.4                               Default interest

If the Borrowers fail to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents (other than the Master Swap Agreement), the Borrowers shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgement) at a rate determined by the Agent pursuant to this clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three (3) months as selected by the Agent each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of (a) two per cent (2%) per annum, (b) three point seven five per cent (3.75%) per annum and (c) LIBOR for such period. Such interest shall be due and payable on the last day of each such period as determined by the Agent and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, provided that if such unpaid sum is an amount of principal which became due and payable by reason of a declaration by the Agent under clause 10.2.2 or a prepayment pursuant to clauses 4.3, 8.2.1(a) or 12.1, on a date other than an Interest Payment Date relating thereto, the first such period selected by the Agent shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate of two per cent (2%) above the rate applicable thereto immediately before it shall have become so due and payable. If, for the reasons specified in clause 3.6.1, the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Agent to be two per cent (2%) per annum above the aggregate of three point seven five per cent (3.75%) and the cost of funds to such Agent.

3.5                               Notification of Interest Periods and interest rate

The Agent shall notify the Borrowers and the Banks promptly of the duration of each Interest Period and of each rate of interest (or, as the case may be default interest) determined by it under this clause 3.

3.6                               Market disruption; non-availability

3.6.1                     If and whenever, at any time prior to the commencement of any Interest Period:

(a)                                 the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or

(b)                                 the Agent shall have received notification from Banks with Contributions aggregating not less than one-third (1/3rd) of the Loan (or, prior to the Drawdown Date of the first Advance to be drawn down, from Banks with Commitments aggregating not less than one-third (1/3rd) of the Total Commitment), that deposits in Dollars are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan or part thereof or their Contributions for such Interest Period; or

(c)                                  that the cost to such Banks of obtaining such deposits exceeds LIBOR,

the Agent shall forthwith give notice (a “Determination Notice”) thereof to the Borrowers and to each of the Banks and the Swap Provider. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Total Commitment shall not be borrowed until notice to the contrary is given to the Borrowers by the Agent.

3.6.2                     During the period of ten (10) days after any Determination Notice has been given by the Agent under clause 3.6.1, each Bank shall certify an alternative basis (the “Alternative Basis”) for maintaining its Contribution. The Alternative Basis may at the relevant Bank’s sole and unfettered discretion include (without limitation) alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to such Bank equivalent to the three point seven five per cent (3.75%) per annum. The Agent shall calculate the arithmetic mean of each Alternative Basis provided by the relevant Banks (the “Substitute Basis”) and certify the same to the Borrowers, the Banks and the Swap Provider. The Substitute Basis so certified shall be binding upon the Borrowers, and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Agent notifies the Borrowers that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

4                                         Repayment and prepayment

4.1                               Repayment

4.1.1                     The Borrowers shall repay the Q Jake Advance by twenty four (24) repayment instalments, one such instalment to be repaid on each of the Repayment Dates relevant to such Advance. Subject to the provisions of this Agreement, the amount of each repayment instalment (other than the last instalment) shall be $450,000 and the amount of the last repayment instalment shall be $14,850,000 (comprising a repayment instalment of $450,000 and a balloon payment of $14,400,000).

4.1.2                     The Borrowers shall repay the Q Ioanari Advance by twenty four (24) repayment instalments, one such instalment to be repaid on each of the Repayment Dates relevant to such Advance. Subject to the provisions of this Agreement, the amount of each repayment instalment (other than the last instalment) shall be $290,000 and the amount of the last repayment instalment shall be $9,230,000 (comprising a repayment instalment of $290,000 and a balloon payment of $8,940,000).

4.1.3                     The Borrowers shall repay the Q Arion Advance by twenty four (24) repayment instalments, one such instalment to be repaid on each of the Repayment Dates relevant to such Advance. Subject to the provisions of this Agreement, the amount of each repayment instalment (other than the last instalment) shall be $355,000 and the amount of the last repayment instalment shall be $11,454,250 (comprising a repayment instalment of $355,000 and a balloon payment of $11,099,250).

4.1.4                     The Borrowers shall repay the Q Shea Advance by twenty (20) repayment instalments, one such instalment to be repaid on each of the Repayment Dates relevant to such Advance. Subject to the provisions of this Agreement, the amount of each repayment instalment (other than the last instalment) shall be $250,000 and the amount of the last repayment instalment shall be $7,250,000 (comprising a repayment instalment of $250,000 and a balloon payment of $7,000,000).

4.1.5                     If the part of the Total Commitment in respect of any Advance is not drawn down in full by the last day of the Drawdown Period relevant to such Advance, the amount of each repayment instalment (including the relevant balloon payment) of such Advance remaining unpaid as at that time shall be reduced proportionately.

4.2                               Voluntary prepayment

The Borrowers may prepay any Advance in whole or part (such part being in an amount of Five hundred thousand Dollars ($500,000) or any larger sum which is an integral multiple of Five hundred thousand Dollars ($500,000)) on any Interest Payment Date relating to the part of the Advance to be repaid together with any other amount payable under clause 11.1 and the other provisions of this clause 4 (including the prepayment fee, if any, referred to in clause 4.7).

4.3                               Prepayment on Total Loss and sale

4.3.1                     Before drawdown

On a Ship being sold or becoming a Total Loss (or suffering damage or being involved in an incident which in the opinion of the Agent may result in such Ship being subsequently determined to be a Total Loss) before the Advance in respect of such Ship is drawn down, the obligation of the Banks to make such Advance available shall immediately cease and the Total Commitment shall be reduced by the amount of such Advance.

4.3.2                     Thereafter

(a)                                 If a Mortgaged Ship is sold or becomes a Total Loss, then the Borrowers shall, on the Disposal Reduction Date for such Mortgaged Ship, prepay an amount equal to the higher of (i) the full amount of the Advance relevant to such Mortgaged Ship and (ii) an amount in Dollars equal to such amount as shall ensure that, immediately after the relevant prepayment, the Security Value shall not be less than the Security Requirement and (iii)

an amount in Dollars equal to such amount as shall ensure that, immediately after the relevant prepayment, the ratio of the Security Value to the aggregate of (a) the Loan and (b) the Swap Exposure after such prepayment shall be equal to the ratio of the Security Value to the aggregate of (a) the Loan and (b) the Swap Exposure, applicable immediately prior to such sale or Total Loss (subject to clause 4.3.2(b)); and

(b)                                 notwithstanding clause 4.3.2(a), if a Mortgaged Ship is sold or becomes a Total Loss and an Event of Default shall have occurred and be continuing, then the Borrowers shall, on the Disposal Reduction Date for such Mortgaged Ship, prepay such proportion of the Loan as the Agent may require in its absolute discretion.

4.3.3                     Defined terms

For the purposes of this clause 4.3:

(a)                                 “Disposal Reduction Date” means:

(i)                                     in relation to a Mortgaged Ship which has become a Total Loss, its Total Loss Reduction Date; and

(ii)                                  in relation to a Mortgaged Ship which is sold, the date of completion (and immediately prior to completion) of such sale by the transfer of title to such Mortgaged Ship to the purchaser in exchange for payment of the relevant purchase price; and

(b)                                 “Total Loss Reduction Date” means, in relation to a Mortgaged Ship which has become a Total Loss, the date which is the earlier of:

(i)                                     the date falling one hundred and twenty (120) days after that on which such Mortgaged Ship became a Total Loss; and

(ii)                                  the date upon which the relevant insurance proceeds are, or Requisition Compensation is, received by the relevant Borrower (or the Agent pursuant to the relevant Ship Security Documents).

4.3.4                     Interpretation

For the purpose of this Agreement, a Total Loss in respect of a Ship shall be deemed to have occurred:

(a)                                 in the case of an actual total loss of a Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

(b)                                 in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;

(c)                                  in the case of a compromised or arranged total loss of a Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d)                                 in the case of Compulsory Acquisition of a Ship, on the date upon which the relevant requisition of title or other compulsory acquisition of such Ship occurs; and

(e)                                  in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any person, including by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant Borrower of the use of such Ship for more than thirty (30) days or, in the case of hijacking only of such Ship, for more than one hundred and twenty (120) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant theft, condemnation, capture, seizure, arrest, detention or confiscation occurred or (as the case may be) upon the expiry of the period of one hundred and twenty (120) days after the date upon which the relevant hijacking occurred.

4.4                               Amounts payable on prepayment

Any prepayment of all or part of the Loan under this Agreement shall be made together with:

4.4.1                     accrued interest on the amount to be prepaid to the date of such prepayment;

4.4.2                     any additional amount payable under clauses 4.7, 6.6 or 12.2; and

4.4.3                     all other sums payable by the Borrowers to the Creditors under this Agreement or any of the other Security Documents including, without limitation, any accrued commitment commission payable under clause 5.1 and any amounts payable under clause 11.

4.5                               Notice of prepayment; reduction of repayment instalments

4.5.1                     No prepayment may be effected under clause 4.2 unless the Borrowers shall have given the Agent at least fifteen (15) days’ prior written notice of their intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable, shall specify the amount to be prepaid and shall oblige the Borrowers to make such prepayment on the date specified.

4.5.2                     Any amount prepaid pursuant to clauses 4.2 or 4.3 shall be applied first in reducing the repayment instalments (including the relevant balloon payment) under clause 4.1 of the Advance to be prepaid proportionately and, the remainder (if any) of such amount, shall be applied in equal shares between the remaining Advances in reducing the repayment instalments (including the relevant balloon payment) under clause 4.1 of such Advances proportionately.

4.5.3                     Any amount prepaid pursuant to clause 8.2.1(a) shall be applied in equal shares between the Advances in reducing the repayment instalments (including the relevant balloon payments) of all Advances proportionately.

4.5.4                     The amount prepaid pursuant to clause 4.8 shall be applied in reducing the repayment instalments (and the relevant balloon repayment) payable under clause 4.1.1 proportionately.

4.5.5                     The Borrowers may not prepay the Loan or any part thereof save as expressly provided in this Agreement. No amount prepaid under this Agreement may be re-borrowed.

4.6                               Unwinding of Designated Transactions

On or prior to any repayment or prepayment of all or part of the Loan (including, without limitation, pursuant to clauses 4.2, 4.3 or 8.2.1), the Borrowers shall upon the request of the Swap Provider wholly or partially reverse, offset, unwind, cancel, close out, net out or otherwise terminate one or more of the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the aggregate amount of the Advances as reducing from time to time thereafter pursuant to clause 4.1.

4.7                               Prepayment fee

Any prepayment of all or part of the Loan pursuant to clause 4.2 (in the case of a refinancing by one or more lenders which do not include ABN Amro Bank N.V. within a period of twenty four months after the first Drawdown Date hereunder) should be made together with a prepayment fee in Dollars equal to one per cent (1%) of the Loan at the relevant time.

4.8                               Prepayment on non-drawdown to the Q Ioanari Advance

In the event that the Q Ioanari Advance is not drawdown by the earlier of (i) the last day of the Drawdown Period for such Advance and (ii) 15 November 2011, the Borrower shall promptly thereafter prepay the sum of $4,650,000.

5                                         Fees, commitment commission and expenses

5.1                               Fees

The Borrowers shall pay to the Agent:

5.1.1                     for the account of the Arranger, an arrangement fee of $513,750 on 7 June 2011, of $245.240.63 on 2 September 2011 and of $150,000 on 14 June 2012; and

5.1.2                     for the account of each Bank, on each of the dates falling at three (3) monthly intervals after the date of this Agreement until the last day of the Drawdown Period in relation to the Q Arion Advance and on such day, commitment commission computed from 7 June 2011 (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent payment), at the rate of one point two five per cent (1.25%) per annum on the daily undrawn amount of the Total Commitment (excluding always the Q Shea Advance).

The fee and commitment commission referred to in clause 5.1 shall be payable by the Borrowers to the Agent, whether or not any part of the Total Commitment is ever advanced and shall be, in each case, non-refundable.

5.2                               Expenses

The Borrowers shall pay to the Agent on a full indemnity basis on demand all expenses (including legal, printing and out-of-pocket expenses) incurred by the Creditors or any of them:

5.2.1                     in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents (including, for the avoidance of doubt, any expenses incurred by the Creditors or any of them in connection with the legal opinions obtained pursuant to schedule 3) and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents and the syndication of the Loan; and

5.2.2                     in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents, together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

5.3                               Value added tax

All fees and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4                               Stamp and other duties

The Borrowers shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by any of the Creditors) imposed on or in connection with any of the Underlying Documents, the Security Documents or the Loan and shall indemnify the Creditors or any of them against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

6                                         Payments and taxes; accounts and calculations

6.1                               No set-off or counterclaim

The Borrowers acknowledge that in performing their obligations under this Agreement, the Banks will be incurring liabilities to third parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Banks and that it is reasonable for the Banks to be entitled to receive payments from the Borrowers gross on the due date in order that each of the Banks is put in a position to perform its matching obligations to the relevant third parties. Accordingly, all payments to be made by the Borrowers under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars on the due date to such account at such bank and in such place as the Agent may from time to time specify for this purpose. Save for payments which are for the account of the Swap Provider and save as otherwise provided in this Agreement or any relevant Security Documents, such payments shall be for the account of all Banks and the Agent shall distribute such payments in like funds as are received by the Agent to the Banks rateably in accordance with their respective Commitment (if prior to the first drawdown) or Contribution (if following the first drawdown).

6.2                               Payment by the Banks

All sums to be advanced by the Banks to the Borrowers under this Agreement shall be remitted in Dollars on the Drawdown Date for the relevant Advance to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent on such date in like funds as are received by the Agent to the account specified in the Drawdown Notice for such Advance.

6.3                               Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4                               Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) days year.

6.5                               Certificates conclusive

Any certificate or determination of the Agent or the Security Agent or any Bank as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrowers and (in the case of a certificate or determination by the Agent or the Security Agent) on the other Creditors.

6.6                               Grossing-up for Taxes

6.6.1                     If at any time the Borrowers or any of them are required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of any Creditor or if the Agent or the Security Agent is required to make any deduction or withholding from a payment to another Creditor or withholding in respect of Taxes from any payment due under any of the Security Documents, the sum due from the Borrowers or any of them in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the relevant Creditor receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrowers shall indemnify each Creditor against any losses or costs incurred by it by reason of any failure of the Borrowers or any of them to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrowers shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.6.2                     For the avoidance of doubt, clause 6.6.1 does not apply in respect of sums due from the Borrowers to the Swap Provider under or in connection with the Master Swap Agreement as to which sums the provisions of Section 2(d) (Deduction or Withholding for Tax) of the Master Swap Agreement shall apply.

6.7                               Loan account

Each Bank shall maintain, in accordance with its usual practice, an account evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents. The Agent and/or the Security Agent shall maintain a control account showing the Loan and other sums owing by the Borrowers under the Security Documents and all payments in respect thereof being made from time to time. The control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrowers under the Security Documents.

6.8                               Agent may assume receipt

Where any sum is to be paid under the Security Documents to the Agent or, as the case may be, the Security Agent for the account of another person, the Agent or, as the case may be, the Security Agent may assume that the payment will be made when due and the Agent or, as the case may be, the Security Agent may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent or, as the case may be, the Security Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent or, as the case may be, the Security Agent together with interest thereon sufficient to compensate the Agent or, as the case may be, the Security Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent or, as the case may be, the Security Agent for any and all loss or expense which the Agent or, as the case may be, the Security Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

6.9                               Partial payments

If, on any date on which a payment is due to be made by the Borrowers under any of the Security Documents, the amount received by the Agent from the Borrowers falls short of the total amount of the payment due to be made by the Borrowers on such date then, without prejudice to any rights or remedies available to the Agent, the Security Agent and the Banks under any of the Security Documents, the Agent shall apply the amount actually received from the Borrowers in or towards discharge of the obligations of the Borrowers under the Security Documents in the following order, notwithstanding any appropriation made, or purported to be made, by the Borrowers:

6.9.1                     first, in or towards payment, on a pro-rata basis, of any unpaid costs and expenses of the Agent and the Security Agent under any of the Security Documents;

6.9.2                     secondly, in or towards payment, on a pro rata basis, of any fees and accrued commitment commission payable to the Arranger, the Agent or any of the other Creditors under, or in relation to, the Security Documents which remain unpaid;

6.9.3                     thirdly, in or towards (i) payment to the Banks, of any accrued interest which shall have become due under any of the Security Documents but remains unpaid, (ii) payment to the Banks, of any amount of principal which shall have become due under any of the Security Documents but remains unpaid and (iii) payment to the Swap Provider of any sums owing to it under the Master Swap Agreement and on a pro rata basis as between (i) to (iii) inclusive;

6.9.4                     fourthly, in or towards payment to the Banks, on a pro rata basis, for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid; and

6.9.5                     fifthly, in or towards payment to the relevant person of any other sum which shall have become due under any of the Security Documents but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

The order of application set out in clauses 6.9.3 to 6.9.5 may be varied by the Agent if the Majority Banks so direct, without any reference to, or consent or approval from, the Borrowers or any other Creditor.

7                                         Representations and warranties

7.1                               Continuing representations and warranties

The Borrowers jointly and severally represent and warrant to each Creditor that:

7.1.1                     Due incorporation

each of the Borrowers and each of the other Security Parties are duly incorporated and validly existing in good standing under the laws of their respective countries of incorporation as limited liability companies or (as the case may be) corporations, have no centre of main interests, permanent establishment or place of business in the Republic of the Marshall Islands, the UK or the USA and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2                     Corporate power

each of the Borrowers has power to execute, deliver and perform its obligations under the Underlying Documents and the relevant Borrowers’ Security Documents to which it is or is to be a party and to borrow the Total Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of any Borrower to borrow will be exceeded as a result of borrowing the Loan;

7.1.3                     Binding obligations

the Underlying Documents and the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4                     No conflict with other obligations

the execution and delivery of, the performance of their obligations under, and compliance with the provisions of, the Underlying Documents and the Security Documents by the relevant Security Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any of the Borrowers or any other Security Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Borrowers or any other Security Party is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the constitutional documents of any of the Borrowers or any other Security Party or (iv) result in the creation or imposition of or oblige any of the Borrowers or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of any of the Borrowers or any other Security Party;

7.1.5                     No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of any of the Borrowers, threatened against any of the Borrowers or any other Security Party or any other member of the Group which could have a material adverse effect on the business, assets or financial condition of any of the Borrowers or any other Security Party or any other member of the Group;

7.1.6                     No filings required

save for the registration of the Mortgages in the relevant register under the laws of the relevant Flag State through the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Underlying Documents or any of the Security Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of the Underlying Documents or the Security Documents and each of the Underlying Documents and the Security Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7                     Choice of law

the choice of English law to govern the Underlying Documents and the Security Documents (other than the Mortgages and the Account Pledges), the choice of (i) the law of the Republic of the Marshall Islands to govern each Mortgage and (ii) Dutch law to govern the Account Pledges, and the submissions by the Security Parties to the non-exclusive jurisdiction of the English courts or (in the case of the Account Pledges) the courts of The Netherlands, are valid and binding;

7.1.8                     No immunity

neither the Borrowers nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9                     Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents and each of the Security Documents to which it is or is to be a party or the performance by each Security Party of its obligations under the Security Documents or the Underlying Documents to which it is or is to be a party has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same; and

7.1.10              Shareholdings

(a)                                 each Borrower is a wholly-owned direct Subsidiary of the Shareholder and all of the issued shares in each of the Corporate Guarantor and the Manager are legally and ultimately beneficially owned by such person or persons as have been disclosed by or on behalf of the Borrowers or any other Security Party to the Agent, the Arranger and the Banks in the negotiation of this Agreement; and

(b)                                 on the date of this Agreement, the Robertson Disclosed Persons together own shares (legally and/or beneficially, directly or indirectly) in the Corporate Guarantor which can cast not less than 11% of the maximum number of votes that might be cast at a general meeting of the shareholders of the Corporate Guarantor; and

(c)                                  on the date of this Agreement, the Riverstone Disclosed Persons together own shares (legally and/or beneficially, directly or indirectly) in the Corporate Guarantor which can cast not less than 20% of the maximum number of votes that might be cast at a general meeting of the shareholders of the Corporate Guarantor; and

7.1.11              Compliance with laws and regulations

each of the Borrower, the Corporate Guarantor and the Manager is in compliance with the terms and conditions of all laws, regulations, agreements, licenses and concessions material to the carrying on of its business (including in relation to Taxation).

7.2                               Initial representations and warranties

The Borrowers jointly and severally further represent and warrant to each Creditor that:

7.2.1                     Pari passu and subordinated indebtedness the obligations of each Borrower under this Agreement and the Master Swap Agreement and the obligations of the Corporate Guarantor under the Corporate Guarantee are direct, general and unconditional obligations of such Borrower and the Corporate Guarantor, respectively, and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of such Borrower with the exception of any obligations which are mandatorily preferred by law and not by contract;

7.2.2                     No default under other Indebtedness

none of the Borrowers nor any of their respective Related Companies nor any other Security Party is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

7.2.3                     Information

the information, exhibits and reports (including in relation to the Initial Charters and the Charterer thereunder) furnished by or on behalf of any Security Party to the Creditors or any of them in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4                     No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Underlying Documents or the Security Documents to which such Security Party is or is to be a party or are imposed on or by virtue of the execution or delivery by the Security Parties of the Underlying Documents or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5                     No Default

no Default has occurred and is continuing;

7.2.6                     The Ships

each Ship will, on the Drawdown Date of the Advance relevant to such Ship, be:

(a)                                 in the absolute ownership of the relevant Borrower who will, on and after such Drawdown Date, be the sole, legal and beneficial owner of such Ship;

(b)                                 registered through the offices of the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(c)                                  operationally seaworthy and in every way fit for service; and

(d)                                 classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

7.2.7                     Ships’ employment

save under the Initial Charters, no Ship is nor will, on or before the Drawdown Date of the Advance relevant to such Ship, be subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents would have required the consent of the Agent or, as the context may require, the Security Agent and, on or before the Drawdown Date of the Advance relevant to such Ship, there will not be any agreement or arrangement whereby the Earnings of such Ship may be shared with any other person;

7.2.8                     Freedom from Encumbrances

no Ship, nor its Earnings, Insurances or Requisition Compensation nor any of the Accounts nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will be, on the Drawdown Date of the Advance relevant to such Ship, subject to any Encumbrance (other than any Permitted Encumbrances);

7.2.9                     Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent:

(a)                                 the Borrowers and the other Relevant Parties and, to the best of the Borrowers’ knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)                                 the Borrowers and the other Relevant Parties and, to the best of the Borrowers’ knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)                                  neither the Borrowers nor any other Relevant Party nor, to the best of the Borrowers’ knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates has received notice of any Environmental Claim that the Borrowers or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

7.2.10              No Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent, there is no Environmental Claim pending or, to the best of the Borrowers’ knowledge and belief, threatened against any of the Borrowers or any of the Ships or any other Relevant Party or any other Relevant Ship or to the best of the Borrowers’ knowledge and belief (having made due enquiry) any of their respective Environmental Affiliates;

7.2.11              No potential Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Agent, there has been no emission, spill, release or discharge of a Pollutant from any of the Ships or any other Relevant Ship owned by, managed or crewed by or chartered to the Borrowers nor, to the best of the Borrowers’ knowledge and belief (having made due enquiry), from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party which could give rise to an Environmental Claim;

7.2.12              No material adverse change

there has been no material adverse change in the financial position or the business of any Security Party or any other member of the Group, from that described by or on behalf of the Borrowers to the Creditors or any of them in the negotiation of this Agreement;

7.2.13              Copies true and complete

the copies or originals of the Underlying Documents delivered or to be delivered to the Agent pursuant to clause 9.1 are, or will when delivered be, true and complete copies or, as the case may be, originals of such documents; and such documents constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and there have been no amendments or variations thereof or defaults thereunder;

7.2.14              Borrowers’ own account

in relation to the borrowing by each Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Security Documents and the transactions and other arrangements effected or contemplated by this Agreement, each Borrower is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented by any relevant regulatory authority or otherwise to combat “money laundering” (as defined in Article 1 of the Directive 2005/60/EC of the European Parliament and of the Council of the European Union of 26 October 2005);

7.2.15              DOC and SMC

on the Drawdown Date of the Advance relevant to a Ship, the Operator will have a DOC for itself and an SMC in respect of such Ship; and

7.2.16              ISPS Code

on the Drawdown Date of the Advance relevant to a Ship, the relevant Borrower will have a valid and current ISSC in respect of such Ship and such Ship shall be in compliance with the ISPS Code.

7.3                               Repetition of representations and warranties

On and as of each Drawdown Date and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date, the Borrowers shall:

(a)                                 be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day; and

(b)                                 be deemed to further represent and warrant to each of the Creditors that the then latest audited financial statements delivered to the Agent by the Borrowers (if any) have been prepared in accordance with generally accepted international accounting principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group and the financial position of the Borrowers, respectively, as at the end of the financial period to which the same relate and the consolidated results of the operations of the Group and the results of the operations of the Borrowers, respectively, for the financial period to which the same relate and, as at the end of such financial period, neither the Borrowers nor the Corporate Guarantor nor any other member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8                                         Undertakings

8.1                               8.1                               General

The Borrowers jointly and severally undertake with each Creditor that, throughout the Security Period and while all or any part of the Total Commitment remains outstanding, each Borrower will:

8.1.1                     Notice of Default

promptly inform the Agent of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Underlying Documents to which it is or is to be a party and, without limiting the generality of the foregoing, will inform the Agent of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Agent, confirm to the Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

8.1.2                     Consents and licences; compliance with laws and regulations

(a)                                 without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents and the Underlying Documents; and

(b)                                 comply and will procure that the Corporate Guarantor will comply, with the terms and conditions of all laws, regulations, agreements, licences and concessions material to the carrying out of its business;

8.1.3                     Use of proceeds

use the Loan or, as the case may be, the Advances for the benefit of the Borrowers and exclusively for the purposes specified in clauses 1.1 and 2.5;

8.1.4                     Pari passu

ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 8.3, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

8.1.5                     Financial statements and valuations

(a)                                 prepare or cause to be prepared consolidated financial statements of the Group in accordance with generally accepted accounting principles in the United States of America consistently applied in respect of each financial year (namely, each 12-month period ending on 31 December of each calendar year) and cause the same to be reported on by the auditors and prepare unaudited consolidated financial statements of the Group on the same basis as the annual statements in respect of the first half-year of each financial year (namely, each 6-month period ending on 30 June of each calendar year) and, in each case, deliver as many copies of the same as the Agent may reasonably require as soon as practicable but not later than:

(i)                                     in the case of audited financial statements, one hundred and eighty (180) days after the end of the financial period to which they relate (namely, not later than 30 June of each calendar year); or

(ii)                                  in the case of unaudited financial statements, ninety (90) days after the end of the financial period to which they relate (namely, not later than 30 September of each calendar year); and

(b)                                 deliver or cause to be delivered to the Agent a valuation (dated not earlier than 30 days previously) of each Fleet Vessel (as defined in the Corporate Guarantee) prepared in accordance with, and in the manner specified in, clause 8.2.2 (at the expense of the Borrowers) at the time when any audited annual and unaudited consolidated financial statements of the Group are delivered to the Agent in accordance with clause 8.1.5(a) and clause 5.1 of the Corporate Guarantee;

8.1.6                     Delivery of reports

deliver to the Agent sufficient copies for all the Banks of every report, circular, notice or like document issued by any Relevant Party to its shareholders or creditors generally;

8.1.7                     Provision of further information

(a)                                 provide the Agent, with such financial or other information concerning any Borrower, the other Security Parties and any other member of the Group and their respective affairs (including, without limitation, information about all major financial developments, new borrowings, the sale and purchase of vessels), the Initial Charters and any other Charter as the Agent or any Bank (acting through the Agent) may from time to time require; and

(b)                                 procure that at any time the Corporate Guarantor pursues an initial public offering of its shares on any stock exchange, the Corporate Guarantor will appoint ABN Amro Bank N.V. as one of the underwriters in such initial public offering pursuant to the terms agreed by the other selected underwriters or any other terms to be agreed between ABN Amro Bank N.V. and the Corporate Guarantor;

8.1.8                     Know your customer information

deliver to the Agent such documents and evidence as the Agent shall from time to time require relating to the verification of identity and knowledge of the Agent’s or any Bank’s or the Swap Provider’s customers and the compliance by the Agent or any Bank or the Swap Provider with all necessary “know your customer” or similar checks, always on the basis of applicable laws and regulations or the Agent’s or any Bank’s or any Swap Provider’s own internal guidelines, in each case as such laws, regulations or internal guidelines apply from time to time;

8.1.9                     Obligations under Security Documents

and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents and the Underlying Documents to which it is a party;

8.1.10              Compliance with Code

and will procure that any Operator will, comply with and ensure that the Ships and any Operator complies with the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

8.1.11              Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Agent if there is any threatened or actual withdrawal of such Operator’s DOC or the SMC in respect of any of the Ships;

8.1.12              Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Agent upon the issue to any of the Borrowers or any Operator of a DOC and to any of the Ships of an SMC or the receipt by any of the Borrowers or any Operator of notification that its application for the same has been refused;

8.1.13              ISPS Code compliance

and will procure that the Manager or any Operator will:

(a)                                 from the Drawdown Date of the Advance relevant to a Ship and at all times thereafter, maintain a valid and current ISSC in respect of that Ship;

(b)                                 immediately notify the Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of a Ship; and

(c)                                  procure that from the Drawdown Date of the Advance relevant to a Ship and at all times thereafter, that Ship complies with the ISPS Code; and

8.1.14              Charters

advise the Agent promptly of any Charter of its Ship and (a) forthwith after its execution deliver a certified copy of each such Charter to the Agent, (b) forthwith following demand by the Agent execute in favour of the Security Agent a Charter Assignment and any notice of assignment required in connection therewith and promptly procure the service of any such notice of assignment on the relevant Charterer and the acknowledgement of such notice by the relevant Charterer (including, but without limitation, legal opinions regarding the valid execution and binding effect thereof) and (c) pay all legal and other costs incurred by the Agent or any other Creditor in connection with any such Charter Assignments, notice of assignment and the acknowledgement thereof.

8.2                               Security value maintenance

8.2.1                     Security shortfall

If, at any time the Security Value shall be less than the Security Requirement, the Agent shall give notice to the Borrowers requiring that such deficiency be remedied and then the Borrowers shall within a period of thirty (30) days of receipt by the Borrowers of the Agent’s notice:

(a)                                 prepay such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment of the Loan made between the date of the notice and the date of such prepayment) being equal to the Security Value; or

(b)                                 constitute to the satisfaction of the Agent such further security for the Loan and any moneys owing under the Master Swap Agreement as shall be acceptable to the Agent having a value for security purposes (as determined by the Agent in its absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.

The provisions of clauses 4.4 and 4.5 shall apply to prepayments under clause 8.2.1(a).

8.2.2                     Valuation of Mortgaged Ships

Each Mortgaged Ship shall, for the purposes of this Agreement, be valued in Dollars as and when the Agent (acting on the instructions of the Majority Banks) shall require (and at least once every calendar year) by any two (2) Approved Shipbrokers selected by the Borrowers or, failing such selection, selected by the Agent in its sole discretion. Each such valuation shall be made without, unless required by the Agent, physical inspection, and on the basis of a sale for prompt delivery for cash at arm’s length, on normal commercial terms, as between a willing buyer and a willing seller, without taking into account the benefit of any charterparty or other engagement concerning the relevant Mortgaged Ship. The arithmetic mean of such two (2) valuations shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2.

The value of each Mortgaged Ship determined in accordance with the provisions of this clause 8.2.2 shall be binding upon the parties hereto until such time as any further such valuation shall be obtained.

8.2.3                     Information

The Borrowers jointly and severally undertake with the Creditors to supply to the Agent and to any such Approved Shipbrokers such information concerning the relevant Mortgaged Ship and its condition as such Approved Shipbrokers may require for the purpose of making any such valuation.

8.2.4                     Costs

All costs in connection with the Agent obtaining up to one (1) valuation of each of the Ships referred to in clause 8.2.2 per calendar year, any valuation referred to in schedule 3, Part 2, and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrowers electing to constitute additional security pursuant to clause 8.2.1(b), shall be borne by the Borrowers Provided however that following an Event of Default, the cost of any and all valuations obtained pursuant to clause 8.2.2 shall be borne by the Borrowers.

8.2.5                     Valuation of additional security

For the purposes of this clause 8.2, the market value of any additional security provided or to be provided pursuant to clause 8.2.1(b) shall be determined by the Agent in its absolute discretion without any necessity for the Agent assigning any reason therefor.

8.2.6                     Documents and evidence

In connection with any additional security provided in accordance with this clause 8.2, the Agent shall be entitled to receive such evidence and documents of the kind referred to in schedule 3 as may in the Agent’s opinion be appropriate and such favourable legal opinions as the Agent shall in its absolute discretion require.

8.3                               Negative undertakings

The Borrowers jointly and severally undertake with each Creditor that, throughout the Security Period and while all or any part of the Total Commitment remains outstanding, they will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks) (such consent not to be unreasonably withheld in the case of clause 8.3.15):

8.3.1                     Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness or other liability or obligation of any Relevant Party or any other person;

8.3.2                     No merger

merge or consolidate with any other person or enter into any demerger, amalgamation or corporate reconstruction or redomiciliation of any type;

8.3.3                     Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part of their present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading, but not of assets which are subject to the Security Documents) whether by one or a series of transactions related or not;

8.3.4                     Other business

undertake any business other than the ownership, chartering and operation of the Ships;

8.3.5                     Acquisitions

acquire any further assets other than the Ships and rights arising under contracts entered into by or on behalf of the Borrowers in the ordinary course of their businesses of owning, operating and chartering the Ships;

8.3.6                     Other obligations

incur any obligations except for obligations arising under the Underlying Documents or the Security Documents or contracts entered into in the ordinary course of their business of owning, operating and chartering the Ships;

8.3.7                     No borrowing

incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.8                     Repayment of borrowings

repay or prepay the principal of, or pay interest on or any other sum in connection with any of their Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.9                     Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except (a) pursuant to the Security Documents and (b) for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of such Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of such Ship;

8.3.10              Loans

make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;

8.3.11              Sureties

permit any Indebtedness of any Borrower to any person (other than the Creditors pursuant to the Security Documents) to be guaranteed by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of such Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of such Ship);

8.3.12              Share capital and distribution

purchase or otherwise acquire for value any shares of their capital or declare or pay any dividends or distribute any of their present or future assets, undertakings, rights or revenues to any of their shareholders Provided however that each Borrower shall be entitled to declare or pay cash dividends to the Shareholder if no Event of Default has occurred and is continuing at the time of declaration or payment of such dividends, nor would result from the declaration or payment of such dividends;

8.3.13              Subsidiaries

form or acquire any Subsidiaries;

8.3.14              Shareholdings

change, cause or permit any change in, the legal and/or ultimate beneficial ownership of any of the shares in any of the Borrowers or the Corporate Guarantor or the Manager from that specified in clause 7.1.10;

8.3.15              Change of management of the Ships

appoint any person to carry out the management of any of the Ships other than the Manager or terminate any of the Management Agreements or vary or amend the terms thereof;

8.3.16              Constitutional documents

permit, cause or agree to any amendment or variation of their respective constitutional documents or any change of their respective corporate name;

8.3.17              Auditors and financial year

change their auditors from those existing on the date of this Agreement or change their financial year end; or

8.3.18              Designated Transactions

enter into any derivative transactions other than Designated Transactions.

9                                         Conditions

9.1                               Documents and evidence

The obligation of each Bank to make its Commitment available shall be subject to the condition that the Agent, or its duly authorised representative, shall have received:

9.1.1                     on or prior to the giving of the Drawdown Notice for the first Advance, the documents and evidence specified in Part 1 of schedule 3, in form and substance satisfactory to the Agent; and

9.1.2                     on or prior to the drawdown of each Advance, the documents and evidence specified in Part 2 of schedule 3, in form and substance satisfactory to the Agent.

9.2                               General conditions precedent

The obligation of the Banks to make an Advance available shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice for such Advance, and at the time of the making of such Advance:

9.2.1                     the representations and warranties contained in (a) clauses 7.1, 7.2 and 7.3(b) of this Agreement and (b) clause 4 of the Corporate Guarantee, are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2                     no Default shall have occurred and be continuing or would result from the making of the relevant Advance.

9.3                               Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Banks and may be waived by the Agent (acting on the instructions of the Majority Banks) in whole or in part and with or without conditions.

9.4                               Further conditions precedent

Not later than five (5) Banking Days prior to each Drawdown Date and not later than five (5) Banking Days prior to each Interest Payment Date, the Agent (acting on the instructions of the Majority Banks) may request and the Borrowers shall, not later than two (2) Banking Days prior to such date, deliver to the Agent on such request further relevant certificates and/or favourable opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10.

10                                  Events of Default

10.1                        10.1                        Events

There shall be an Event of Default if:

10.1.1              Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents at the time, in the currency and in the manner stipulated in the Security Documents or the Underlying Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2              Master Swap Agreement: (a) an Event of Default or Potential Event of Default (in each case as defined in the Master Swap Agreement) has occurred and is continuing with the Borrowers or any of them as the Defaulting Party (as defined in the Master Swap Agreement) under the Master

Swap Agreement or (b) an Early Termination Date has occurred or been or become capable of being effectively designated under the Master Swap Agreement by the Swap Provider or (c) the Master Swap Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason; or

10.1.3              Breach of Insurance and certain other obligations: any of the Borrowers or, as the case may be, the Manager or any other person fails to obtain and/or maintain the Insurances for any of the Mortgaged Ships or if any insurer in respect of such Insurances cancels the Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for the Insurances or for any other failure or default on the part of any of the Borrowers or any other person or any of the Borrowers commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by them under clauses 8.1.13, 8.2 or 8.3 or 8.4 or 8.5 or the Corporate Guarantor commits any breach or fails to observe any of the obligations or undertaking expressed to be assumed by it under clauses 5.1.4, 5.2 or 5.3 of the Corporate Guarantee; or

10.1.4              Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents (other than those referred to in clauses 10.1.1 and 10.1.3 above) and, in respect of any such breach or omission which in the opinion of the Agent (following consultation with the Banks) is capable of remedy, such action as the Agent (acting on the instructions of the Majority Banks) may require shall not have been taken within fourteen (14) days of the Agent notifying the relevant Security Party of such default and of such required action; or

10.1.5              Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.6              Cross-default: any Indebtedness of any Security Party or any other Relevant Party is not paid when due or any Indebtedness of any Security Party or other Relevant Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party or any other Relevant Party of a voluntary right of prepayment), or any creditor of any Security Party or any other Relevant Party becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Security Party or any other Relevant Party relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Security Party or other Relevant Party shall have satisfied the Agent that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Security Party’s or other Relevant Party’s ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Security Party or other Relevant Party in respect of Indebtedness is not honoured when due and called upon; or

10.1.7              Legal process: any judgment or order made against any Security Party or other Relevant Party is not stayed or complied with within thirty (30) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Security Party or other Relevant Party and is not discharged within thirty (30) days; or

10.1.8              Insolvency: any Security Party or other Relevant Party is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or

10.1.9              Reduction or loss of capital: a meeting is convened by any Security Party or other Relevant Party for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or

10.1.10       Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding up any Security Party or other Relevant Party or an order is made or resolution passed for the winding up of any Security Party or other Relevant Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.11       Administration: any petition is presented, notice given or other step is taken for the purpose of the appointment of an administrator of any Security Party or other Relevant Party or the Agent believes that any such petition or other step is imminent or an administration order is made in relation to any Security Party or other Relevant Party; or

10.1.12       Appointment of receivers and managers: any administrative or other receiver is appointed of any Security Party or other Relevant Party or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Security Party or other Relevant Party; or

10.1.13       Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Security Party or other Relevant Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

10.1.14       Analogous proceedings: there occurs, in relation to any Security Party or other Relevant Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.7 to 10.1.13 (inclusive) or any Security Party or other Relevant Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.15       Cessation of business: any Security Party or other Relevant Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.16       Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Security Party or other Relevant Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.17       Invalidity: any of the Security Documents and the Underlying Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents and the Underlying Documents shall at any time and for any reason be contested by any Security Party or other Relevant Party which is a party thereto, or if any such Security Party or Relevant Party shall deny that it has any, or any further, liability thereunder; or

10.1.18       Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for a Creditor to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or

10.1.19      Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.20       Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.21       Material adverse change: there occurs, in the opinion of the Agent, a material adverse change in the financial condition, operations, prospects or business of any Security Party or any other member of the Group by reference to the financial condition, operations, prospects or (as the case may be) business of such Security Party or other member of the Group, as described by or on behalf of any Borrower or any other Security Party to the Agent in the negotiation of this Agreement; or

10.1.22       Arrest: any Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Borrower and the relevant Borrower shall fail to procure the release of such Ship within a period of thirty (30) days thereafter; or

10.1.23       Registration: the registration of any Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Majority Banks or the registration of such Ship is not renewed at least forty-five (45) days prior to the expiry of such registration; or

10.1.24       Unrest: the Flag State of any Ship becomes involved in hostilities or civil war or there is a seizure of power in the Flag State of any Ship by unconstitutional means; or

10.1.25       Environment: any Borrower and/or any other Relevant Party and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or any of the Ships or any other Relevant Ship is involved in any incident which gives rise or may give rise to an Environmental Claim; or

10.1.26       P&I: any Borrower or the Manager or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which a Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.27       Shareholdings:

(a)                                 there is any change in the legal and/or ultimate beneficial ownership of any of the shares in any of the Borrowers or the Manager from that existing on the date of this Agreement as set out in clause 7.1.10; or

(b)                                 a Change of Control occurs without the prior written consent of the Agent; or

10.1.28       Accounts: moneys are withdrawn from any of the Accounts other than in accordance with clause 14; or

10.1.29       Manager: any Ship is managed by a person other than the Manager without the prior written consent of the Agent (acting on the instructions of the Majority Banks); or

10.1.30       Licenses, etc: any license, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its obligations under the Security Documents or the Underlying Documents is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the Underlying Documents or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of any of the Security Documents or the Underlying Documents; or

10.1.31       Material events: any other event occurs or circumstance arises which, in the reasonable opinion of the Agent (following consultation with the Banks), is likely materially and adversely to affect either (i) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents or any of the Underlying Documents or (ii) the security created by any of the Security Documents.

10.2                        Acceleration

The Agent may, and if so requested by the Majority Banks shall, without prejudice to any other rights of the Banks, at any time after the occurrence of an Event of Default by notice to the Borrowers declare that:

10.2.1              the obligation of each Bank to make available its Commitment shall be terminated, whereupon the Total Commitment shall be reduced to zero forthwith; and/or

10.2.2              the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

10.3                        Demand basis

If, pursuant to clause 10.2.2, the Agent declares the Loan to be due and payable on demand, the Agent may (and if so instructed by the Majority Banks shall) by written notice to the Borrowers (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

10.4                        Position of Swap Provider

Neither the Agent nor the Security Agent shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this clause 10, to have any regard to the requirements of the Swap Provider except to the extent that the Swap Provider is also a Bank, the requirements of the Swap Provider as a Bank.

11                                  Indemnities

11.1                        Miscellaneous indemnities

The Borrowers shall on demand indemnify each Creditor, without prejudice to any of such Creditor’s other rights under any of the Security Documents, against any loss (including loss of relevant Margin) or expense which such Creditor shall certify as sustained or incurred by it as a consequence of:

11.1.1              any default in payment of any sum under any of the Security Documents when due;

11.1.2              the occurrence of any other Event of Default;

11.1.3              any prepayment or reduction of the Loan or part thereof being made under clauses 4.2, 4.3, 4.8, 8.2.1(a) or 12.1 or any other repayment or prepayment of the Loan or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Loan prepaid or repaid; or

11.1.4              any Advance not being made for any reason (excluding any default by the Agent or any Bank) after the Drawdown Notice for such Advance has been given,

including, in any such case, but not limited to, any loss or expense sustained or incurred by the relevant Creditor in maintaining or funding its Contribution or, as the case may be, its Commitment (or any part thereof) or in liquidating or re-employing deposits from third parties acquired to effect or maintain its Contribution or, as the case may be, its Commitment (or any part thereof) or in terminating or reversing or otherwise in connection with, any interest rate and/or currency swap or other derivative transaction or other arrangement entered into by a Creditor (whether with another legal entity or with another office or department of such Creditor) to hedge any exposure arising under this Agreement or in terminating, reversing, or otherwise in connection with, any open position arising under this Agreement, or any other amount owing to such Creditor.

11.2                        Currency indemnity

If any sum due from any of the Borrowers under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Borrowers or any of them, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrowers shall indemnify and hold harmless each Creditor from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the relevant Creditor may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Borrowers under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3                        Environmental indemnity

The Borrowers shall indemnify each Creditor on demand and hold it harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against such Creditor at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against such Creditor if such Environmental Claim would not have been, or been capable of being, made or asserted against such Creditor if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

11.4                        Central Bank or European Central Bank reserve requirements indemnity

The Borrowers shall on demand promptly indemnify each Bank against any cost incurred or loss suffered by such Bank as a result of its complying with the minimum reserve requirements of the European Central Bank and/or with respect to maintaining required reserves with the relevant national Central Bank to the extent that such compliance relates to such Bank’s Commitment and/or Contribution or deposits obtained by it to fund the whole or part of its Contribution and to the extent such cost or loss is not recoverable by such Bank under clause 12.2.

11.5                        Waiver

In no event shall any Creditor or any of their respective Related Companies or any of their respective officers or directors be liable on any theory or liability for any special, indirect, consequential or punitive damages and each of the Borrowers hereby waives, releases and agrees not to sue upon any such claim for any such damages whether or not accrued and whether or not known or suspected to exist in its favour.

12                                  Unlawfulness and increased costs

12.1                        Unlawfulness

If it is or becomes contrary to any law or regulation for any Bank to contribute to an Advance or to maintain its Commitment or fund the Loan, such Bank shall promptly, through the Agent, give notice to the Borrowers whereupon (a) such Bank’s Commitment shall be reduced to zero and (b) the Borrowers shall be obliged to prepay such Bank’s Contribution either (i) forthwith or (ii) on a future specified date not being later than the earliest date permitted by the relevant law or regulation together with interest accrued to the date of prepayment and all other sums payable by the Borrowers under this Agreement and/or the Master Swap Agreement.

12.2                        Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any Capital Adequacy Law or of compliance by a Bank with any Capital Adequacy Law, is to:

12.2.1              subject any Bank to Taxes or change the basis of Taxation of any Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2              increase the cost to, or impose an additional cost on, any Bank or its holding company in making or keeping such Bank’s Commitment available or maintaining or funding all or part of such Bank’s Contribution; and/or

12.2.3              reduce the amount payable or the effective return to any Bank under any of the Security Documents; and/or

12.2.4              reduce any Bank’s or its holding company’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Bank’s obligations under any of the Security Documents; and/or

12.2.5              require any Bank or its holding company to make a payment or forego a return on or calculated by reference to any amount received or receivable by such Bank under any of the Security Documents; and/or

12.2.6              require any Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of its Commitment or the Loan from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):

(a)                                 such Bank shall notify the Borrowers in writing of such event promptly upon its becoming aware of the same; and

(b)                                 the Borrowers shall on demand made at any time whether or not such Bank’s Contribution has been repaid, pay to the Agent for the account of such Bank the amount which such Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Bank or its holding company regards as confidential) is required to compensate such Bank and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment, foregone return or loss.

For the purposes of this clause 12.2 “holding company” means the company or entity (if any) within the consolidated supervision of which a Bank is included.

12.3                        Exception

Nothing in clause 12.2 shall entitle any Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.6.

13                                  Security, set-off and pro-rata payments

13.1                        Application of moneys

All moneys received by the Agent and/or the Security Agent under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1, shall be applied in the following manner:

13.1.1              first, in or towards payment of all unpaid costs and expenses which may be owing to the Agent and/or the Security Agent or either of them under any of the Security Documents;

13.1.2              secondly, in or towards payment of any unpaid fees and commitment commission payable to the Creditors or any of them;

13.1.3              thirdly, in or towards (i) payment of any arrears of interest owing in respect of the Loan or any part thereof, (ii) repayment of the Loan (whether the same is due and payable or not) and (iii) payment to the Swap Provider of any amounts owing to it under the Master Swap Agreement, and on a pro rata basis as between (i) to (iii) inclusive;

13.1.4              fourthly, in or towards payment to any Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid;

13.1.5              fifthly, in or towards payment to any Creditor of any other sums owing to it under any of the Security Documents; and

13.1.6              sixthly, the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled to receive such surplus.

13.2                        Set-off

13.2.1              The Borrowers authorise each Creditor (without prejudice to any of such Creditor’s rights at law, in equity or otherwise), at any time and without notice to the Borrowers, to apply any credit balance to which the Borrowers or any of them is then entitled standing upon any account of the Borrowers or any of them with any branch of such Creditor in or towards satisfaction of any sum due and payable from the Borrowers or any of them to such Creditor under any of the Security Documents. For this purpose, each Creditor is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.

13.2.2              No Creditor shall be obliged to exercise any right given to it by this clause 13.2. Each Creditor shall notify the Borrowers through the Agent forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Agent shall inform the other Creditors.

13.2.3              Nothing in this clause 13.2 shall be effective to create a charge or other security interest.

13.3                        Pro rata payments

13.3.1              If at any time any Bank (the “Recovering Bank”) receives or recovers any amount owing to it by the Borrowers under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to clauses 6.1 or 6.9 (not being a payment received from a Transferee Bank or a sub-participant in such Bank’s Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 3.6, 5, 6.6, 11.1, 11.2, 12.1, or 12.2), the Recovering Bank shall, within two (2) Banking Days of such receipt or recovery (a “Relevant Receipt”) notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clause 6.1 or 6.9 (as the case may be) then:

(a)                                 within two (2) Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;

(b)                                 the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the Borrowers and shall distribute the same to the Banks (other than the Recovering Bank) in accordance with clause 6.9; and

(c)                                  as between the Borrowers and the Recovering Bank the excess amount so re-distributed shall be treated as not having been paid but the obligations of the Borrowers to the other Banks shall, to the extent of the amount so re-distributed to them, be treated as discharged.

13.3.2              If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Bank to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank’s pro-rata share of the amount which has to be refunded by the Recovering Bank.

13.3.3              Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purposes of this clause 13.3.

13.3.4              Notwithstanding the foregoing provisions of this clause 13.3, no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).

13.4                        No release

For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 13.3 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 13.3.

13.5                        No charge

The provisions of this clause 13 shall not, and shall not be construed so as to, constitute a charge by a Bank over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 13.3.

13.6                        Further assurance

The Borrowers jointly and severally undertake with each Creditor that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of each Bank enforceable in accordance with their respective terms and that they will, at their expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Majority Banks may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.7                        Conflicts

In the event of any conflict between this Agreement and any of the other Borrowers’ Security Documents, the provisions of this Agreement shall prevail.

14                                  Accounts

14.1                        General

The Borrowers jointly and severally undertake with each Creditor that they will:

14.1.1              on or before the Drawdown Date of the first Advance to be drawn down, open each of the Operating Accounts and the Retention Account; and

14.1.2              procure that all moneys payable to each Borrower in respect of the Earnings of such Borrower’s Ship and any moneys payable to the Borrowers pursuant to the Master Swap Agreement shall, unless and until the Agent (acting on the instructions of the Majority Banks) directs to the contrary pursuant to the provisions of the relevant General Assignment, be paid to such Borrower’s Operating Account, Provided however that if any of the moneys paid to any of the Operating Accounts are payable in a currency other than Dollars, the Account Bank shall (and each Borrower in respect of its own Operating Account hereby irrevocably instructs the Account Bank to) convert such moneys into Dollars at the Account Bank’s spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term “spot rate of exchange” shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.

14.2                        Operating Accounts: withdrawals

Unless the Agent (acting on the instructions of the Majority Banks) otherwise agrees in writing, no Borrower shall be entitled to withdraw any moneys from its Operating Account at any time from the date of this Agreement and so long as any moneys are owing under the Security Documents save that, unless and until a Default shall occur and the Agent (acting on the instructions of the Majority Banks) shall direct to the contrary, each Borrower may withdraw moneys from its Operating Account for the following purposes:

14.2.1              to pay to the Retention Account any Retention Amounts owing on a Retention Date;

14.2.2              to pay any amount to the Agent in or towards payments of any instalments of interest or principal or any other amounts then payable pursuant to the Security Documents;

14.2.3              to pay the proper and reasonable expenses of its Ship; and

14.2.4              to pay the proper and reasonable expenses of administering its affairs.

14.3                        Retention Account: credits and withdrawals

14.3.1              The Borrowers jointly and severally hereby undertake with each Creditor that they will, from the date of this Agreement and so long as any moneys are owing under the Security Documents, on each Retention Date pay to the Account Bank for credit to the Retention Account, the Retention Amount for such Retention Date provided however that, to the extent that there are moneys standing to the credit of any of the Operating Accounts as at any Retention Date, such moneys shall, up to an amount equal to the Retention Amount for such Retention Date, be transferred to the Retention Account on that Retention Date (and the Borrowers hereby irrevocably authorise the Account Bank to effect each such transfer) and to that extent the Borrowers’ obligations to make the payments referred to in this clause 14.3.1 shall have been fulfilled upon such transfer being effected.

14.3.2              Unless and until there shall occur an Event of Default (whereupon the provisions of clause 14.4 shall apply), each Retention Amount credited to the Retention Account together with interest from time to time accruing or at any time accrued thereon shall be applied by the Account Bank (and the Borrowers hereby irrevocably authorise the Account Bank so to apply the same) upon each Repayment Date and/or on each day that interest is payable pursuant to clause 3.1, in or towards payment to the Agent of the relevant instalment then falling due for repayment or, as the case may be, the relevant amount of interest then due. Each such application by the Account Bank shall constitute a payment in or towards satisfaction of the Borrowers’ corresponding payment obligations under this Agreement but shall be strictly without prejudice to the obligations of the Borrowers to make any such payment to the extent that the aforesaid application by the Bank is insufficient to meet the same.

14.3.3              Unless the Agent (acting on the instructions of the Majority Banks) otherwise agrees in writing and subject to clause 14.3.2, the Borrowers shall not be entitled to withdraw any moneys from the Retention Account at any time from the date of this Agreement and so long as any moneys are owing under the Security Documents.

14.4                        Cash Collateral Account: withdrawals

The Borrowers will procure that the Corporate Guarantor shall not withdraw any moneys from the Cash Collateral Account at any time from the date of this Agreement and so long as any moneys are owing under the Security Documents except as provided in accordance with clause 5.4 of the Corporate Guarantee.

14.5                        Application of Accounts

At any time after the occurrence of an Event of Default, the Agent may (and on the instructions of the Majority Banks shall), without notice to the Borrowers, instruct the Account Bank to apply all moneys then standing to the credit of any of the Accounts (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Creditors or any of them under the Security Documents in the manner specified in clause 13.1.

14.6                        Pledging of Accounts

The Accounts and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Account Pledges.

15                                  Assignment, transfer and lending office

15.1                        Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Creditors and the Borrowers and their respective successors in title.

15.2                        No assignment by Borrowers

no Borrower may assign or transfer any of its rights or obligations under this Agreement.

15.3                        Transfers by Banks

Any Bank (the “Transferor”) may at any time cause all or any part of its rights, benefits and/or obligations under this Agreement and the Security Documents to be transferred to any other bank or financial institution, any Related Company of a Bank or another Bank or any other bank or financial institution or trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including, without limitation, securitisation) or to any other person whatsoever (a “Transferee”) by delivering to the Agent a Transfer Certificate duly completed and duly executed by the Transferor and the Transferee. No such transfer is binding on, or effective in relation to, the Borrowers or the Agent unless (i) it is effected or evidenced by a Transfer Certificate which complies with the provisions of this clause 15.3 and is signed by or on behalf of the Transferor, the Transferee and the Agent (on behalf of itself, the Borrowers and the other Creditors) and (ii) such transfer of rights under the other Security Documents has been effected and registered. Upon signature of any such Transfer Certificate by the Agent, which signature shall be effected as promptly as is practicable after such Transfer Certificate has been delivered to the Agent, and subject to the terms of such Transfer Certificate, such Transfer Certificate shall have effect as set out below.

The following further provisions shall have effect in relation to any Transfer Certificate:

15.3.1              a Transfer Certificate may be in respect of a Bank’s rights in respect of all, or part of, its Commitment and shall be in respect of the same proportion of its Contribution;

15.3.2              a Transfer Certificate shall only be in respect of rights and obligations of the Transferor in its capacity as a Bank and shall not transfer its rights and obligations as the Agent, or in any other capacity, as the case may be and such other rights and obligations may only be transferred in accordance with any applicable provisions of this Agreement;

15.3.3              a Transfer Certificate shall take effect in accordance with English law as follows:

(a)                                 to the extent specified in the Transfer Certificate, the Transferor’s payment rights and all its other rights (other than those referred to in clause 15.3.2 above) under this Agreement are assigned to the Transferee absolutely, free of any defects in the Transferor’s title and of any rights or equities which the Borrowers or any of them had against the Transferor;

(b)                                 the Transferor’s Commitment is discharged to the extent specified in the Transfer Certificate;

(c)                                  the Transferee becomes a Bank with a Contribution and/or a Commitment of the amounts specified in the Transfer Certificate;

(d)                                 the Transferee becomes bound by all the provisions of this Agreement and the Security Documents which are applicable to the Banks generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Arranger, the Agent and the Security Agent in accordance with clause 16 and to the extent that the Transferee becomes bound by those provisions, the Transferor ceases to be bound by them;

(e)                                  an Advance or part of an Advance which the Transferee makes after the Transfer Certificate comes into effect ranks in point of priority and security in the same way as it would have ranked had it been made by the Transferor, assuming that any defects in the Transferor’s title and any rights or equities of any Security Party against the Transferor had not existed; and

(f)                                   the Transferee becomes entitled to all the rights under this Agreement which are applicable to the Banks generally, including but not limited to those relating to the Majority Banks and those under clauses 3.6, 5 and 12 and to the extent that the Transferee becomes entitled to such rights, the Transferor ceases to be entitled to them;

15.3.4              the rights and equities of the Borrowers or of any other Security Party referred to above include, but are not limited to, any right of set-off and any other kind of cross-claim; and

15.3.5              the Borrowers, the Account Bank, the Security Agent, the Arranger, the Swap Provider and the Banks hereby irrevocably authorise and instruct the Agent to sign any such Transfer Certificate on their behalf and undertake not to withdraw, revoke or qualify such authority or instruction at any time. Promptly upon its signature of any Transfer Certificate, the Agent shall notify the Borrowers, the Transferor Bank and the Transferee Bank.

15.4                        Reliance on Transfer Certificate

15.4.1              The Agent shall be entitled to rely on any Transfer Certificate believed by it to be genuine and correct and to have been presented or signed by the persons by whom it purports to have been presented or signed, and shall not be liable to any of the parties to this Agreement and the Security Documents for the consequences of such reliance.

15.4.2              The Agent shall at all times during the continuation of this Agreement maintain a register in which it shall record the name, Commitments, Contributions and administrative details (including the lending office) from time to time of the Banks holding a Transfer Certificate and the date at which the transfer referred to in such Transfer Certificate held by each Bank was transferred to such Bank, and the Agent shall make the said register available for inspection by any Bank, the Security Agent, the Swap Provider, the Account Bank or any Borrower during normal banking hours upon receipt by the Agent of reasonable prior notice requesting the Agent to do so.

15.4.3              The entries on the said register shall, in the absence of manifest error, be conclusive in determining the identities of the Commitments, the Contributions and the Transfer Certificates held by the Banks from time to time and the principal amounts of such Transfer Certificates and may be relied upon by the Agent, the other Creditors and the other Security Parties for all purposes in connection with this Agreement and the Security Documents.

15.5                        Transfer fees and expenses

If any Bank causes the transfer of all or any part of its rights, benefits and/or obligations under the Security Documents, the Borrowers shall pay to the Agent on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses), and all value added tax thereon, verified by the Agent as having been incurred by such Bank in connection with such transfer.

15.6                        Documenting transfers

If any Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clause 15.3, the Borrowers jointly and severally undertake with each Creditor, immediately on being requested to do so by the Agent and at the cost of the Transferor, to enter into, and procure that the other Security Parties shall (at the cost of the Transferor) enter into, such documents as may be necessary or desirable to transfer to the Transferee all or the relevant part of such Bank’s interest in the Security Documents and all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to the Transferor and/or its Transferee (as the case may be) to the extent of their respective interests.

15.7                        Sub-participation

A Bank may sub-participate all or any part of its rights and/or obligations under the Security Documents without the consent of, or notice to, the Borrowers.

15.8                        Lending office

Each Bank shall lend through its office at the address specified in schedule 1 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Bank selected from time to time by it through which such Bank wishes to lend for the purposes of this Agreement. If the office through which a Bank is lending is changed pursuant to this clause 15.8, such Bank shall notify the Agent promptly of such change and the Agent shall notify the Borrowers, the Security Agent, the Account Bank, the Swap Provider and the other Banks.

15.9                        Disclosure of information

A Creditor may disclose to any of its Related Companies and to the following other persons:

15.9.1              any person to (or through) whom that Creditor assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

15.9.2              any person with (or through) whom that Creditor enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are. to be made by reference to, this Agreement or the Security Parties;

15.9.3              any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;

15.9.4              any other Creditor, or any employee, officer, director or representative of such entity which needs to know such information or receive such document in the course of such person’s employ or duties;

15.9.5              each Seller, or any employee, officer, director or representative of such entity which needs to know such information or receive such document in the course of such person’s employ or duties;

15.9.6              auditors, insurance and reinsurance brokers, insurers and reinsurers or other professional advisers (including legal advisers);

15.9.7              any person who has entered into a confidentiality undertaking substantially in a recommended form of the Loan Market Association;

15.9.8              any other person who may propose entering or may enter into contractual relations with such Creditor,

any information about the Security Parties, this Agreement, the other Security Documents and the Ships as that Creditor shall reasonably consider appropriate in connection with the performance by the Security Parties of their obligations (including, without limitation, any insolvency events), and the enforcement by the Creditors of their rights (including, without limitation, the enforcement of any security), under this Agreement and the Security Documents or for the purposes of achieving a successful securitisation or other similar transaction or for any other reason whatsoever such Creditor decides to proceed with such disclosure.

16                                  Arranger, Agent and Security Agent

16.1                        Appointment of the Agent

Each of the Banks and the Swap Provider irrevocably appoints the Agent as its agent for the purposes of this Agreement and such of the Security Documents to which it may be appropriate for the Agent to be party. By virtue of such appointment, each of the Banks and the Swap Provider hereby authorises the Agent:

16.1.1              to execute such documents as may be approved by the Majority Banks for execution by the Agent; and

16.1.2              (whether or not by or through employees or agents) to take such action on such Bank’s or (as the case may be) the Swap Provider’s behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement and/or any other Security Document, together with such powers and discretions as are reasonably incidental thereto.

16.2                        Agent’s actions

Any action taken by the Agent under or in relation to this Agreement or any of the other Security Documents whether with requisite authority or on the basis of appropriate instructions, received from the Banks (or as otherwise duly authorised) shall be binding on all the Banks, the Swap Provider and the other Creditors.

16.3                        Agent’s duties

The Agent shall:

16.3.1              promptly notify each Bank and the Swap Provider of the contents of each notice, certificate or other document received by it from the Borrowers under or pursuant to clauses 8.1.1, 8.1.5 and 8.1.7; and

16.3.2              (subject to the other provisions of this clause 16) take (or instruct the Security Agent to take) such action or, as the case may be, refrain from taking (or authorise the Security Agent to refrain from taking) such action with respect to the exercise of any of its rights, remedies, powers and discretions as agent, as the Majority Banks may direct.

16.4                        Agent’s rights

The Agent may:

16.4.1              in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement or any of the other Security Documents, act or, as the case may be, refrain from acting (or authorise the Security Agent to act or refrain from acting) in accordance with the instructions of the Banks and shall be fully protected in so doing;

16.4.2              unless and until it shall have received directions from the Majority Banks, take such action or, as the case may be, refrain from taking such action (or authorise the Security Agent to take or refrain from taking such action) in respect of a Default of which the Agent has actual knowledge as it shall deem advisable in the best interests of the Banks and the Swap Provider (but shall not be obliged to do so);

16.4.3              refrain from acting (or authorise the Security Agent to refrain from acting) in accordance with any instructions of the Banks to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents until it and/or the Security Agent has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it would or might incur as a result;

16.4.4              deem and treat (i) each Bank as the person entitled to the benefit of the Contribution of such Bank for all purposes of this Agreement unless and until a notice shall have been filed with the Agent pursuant to clause 15.3 and shall have become effective, and (ii) the office set opposite the name of each of the Banks in schedule 1 to be such Bank’s lending office, unless and until a written notice of change of lending office shall have been received by the Agent and the Agent may act upon any such notice unless and until the same is superseded by a further such notice;

16.4.5              rely as to matters of fact which might reasonably be expected to be within the knowledge of any Security Party upon a certificate signed by any director or officer of the relevant Security Party on behalf of the relevant Security Party; and

16.4.6              do anything which is in its opinion necessary or desirable to comply with any law or regulation in any jurisdiction.

16.5                        No liability of Arranger or Agent

Neither the Arranger nor the Agent nor any of their respective employees and agents shall:

16.5.1              be obliged to make any enquiry as to the use of any of the proceeds of any Advance unless (in the case of the Agent) so required in writing by a Bank, in which case the Agent shall promptly make the appropriate request to the Borrowers; or

16.5.2              be obliged to make any enquiry as to any breach or default by the Borrowers or any of them or any other Security Party in the performance or observance of any of the provisions of this Agreement or any of the other Security Documents or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Bank or the Swap Provider, in which case the Agent shall promptly notify the Banks of the relevant event or circumstance; or

16.5.3              be obliged to enquire whether or not any representation or warranty made by the Borrowers or any of them or any other Security Party pursuant to this Agreement or any of the other Security Documents is true; or

16.5.4              be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person; or

16.5.5              be obliged to account to any Bank or the Swap Provider for any sum or the profit element of any sum received by it for its own account; or

16.5.6              be obliged to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents other than on the instructions of the Majority Banks; or

16.5.7              be liable to any Bank or the Swap Provider for any action taken or omitted under or in connection with this Agreement or any of the other Security Documents unless caused by its gross negligence or wilful misconduct.

For the purposes of this clause 16, neither the Arranger nor the Agent shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the Arranger or the person for the time being acting as the Agent may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by the Arranger or, as the case may be, the Agent for any Security Party or any other person which may be a trade competitor of any Security Party or may otherwise have commercial interests similar to those of any Security Party.

16.6                        Non-reliance on Arranger or Agent

Each Bank and the Swap Provider acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Arranger or the Agent to induce it to enter into this Agreement or any of the other Security Documents and that it has made and will continue to make, without reliance on the Arranger or the Agent and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Security Parties and its own independent investigation of the financial condition, prospects and affairs of the Security Parties in connection with the making and continuation of such Bank’s Commitment or Contribution under this Agreement. Neither the Arranger nor the Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to any Security Party whether coming into its possession before the making of the Loan or at any time or times thereafter other than as provided in clause 16.3.1.

16.7                        No responsibility on Arranger or Agent for Borrowers’ performance

Neither the Arranger nor the Agent shall have any responsibility or liability to any Bank:

16.7.1              on account of the failure of any Security Party to perform its obligations under any of the Security Documents; or

16.7.2              for the financial condition of any Security Party; or

16.7.3              for the completeness or accuracy of any statements, representations or warranties in any of the Security Documents or any document delivered under any of the Security Documents; or

16.7.4              for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any of the Security Documents or of any certificate, report or other document executed or delivered under any of the Security Documents; or

16.7.5             to investigate or make any enquiry into the title of any of the Borrowers or any other Security Party to the Ships or any other security or any part thereof; or

16.7.6              for the failure to register any of the Security Documents with any official or regulatory body or office or elsewhere; or

16.7.7              for taking or omitting to take any other action under or in relation to any of the Security Documents or any aspect of any of the Security Documents; or

16.7.8              on account of the failure of the Security Agent to perform or discharge any of its duties or obligations under the Security Documents; or

16.7.9              otherwise in connection with this Agreement or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Banks.

16.8                        Reliance on documents and professional advice

Each of the Arranger and the Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Arranger’s or, as the case may be, the Agent’s employment).

16.9                        Other dealings

Each of the Arranger and the Agent may, without any liability to account to the Banks, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, any Security Party or any of its Related Companies or any of the Banks as if it were not the Arranger or, as the case may be, the Agent.

16.10                 Rights of Agent as Bank; no partnership

With respect to its own Commitment and Contribution (if any) the Agent shall have the same rights and powers under the Security Documents as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and the term “Banks” shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

16.11                 Amendments and waivers

16.11.1       Subject to clause 16.11.2, the Agent may, with the written consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of any of the Security Documents) and, if so instructed by the Majority Banks, shall:

(a)                                 agree (or authorise the Security Agent to agree) amendments or modifications to any of the Security Documents with the Borrowers and/or any other Security Party; and/or

(b)                                 vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any of the other Security Documents by the Borrowers and/or any other Security Party (or authorise the Security Agent to do so).

Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks by the Agent and (without prejudice to the generality of clause 16.2) shall be binding on all the Creditors.

16.11.2       Except with the prior written consent of all Banks, the Agent shall have no authority on behalf of the Banks to agree (or authorise the Security Agent to agree) with the Borrowers and/or any other Security Party any amendment or modification to any of the Security Documents or to grant (or authorise the Security Agent to grant) waivers in respect of breaches or defaults or to vary or excuse (or authorise the Security Agent to vary or excuse) performance of or under any of the Security Documents by the Borrowers or any of them and/or any other Security Party, if the effect of such amendment, modification, waiver or excuse would be to:

(a)                                 reduce the relevant Margin relating to any Advance;

(b)                                 postpone the due date or reduce the amount of any payment of principal, interest or other amount payable by any Security Party under any of the Security Documents;

(c)                                  change the currency in which any amount is payable by any Security Party under any of the Security Documents;

(d)                                 increase any Bank’s Commitment;

(e)                                  extend any Termination Date;

(f)                                   change any provision of any of the Security Documents which expressly or implied requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the sanction of all the Banks;

(g)                                  change the order of distribution under clauses 6.9 and 13.1;

(h)                                 change this clause 16.11;

(i)                                     change the definition of “Majority Banks” in clause 1.2; or

(j)                                    release any Security Party from the security constituted by any Security Document (except as required by the terms thereof or by law) or change the terms and conditions upon which such security or guarantee may be, or is required to be, released.

16.12                 Reimbursement and indemnity by Banks

Each Bank shall reimburse the Agent (rateably in accordance with such Bank’s Commitment or, if after the first drawdown, Contribution), to the extent that the Agent is not reimbursed by the Borrowers, for the costs, charges and expenses incurred by the Agent which are expressed to be payable by the Borrowers under clause 5.2 including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Agent (rateably in accordance with such Bank’s Commitment or, if after the first drawdown, Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Agent in connection with any of the Security Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Agent under any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Agent’s own gross negligence or wilful misconduct.

16.13                 Retirement of Agent

16.13.1       The Agent may, having given to the Borrowers, each of the Banks and the Swap Provider not less than fifteen (15) days’ notice of its intention to do so, retire from its appointment as Agent under this Agreement, provided that no such retirement shall take effect unless there has been appointed by the Banks and the Swap Provider as a successor agent:

(a)                                 a Related Company of the Agent nominated by the Agent which the Banks hereby irrevocably and unconditionally agree to appoint or, failing such nomination,

(b)                                 a Bank nominated by the Majority Banks or, failing such nomination,

(c)                                  any reputable and experienced bank or financial institution nominated by the retiring Agent.

Any corporation into which the retiring Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement and the other Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party, the Banks and the Swap Provider.

16.13.2       Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent. The retiring Agent shall (at the expense of the Borrowers) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.14                 Appointment and retirement of Security Agent

16.14.1       Appointment

Each of the Banks, the Agent and the Swap Provider irrevocably appoints the Security Agent as its security agent and trustee for the purposes of this Agreement and the Security Documents to which the Security Agent is or is to be a party, in each case on the terms set out in this Agreement. By virtue of such appointment, each of the Banks, the Agent and the Swap Provider hereby authorises the Security Agent (whether or not by or through employees or agents) to take such action on its behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Security Agent by this Agreement and/or the Security Documents to which the Security Agent is or is intended to be a party, together with such powers and discretions as are reasonably incidental thereto.

16.14.2       Retirement

Without prejudice to clause 16.13, the Security Agent may, having given to the Borrowers, the Agent and each of the Banks and the Swap Provider not less than fifteen (15) days’ notice of its intention to do so, retire from its appointment as Security Agent under this Agreement and any Trust Deed, provided that no such retirement shall take effect unless there has been appointed by the Banks, the Agent and the Swap Provider as a successor security agent and trustee:

(a)                                 a Related Company of the Security Agent nominated by the Security Agent which the Agent and the Banks hereby irrevocably and unconditionally agree to appoint or, failing such nomination,

(b)                                 a bank or trust corporation nominated by the Majority Banks or, failing such nomination,

(c)                                  any bank or trust corporation nominated by the retiring Security Agent,

and, in any case, such successor security agent and trustee shall have duly accepted such appointment by delivering to the Agent (i) written confirmation (in a form acceptable to the Agent) of such acceptance agreeing to be bound by this Agreement in the capacity of Security Agent as if it had been an original party to this Agreement and (ii) a duly executed Trust Deed.

Any corporation into which the retiring Security Agent may be merged or converted or any corporation with which the Security Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Security Agent shall be a party shall, to the extent permitted by applicable law, be the successor Security Agent under this Agreement, any Trust Deed and the other Security Documents referred to in clause 16.14.1 without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, any Trust Deed and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party and the Banks.

Upon any such successor as aforesaid being appointed, the retiring Security Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Security Agent. The retiring Security Agent shall (at the expense of the Borrowers) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.15                 Powers and duties of the Security Agent

16.15.1       The Security Agent shall have no duties, obligations or liabilities to the Agent, the Swap Provider or any of the Banks and the Agent beyond those expressly stated in any of the Security Documents. Each of the Agent, the Swap Provider and the Banks hereby authorises the Security Agent to enter into and execute:

(a)                                 each of the Security Documents to which the Security Agent is or is intended to be a party; and

(b)                                 any and all such other Security Documents as may be approved by the Agent in writing (acting on the instructions of the Majority Banks) for entry into by the Security Agent, and, in each and every case, to hold any and all security thereby created upon trust for the Banks, the Swap Provider and the Agent in the manner contemplated by this Agreement.

16.15.2       Subject to clause 16.15.3, the Security Agent may, with the prior consent of the Majority Banks communicated in writing by the Agent, concur with any of the Security Parties to:

(a)                                 amend, modify or otherwise vary any provision of the Security Documents to which the Security Agent is or is intended to be a party; or

(b)                                 waive breaches of, or defaults under, or otherwise excuse performance of, any provision of the Security Documents to which the Security Agent is or is intended to be a party.

Any such action so authorised and effected by the Security Agent shall be promptly notified to the Banks, the Agent and the Swap Provider by the Security Agent and shall be binding on the other Creditors.

16.15.3       The Security Agent shall not concur with any Security Party with respect to any of the matters described in clause 16.11.2 without the consent of the Banks communicated in writing by the Agent.

16.15.4       The Security Agent shall (subject to the other provisions of this clause 16) take such action or, as the case may be, refrain from taking such action, with respect to any of its rights, powers and discretions as security agent and trustee, as the Agent may direct. Subject as provided in the foregoing provisions of this clause, unless and until the Security Agent shall have received such instructions from the Agent, the Security Agent may, but shall not be obliged to, take (or refrain from taking) such action under or pursuant to the Security Documents referred to in clause 16.14.1 as the Security Agent shall deem advisable in the best interests of the Creditors provided that (for the avoidance of doubt), to the extent that this clause might otherwise be construed as authorising the Security Agent to take, or refrain from taking, any action of the nature referred to in clause 16.15.2 - and for which the prior consent of the Banks is expressly required under clause 16.15.3 - clauses 16.15.2 and 16.15.3 shall apply to the exclusion of this clause.

16.15.5       None of the Banks nor the Swap Provider nor the Agent shall have any independent power to enforce any of the Security Documents referred to in clause 16.14.1 or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or any of them or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents or any of them except through the Security Agent.

16.15.6       For the purpose of this clause 16, the Security Agent may, rely and act in reliance upon any information from time to time furnished to the Security Agent by the Agent (whether pursuant to clause 16.15.7 or otherwise) unless and until the same is superseded by further such information, so that the Security Agent shall have no liability or responsibility to any party as a consequence of placing reliance on and acting in reliance upon any such information unless the Security Agent has actual knowledge that such information is inaccurate or incorrect.

16.15.7       Without prejudice to the foregoing each of the Agent, the Swap Provider and the Banks (whether directly or through the Agent) shall provide the Security Agent with such written information as it may reasonably require for the purpose of carrying out its duties and obligations under the Security Documents referred to in clause 16.14.1.

16.15.8       Each Bank shall reimburse the Security Agent (rateably in accordance with such Bank’s Commitment or, if after the first drawdown, Contribution), to the extent that the Security Agent is not reimbursed by the Borrowers, for the costs, charges and expenses incurred by the Agent which are expressed to be payable by the Borrowers under clause 5.2 including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Security Agent (rateably in accordance with such Bank’s Commitment or, if after the first drawdown, Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Security Agent in connection with any of the Security Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Security Agent under any of the Security Documents, unless such liabilities, damages, costs or claims arise from the Security Agent’s own gross negligence or wilful misconduct.

16.16                 Trust provisions

16.16.1       In its capacity as trustee in relation to the Security Documents specified in clause 16.14.1, the Security Agent shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of any of those Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by any of those Security Documents.

16.16.2       It is expressly declared that, in its capacity as trustee in relation to the Security Documents specified in clause 16.14.1, the Security Agent shall be entitled to invest moneys forming part of the security and which, in the opinion of the Security Agent, may not be paid out promptly following receipt in the name or under the control of the Security Agent in any of the investments for the time being authorised by law for the investment by trustees of trust moneys or in any other property or investments whether similar to the aforesaid or not or by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify its investments and the Security Agent may at any time vary or transpose any such property or investments for or into any others of a like nature and shall not be responsible for any loss due to depreciation in value or otherwise of such property or investments. Any investment of any part or all of the security may, at the discretion of the Security Agent, be made or retained in the names of nominees.

16.17                 Independent action by Creditors

None of the Creditors shall enforce, exercise any rights, remedies or powers or grant any consents or releases under or pursuant to, or otherwise have a direct recourse to the security and/or guarantees constituted by any of the Security Documents without the prior written consent of the Majority Banks but, Provided such consent has been obtained, it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.

16.18                 Common Agent and Security Agent

The Agent and the Security Agent have entered into the Security Documents in their separate capacities (a) as agent for the Banks and the Swap Provider under and pursuant to this Agreement (in the case of the Agent) and (b) as security agent and trustee for the Banks, the Agent and the Swap Provider under and pursuant to this Agreement, to hold the guarantees and/or security created by the Security Documents specified in clause 16.14.1 on the terms set out in such Security Documents (in the case of the Security Agent). However, from time to time the Agent and the Security Agent may be the same entity. When the Agent and the Security Agent are the same entity and any Security Document provides for the Agent to communicate with or provide instructions to the Security Agent (and vice versa), it will not be necessary for there to be any such formal communications or instructions on those occasions.

16.19                 Co-operation to achieve agreed priorities of application

The Banks, the Agent and the Swap Provider shall co-operate with each other and with the Security Agent and any receiver under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 13.1 (unless otherwise expressly provided for in any such Security Document).

16.20                 Prompt distribution of proceeds

Moneys received by any of the Creditors (whether from a receiver or otherwise) pursuant to the exercise of (or otherwise by virtue of the existence of) any rights and powers under or pursuant to any of the Security Documents shall (after providing for all costs, charges, expenses and liabilities and other payments ranking in priority) be paid to the Agent for distribution (in the case of moneys so received by any of the Creditors other than the Agent or the Security Agent) and shall be distributed by the Agent or, as the case may be, the Security Agent (in the case of moneys so received by the Agent or, as the case may be, the Security Agent) in each case in accordance with clause 13.1. The Agent or, as the case may be, the Security Agent shall make each such application and/or distribution as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Agent or, as the case may be, the Security Agent save that (without prejudice to any other provision contained in any of the Security Documents) the Agent or, as the case may be, the Security Agent (acting on the instructions of the Majority Banks) or any receiver may credit any moneys received by it to a suspense account for so long and in such manner as the Agent or such receiver may from time to time determine with a view to preserving the rights of the Agent and/or the Security Agent and/or the Account Bank and/or the Arranger and/or the Swap Provider and/or the Banks or any of them to provide for the whole of their respective claims against the Borrowers or any other person liable.

17                                  Notices and other matters

17.1                        Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

17.1.1              be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

17.1.2              be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or three (3) days after it has been put in the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

17.1.3              be sent:

(a)                                 if to the Borrowers or any of them at:

c/o Quintana Ship Management Ltd.
5 Xenias Street 145 62
Kifissia
Greece

Fax no: +30 210 62 34 493
Attn:                    Ms Viktoria Poziopoulou

(b)                                 if to the Arranger and/or Agent and/or the Account Bank and/or the Security Agent at:

ABN AMRO Bank N.V.
Coolsingel 93
3012 AE Rotterdam
The Netherlands

Fax No: +31 10 401 5323
Attn:                    Loans Administration

(c)                                  if to a Bank, to its address or fax number specified in schedule 1 or in any relevant Transfer Certificate; or

(d)                                 in the case of the Swap Provider, to its address or fax number specified in paragraph (a) of Part 4 of the Schedule to the Master Swap Agreement,

or to such other address and/or numbers as is notified by one party to the other parties under this Agreement.

17.2                        Notices through the Agent

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) any other Security Document to be given by the Borrowers or any of them to any other party (other than the Swap Provider), shall be given to the Agent for onward transmission as appropriate and if it is to be given to the Borrowers it shall (except otherwise provided in the Security Documents) be given to the Agent.

17.3                        No implied waivers, remedies cumulative

No failure or delay on the part of a Creditor to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by such Creditor of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

17.4                        English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Creditors or any of them shall be entitled to rely.

17.5                        Borrowers’ obligations

17.5.1              Joint and several

Notwithstanding anything to the contrary contained in any of the Security Documents, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by the Security Documents to which it is, or is to be, a party notwithstanding that the other Borrowers which are intended to sign or to be bound may not do so or be effectually bound and notwithstanding that any of the Security Documents may be invalid or unenforceable against the other Borrowers, whether or not the deficiency is known to any of the Creditors.

17.5.2              Borrowers as principal debtors

Each Borrower acknowledges and confirms that it is a principal and original debtor in respect of all amounts which may become payable by the Borrowers in accordance with the terms of this Agreement or any of the other Security Documents and agrees that the Creditors may also continue to treat it as such, whether or not any Creditor is or becomes aware that such Borrower is or has become a surety for the other Borrowers.

17.5.3              Indemnity

The Borrowers hereby agree jointly and severally to keep the Creditors fully indemnified on demand against all damages, losses, costs and expenses arising from any failure of any Borrower to perform or discharge any purported obligation or liability of the other Borrowers which would have been the subject of this Agreement or any other Security Document had it been valid and enforceable and which is not or ceases to be valid and enforceable against the other Borrowers on any ground whatsoever, whether or not known to a Creditor including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the other Borrowers (or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or any other incapacity of any person whatsoever

(including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Security Party).

17.5.4              Liability unconditional

None of the obligations or liabilities of the Borrowers under this Agreement or any other Security Document shall be discharged or reduced by reason of:

(a)                                 the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Borrower or any other person liable;

(b)                                 the Agent (acting on the instructions of the Majority Banks) granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, any Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting, varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any Borrower or any other person liable; or

(c)                                  anything done or omitted which but for this provision might operate to exonerate the Borrowers or any of them.

17.5.5              Recourse to other security

The Creditors shall not be obliged to make any claim or demand or to resort to any Security Document or other means of payment now or hereafter held by or available to it for enforcing this Agreement or any of the Security Documents against any Borrower or any other person liable and no action taken or omitted by any Creditor in connection with any such Security Document or other means of payment will discharge, reduce, prejudice or affect the liability of the Borrowers under this Agreement and the Security Documents to which any of them is, or is to be, a party.

17.5.6              Waiver of Borrowers’ rights

Each Borrower agrees with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Total Commitment remains outstanding, it will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks):

(a)                                 exercise any right of subrogation, reimbursement and indemnity against the other Borrowers or any other person liable under the Security Documents;

(b)                                 demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to such Borrower from the other Borrowers or from any other person liable or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument created or evidencing an Encumbrance in respect of the same or dispose of the same;

(c)                                  take any steps to enforce any right against the other Borrowers or any other person liable in respect of any such moneys; or

(d)                                 claim any set-off or counterclaim against the other Borrowers or any other person liable or claiming or proving in competition with any Creditor in the liquidation of the other

Borrowers or any other person liable or have the benefit of, or share in, any payment from or composition with, the other Borrowers or any other person liable or any other Security Document now or hereafter held by any Creditor for any moneys owing under this Agreement or for the obligations or liabilities of any other person liable but so that, if so directed by the Agent, it will prove for the whole or any part of its claim in the liquidation of the other Borrowers or other person liable on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Banks and applied in or towards discharge of any moneys owing under this Agreement in such manner as the Agent (acting on the instructions of the Majority Banks) shall deem appropriate.

18                                  Governing law and jurisdiction

18.1                        Law

This Agreement and any non-contractual obligations in connection with this Agreement are governed by and shall be construed in accordance with English law.

18.2                        Submission to jurisdiction

The Borrowers jointly and severally agree, for the benefit of each Creditor, that any legal action or proceedings arising out of or in connection with this Agreement and/or any non-contractual obligations connected with this Agreement against the Borrowers or any of them or any of their respective assets may be brought in the English courts. Each of the Borrowers irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Hill Dickinson Service (London) Limited at present of Irongate House, 22-30 Duke’s Place, London EC3A 7HX, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of a Creditor to take proceedings against the Borrowers or any of them in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrowers or any of them may have against any Creditor arising out of or in connection with this Agreement and/or any non-contractual obligations connected with this Agreement.

18.3                        Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

The Banks and their Commitments

Name	Lending Office	Address for Notices	Commitment ($)
ABN AMRO Bank N.V.	Coolsingel 93 3012 AE Rotterdam The Netherlands	Coolsingel 93 3012 AE Rotterdam The Netherlands Fax no: +31 10 401 5323 Att: Loans Administration	70,079,250
TOTAL COMMITMENT			70,079,250

Schedule 2
Form of Drawdown Notice

(referred to in clause 2.4)

To:                             ABN AMR° Bank N.V.
Coolsingel 93
3012 AE Rotterdam
The Netherlands
(as Agent)

[•] 20[•]

U.S.$70,079,250 Loan - Loan Agreement dated 7 June 2011 as amended and restated (the “Loan Agreement”)

We refer to the Loan Agreement and hereby give you notice that we wish to draw down the [•] [•] Advance[s] namely $[•] on [•] 20[•] and select [a first Interest Period in respect thereof of [•] months] [the first interest period in respect hereof to expire on [•] 20[•]]. The funds should be credited to [name and number of account] with [details of bank in New York City].

We confirm that:

(a)                                 no event or circumstance has occurred and is continuing which constitutes a Default;

(b)                                 the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b) of the Loan Agreement and (ii) clause 4 of the Corporate Guarantee, are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c)                                  the borrowing to be effected by the drawdown of such Advance[s] will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded;

(d)                                 there has been no material adverse change in our financial position or our business or in the financial position or the business of any other Security Party or any other member of the Group, from that described by us or by any other Security Party to the Creditors or any of them in the negotiation of the Loan Agreement; and

(e)                                  we will use the proceeds of the Loan for our benefit and under our full responsibility and exclusively for the purpose specified in the Loan Agreement.

Words and expressions defined in the Loan Agreement shall have the same meanings where used herein.

For and on behalf of
Q JAKE SHIPPING LTD.

For and on behalf of
Q IOANARI SHIPPING LTD

For and on behalf of
Q A MARITIME LTD. (formerly known as Q ARION SHIPPING LTD.)

For and on behalf of
Q SHEA SHIPPING LTD.

Schedule 3
Documents and evidence required as conditions precedent to the Loan being made

(referred to in clause 9.1)

Part 1

1                                         Constitutional documents

Copies, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

2                                         Corporate authorisations

copies of resolutions of the directors and stockholders of each Security Party approving such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party’s obligations thereunder, certified (in a certificate dated no earlier than the date of this Agreement) by an officer of such Security Party as:

(a)                                 being true and correct;

(b)                                 being duly passed at meetings of the directors of such Security Party and of the stockholders of such Security Party duly convened and held;

(c)                                  not having been amended, modified or revoked; and

(d)                                 being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions;

3                                         Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;

4                                         Certificate of incumbency

a list of directors and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;

5                                         Borrower’s consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Borrowers that no consents, authorisations, licences or approvals are necessary for that Borrower to authorise or are required by that Borrower in connection with the borrowing by that Borrower of the Loan pursuant to this Agreement or the execution, delivery and performance of that Borrower’s Security Documents;

6                                         Other consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each Security Party (other than the Borrowers) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrowers of the Total Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

7                                         Certified Contracts and Initial Charter

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the relevant Borrower of each of the Contracts and the Initial Charter, such Initial Charter to be otherwise in form and substance, and otherwise on terms satisfactory to the Agent in all respects;

8                                         Security Documents

the Corporate Guarantee, the Master Swap Agreement, the Swap Assignment, the Share Pledges and the Account Pledges (each together with the other documents to be delivered to the Agent pursuant thereto), each duly completed and executed by the relevant Security Parties;

9                                         Accounts

evidence that the Accounts have been opened and duly completed mandate forms in respect thereof have been delivered to the Agent;

10                                  Fees and commitment commission

evidence that any fees and commitment commission due by the Borrowers to any of the Creditors pursuant to the terms of clause 5.1 or any other provision of the Security Documents have been paid in full;

11                                  Shareholder’s Agreement

a copy certified (in a certificate dated not earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the Borrowers of the first amended and restated limited liability company agreement in respect of the Corporate Guarantor dated as of 4 March 2011 entered into between (inter alios) Quintana Shipping Investors LLC of the Republic of the Marshall Islands as sole shareholder of record of the Corporate Guarantor, duly executed by the parties to it, in a form and substance acceptable to the Agent (on the instructions of the Majority Banks) in its sole discretion;

12                                  Registration forms

such statutory forms duly signed by the Borrowers and the other Security Parties as may be required by the Agent to perfect the security contemplated by the Security Documents to be executed under this Part 1;

13                                  Marshall Islands opinion

an opinion of Messrs. Cozen O’Connor, special legal advisers to the Agent on matters of Marshall Islands law;

14                                  Dutch opinion

an opinion of Norton Rose LLP, special legal advisers to the Agent on matters of Dutch law;

15                                  Borrowers’ process agent

a letter from each Borrower’s agent for receipt of service of proceedings referred to in clause 18.2 accepting its appointment under the said clause and under each of the other Security Documents referred to in this Part 1 and in which it is or is to be appointed as such Borrower’s agent;

16                                  Security Parties’ process agent

a letter from each other Security Party’s agent for receipt of service of proceedings referred to in each of the Security Documents referred to in this Part 1 and to which such Security Party is a party accepting its appointment under each such Security Document; and

17                                  “Know your customer”

such documentation and other evidence as is requested by the Agent in order for the Agent or any Bank or the Account Bank to carry out and be satisfied with the results of all necessary “know your client” or other checks which each such Bank or the Account Bank is required to carry out under any applicable law or legislation or by any regulatory or financial services authority (including in the European Union or the U.S.A.), in relation to the transactions contemplated by this Agreement and to the identity of any parties to this Agreement (other than the Creditors) and their members of the board of directors, officers, shareholders and ultimate beneficial owners.

Part 2

1                                         Drawdown notice

The Drawdown Notice in respect of the relevant Advance duly executed;

2                                         Conditions precedent

evidence that the conditions precedent set out in Part 1 of schedule 3 remain fully satisfied and evidence that any conditions precedent set out in Part 1 of schedule 3 relating to the Q Shea Ship and the Q Shea Borrower have been delivered to the extent not already delivered;

3                                         Ship conditions

evidence that the Ship relevant to such Advance:

(i)                                     Registration and Encumbrances

is registered in the name of the relevant Borrower through the relevant Registry under the laws and flag of the relevant Flag State and that such Ship and its Earnings, Insurances and Requisition Compensation are free of Encumbrances; and

(ii)                                  Classification

maintains the relevant Classification free of all requirements and overdue recommendations of the relevant Classification Society; and

(iii)                               Insurance

is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of the Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which such Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Ship);

(iv)                              Charter

has been delivered for service under the relevant Initial Charter and has been accepted for service thereunder by the relevant Charterer;

4                                         Title and no Encumbrances

(a)                                 evidence that the transfer of title to the Ship relevant to such Advance from the Seller to the relevant Borrower has been duly recorded with the relevant Registry and there are no Encumbrances (other than Permitted Encumbrances); and

(b)                                 evidence that:

(i)                                     where the relevant Advance is in respect of the Q Jake Ship or the Q Shea Ship, such Ship will be deleted from any prior ship register within thirty (30) days from the Delivery Date of such Ship;

(ii)                                  where the relevant Advance is in respect of Q Ioanari Ship, there was no prior registration of such Ship in the name of the relevant Seller in any ship register, the relevant Seller having transferred title to such Ship to the relevant Borrower by the relevant Seller immediately after the completion of the construction of such Ship under the shipbuilding contract referred to in the Contract relating to such Ship; and

(iii)                               where the relevant Advance is in respect of Q Arion Ship, there was no prior registration of such Ship in the name of the relevant Seller in any ship register, the relevant Seller having transferred title to such Ship to the relevant Borrower by the relevant Seller immediately after the completion of the construction of such Ship under the shipbuilding contract referred to in the Contract relating to such Ship;

5                                         Fees and commissions

payment of any fees and commissions due by the Borrowers pursuant to clause 5.1 or any other provision of the Security Documents;

6                                         Bill of sale and delivery documents

a copy, certified as a true and complete copy by an officer of the Borrowers, of a duly executed and notarised/legalised bill of sale in respect of the Ship relevant to such Advance evidencing the full Contract Price for such Ship and the other delivery documents duly executed and exchanged pursuant to the relevant Contract;

7                                         Readiness and payment of Contract Price

evidence that the Ship relevant to such Advance is in all respects ready for delivery pursuant to the relevant Contract and that the relevant Contract Price for such Ship has been paid in full;

8                                         Security Documents

the Mortgage, the General Assignment and the Manager’s Undertaking in respect of the Ship relevant to such Advance and the Charter Assignment in respect of the relevant Initial Charter of such Ship together with the other documents to be delivered to the Security Agent pursuant thereto, each duly executed and delivered;

9                                         Notices of assignment

duly executed notices of assignment in the forms prescribed by the Ship Security Documents for the Ship relevant to such Advance;

10                                  Mortgage registration

evidence that the Mortgage in respect of the Ship relevant to such Advance has been registered against such Ship through the relevant Registry under the laws and flag of the relevant Flag State;

11                                  Borrowers’ process agent

a letter from the agent of the Borrower owning the Ship relevant to such Advance, for receipt of service of proceedings referred to in each of the relevant Ship Security Documents in which it is or is to be appointed as such Borrower’s agent, accepting its appointment thereunder;

12                                  Manager’s process agent

a letter from the Manager’s agent for receipt of service of proceedings referred to in the Manager’s Undertaking for the Ship relevant to such Advance, accepting its appointment thereunder;

13                                  Registration forms

such statutory forms duly signed by the Borrowers and the other Security Parties as may be required by the Agent to perfect the security contemplated by the Security Documents referred to in this Part 2;

14                                  Insurance opinion

an opinion from insurance consultants to the Agent (at the cost of the Borrowers), on the insurances effected or to be effected in respect of the Ship relevant to such Advance, upon and following the Drawdown Date of such Advance;

15                                  Certified Management Agreement

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of such Advance) as a true and complete copy by an officer of the relevant Borrower, of the relevant Management Agreement;

16                                  Valuation

a valuation of the Ship relevant to such Advance (dated not earlier than thirty (30) days prior to the Drawdown Date of such Advance) made (at the cost of the Borrowers) on the basis and in the manner specified in clause 8.2.2 providing a market value of such Ship acceptable to the Agent in its sole discretion (it being understood that the valuations in respect of the Q Jake Ship made by H. Clarkson & Co. Ltd dated 3 June 2011 and SSY Valuation Services Ltd dated 4 May 2011 shall be deemed to satisfy this condition precedent in respect of the Q Jake Ship);

17                                  DOC and application for SMC

a certified copy of the DOC issued to the Operator of the Ship relevant to such Advance and either (i) a certified copy of the SMC for such Ship or (ii) evidence satisfactory to the Agent that the Operator has applied to the relevant Regulatory Agency for an SMC for such Ship to be issued pursuant to the Code within any time limit required or recommended by such Regulatory Agency;

18                                  ISPS Code compliance

(a)                                 evidence satisfactory to the Agent that the Ship relevant to such Advance is subject to a ship security plan which complies with the ISPS Code; and

(b)                                 a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of such Advance) as a true and complete copy by an officer of the relevant Borrower of the ISSC for such Ship (or an application in respect thereof);

19                                  Marshall Islands opinion

an opinion of Cozen O’Connor, special legal advisers to the Agent on matters of Marshall Islands law;

20                                  Survey report

if required by the Agent, a survey report from surveyors appointed by the Agent (acting on the instructions of the Majority Banks), prepared following a physical inspection made by them of the Ship relevant to such Advance evidencing that such Ship is in a condition satisfactory to the Agent and maintains specifications in all respects acceptable to the Agent;

21                                  Further opinions

such further opinions as the Agent may require; and

22                                  Further conditions precedent

such further conditions precedent as the Agent may require.

Schedule 4
Form of Transfer Certificate

(refer to in clause 15.3)

TRANSFER CERTIFICATE

Banks are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Loan Agreement without further ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services and Markets Act 2000 and regulations made thereunder and similar statutes which may be in force in other jurisdictions

To:                             ABN AMRO BANK N.V. as agent on its own behalf and on behalf of the Borrowers, the Banks, the Account Bank, the Security Agent, the Arranger and the Swap Provider defined in the Loan Agreement referred to below.

[Date]

Attention:                                         [•]

This certificate (“Transfer Certificate”) relates to a loan agreement dated 7 June 2011 as amended and restated by a supplemental agreement dated 2 September 2011 and as further amended and restated by a second supplemental agreement dated [•] June 2012 (together the “Loan Agreement”) and made between Q Jake Shipping Ltd., Q Ioanari Shipping Ltd, Q A Maritime Ltd. (formerly known as Q Arion Shipping Ltd.) and Q Shea Shipping Ltd. (the “Borrowers”), (2) the banks and financial institutions defined therein as banks (the “Banks”), (3) ABN AMRO Bank N.V. as Arranger, Agent, Security Agent, Account Bank and Swap Provider in relation to a loan of up to Seventy million seventy nine thousand two hundred and fifty Dollars ($70,079,250). Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the same meanings when used herein.

In this Certificate:

the “Transferor” means [full name] of [lending office]; and

the “Transferee” means [full name] of [lending office].

1                                         The Transferor with full title guarantee assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as a Bank under or by virtue of the Loan Agreement and all the Security Documents in relation to [ ] per centum ([  ]%) of the [Contribution] [Commitment] of the Transferor (or its predecessors in title), details of which are set out below:

Date of Advance[s]	Amount of Advance[s]	Transferor’s [Contribution] [Commitment] to Advance[s]	Maturity Date

2                                         By virtue of this Transfer Certificate and clause 15 of the Loan Agreement, the Transferor is discharged [entirely from its [Contribution] [Commitment], which amounts to $[   ]].

3                                         The Transferee hereby requests the Agent (on behalf of itself, the Borrowers, the Account Bank, the Security Agent, the Arranger, the Swap Provider and the Banks) to accept the executed copies of this Transfer Certificate as being delivered pursuant to and for the purposes of clause

15.3 of the Loan Agreement so as to take effect in accordance with the terms thereof on [date of transfer].

4                                         The Transferee:

4.1                               confirms that it has received a copy of the Loan Agreement and the other Security Documents together with such other documents and information as it has required in connection with the transaction contemplated thereby;

4.2                               confirms that it has not relied and will not hereafter rely on the Transferor, the Agent, the Account Bank, the Arranger, the Banks, the Swap Provider or the Security Agent to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of the Loan Agreement, any of the Security Documents or any such documents or information;

4.3                               agrees that it has not relied and will not rely on the Transferor, the Agent, the Account Bank, the Arranger, the Swap Provider, the Banks or the Security Agent to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers, or any other Security Party (save as otherwise expressly provided therein);

4.4                               warrants that it has power and authority to become a party to the Loan Agreement and has taken all necessary action to authorise execution of this Transfer Certificate and to obtain all necessary approvals and consents to the assumption of its obligations under the Loan Agreement and the Security Documents; and

4.5                               if not already a Bank, appoints (i) the Agent to act as its agent and (ii) the Security Agent to act as its security agent and trustee, as provided in the Loan Agreement and the Security Documents and agrees to be bound by the terms of the Loan Agreement and the Security Documents.

5                                         The Transferor:

5.1                               warrants to the Transferee that it has full power to enter into this Transfer Certificate and has taken all corporate action necessary to authorise it to do so;

5.2                               warrants to the Transferee that this Transfer Certificate is binding on the Transferor under the laws of England, the country in which the Transferor is incorporated and the country in which its lending office is located; and

5.3                               agrees that it will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Transfer Certificate or for a similar purpose.

6                                         The Transferee hereby undertakes with the Transferor and each of the other parties to the Loan Agreement and the other Security Documents that it will perform in accordance with its terms all those obligations which by the terms of the Loan Agreement and the other Security Documents will be assumed by it after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

7                                         By execution of this Transfer Certificate on their behalf by the Agent and in reliance upon the representations and warranties of the Transferee, the Borrowers, the Agent, the Security Agent, the Arranger, the Account Bank, the Swap Provider and the Banks accept the Transferee as a party to the Loan Agreement and the Security Documents with respect to all those rights and/or obligations which by the terms of the Loan Agreement and the Security Documents will be assumed by the Transferee (including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent, the Account Bank, the Arranger, the Swap

Provider and the Security Agent as provided by the Loan Agreement) after delivery of the executed copies of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

8                                         None of the Transferor, the Agent, the Security Agent, the Account Bank, the Arranger, the Swap Provider or the Banks:

8.1                               makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Loan Agreement or any of the Security Documents or any document relating thereto; or

8.2                               assumes any responsibility for the financial condition of the Borrowers or any of them or any other Security Party or any party to any such other document or for the performance and observance by the Borrowers or any of them or any other Security Party or any party to any such other document (save as otherwise expressly provided therein) and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded (except as aforesaid).

9                                         The Transferor and the Transferee each undertake that they will on demand fully indemnify the Agent in respect of any claim, proceeding, liability or expense which relates to or results from this Transfer Certificate or any matter concerned with or arising out of it unless caused by the Agent’s gross negligence or wilful misconduct, as the case may be.

10                                  The agreements and undertakings of the Transferee in this Transfer Certificate are given to and for the benefit of and made with each of the other parties to the Loan Agreement and the Security Documents.

11                                  This Transfer Certificate and any non-contractual obligations in connection with this Transfer Certificate are governed by, and shall be construed in accordance with, English law.

Transferor	Transferee

By:	By:

Dated:	Dated:

Agent

Agreed for and on behalf of itself as Agent, the Borrowers, the Security Agent, the Account Bank, the Arranger, the Banks and the Swap Provider.

ABN AMRO BANK N.V.

By:
Dated:

Note: The execution of this Transfer Certificate alone may not transfer a proportionate share of the Transferor’s interest in the security constituted by the Security Documents in the Transferor’s or Transferee’s jurisdiction. It is the responsibility of the Transferee to ascertain whether any other documents are required to perfect a transfer of such a share in the Transferor’s interest in such security in any such jurisdiction and, if so, to seek appropriate advice and arrange for execution of the same.

The Schedule

Outstanding Contribution: $•
Commitment $•
Portion Transferred: •%

Administrative Details of Transferee

Name of Transferee:
Lending Office:

Contact Person:
(Loan Administration Department)
Telephone:
Telefax No:

Contact Person:
(Credit Administration Department)
Telephone:
Telefax No:

[Account for payments:]

Schedule 4

Form of Amended and Restated Swap Assignment

19

Private & Confidential

Dated 7 June 2011 as amended and restated on 2 September 2011

and as further amended and restated on      June 2012

Q A MARITIME LTD.
(formerly known as Q ARION SHIPPING LTD.)
Q JAKE SHIPPING LTD.
Q IOANARI SHIPPING LTD
and

Q SHEA SHIPPING LTD.(1)

and

ABN AMRO BANK N.V.(2)

SWAP ASSIGNMENT

Contents

Clause		Page

1	Definitions	2

2	Covenant to pay and assignment	4

3	Undertakings	5

4	Continuing security and other matters	6

5	Powers of Security Agent to protect security	7

6	Powers of Security Agent on Event of Default	7

7	Attorney	8

8	Further assurance	8

9	Costs and indemnities	9

10	Remedies cumulative and other provisions	9

11	Notices	9

12	Counterparts	10

13	Borrowers’ obligations	10

14	Benefit of this Deed	10

15	Law and jurisdiction	10

THIS DEED OF ASSIGNMENT is dated 7 June 2011 as amended and restated by a supplemental agreement dated 2 September 2011 and as further amended and restated by a second supplemental agreement dated      June 2012 and made BETWEEN:

(1)         Q A MARITIME LTD. (formerly known as Q ARION SHIPPING LTD.), Q JAKE SHIPPING LTD., Q IOANARI SHIPPING LTD and Q SHEA SHIPPING LTD., each a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (together the “Borrowers”); and

(2)         ABN AMRO BANK N.V. acting for the purposes of this Deed through its branch at Coolsingel 93, 3012 AE Rotterdam, The Netherlands as security agent and trustee for and on behalf of the Secured Creditors (as defined below) (the “Security Agent”).

WHEREAS:

(A)                               by a loan agreement dated 7 June 2011 as amended and restated by a supplemental agreement dated 2 September 2011 and as further amended and restated by a second supplemental agreement dated      June 2012 (together, the “Loan Agreement”) made between (1) the Borrowers as joint and several borrowers, (2) ABN AMRO Bank N.V. as agent (in such capacity the “Agent”), security Agent, arranger, account bank and swap provider (in such capacity the “Swap Provider”) and (3) the banks and financial institutions referred to in schedule 1 thereto as lenders (the “Banks”; and, together with the Swap Provider and the Agent, the “Secured Creditors”), the Banks agreed (inter alia) to make available to the Borrowers, jointly and severally, upon the terms and conditions therein contained, a loan facility of up to Seventy million seventy nine thousand two hundred and fifty Dollars ($70,079,250);

(B)                               by a 2002 ISDA Master Agreement dated as of 7 June 2011 as amended and supplemented by an ISDA amendment agreement dated 2 September 2011 and as further amended and supplemented by an ISDA amendment agreement dated        June 2012 (together, the “Master Swap Agreement”) made between the Borrowers and the Swap Provider and comprising a 2002 ISDA Master Agreement (including the Schedule thereto) and the Confirmations (as defined therein) supplemental thereto and any Transactions governed thereby, the Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) one or more interest rate swap transactions with the Borrowers in respect of the Loan (whether in whole or in part, as the case may be) from time to time;

(C)                               pursuant to clause 16.14 of the Loan Agreement each of the Secured Creditors has appointed the Security Agent as its security agent and trustee and pursuant to a deed of trust dated 7 June 2011 and executed by the Security Agent (as trustee) in favour of the Secured Creditors, the Security Agent agreed to hold, receive, administer and enforce this Deed as security agent and trustee for and on behalf of the Secured Creditors;

(D)                              it is a condition precedent to each of the Banks making its Commitment available under the Loan Agreement that the Borrowers as security for (inter alia) their obligations under the Loan Agreement shall execute this Deed; and

(E)                                this Deed is supplemental to the Loan Agreement and to the security thereby created and is the Swap Assignment referred to in the Loan Agreement.

1

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows:

1                                         Definitions

1.1                               Defined expressions

Words and expressions defined in the Loan Agreement shall, unless otherwise defined in this Deed, or the context otherwise requires, have the same meanings when used in this Deed.

1.2                               Definitions

In this Deed, unless the context otherwise requires:

“Agent” includes its successors in title, assignees and/or its replacements;

“Assigned Property” means all of the Borrowers’ right, title and interest in and to:

(a)                                 the Swap Payments; and

(b)                                 all Swap Contract Rights;

“Banks” includes their respective successors in title and/or Transferees; “Borrowers” includes their respective successors in title;

“Collateral Instruments” means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or any of them or any other person liable and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Event of Default” means any of the events or circumstances described in clause 10.1 of the Loan Agreement;

“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received by the Security Agent) of:

(a)                                 all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature (including, without limitation, Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Security Agent in connection with the exercise of the powers referred to in or granted by the Loan Agreement, the Master Swap Agreement, this Deed or any other of the Security Documents; and

(b)                                 interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Security Agent until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 3.4 of the Loan Agreement (as conclusively certified by the Security Agent);

2

“Loan” means the aggregate principal amount advanced and/or to be advanced by the Banks to the Borrowers pursuant to the Loan Agreement or, as the context may require, the amount thereof at any time outstanding;

“Loan Agreement” means the loan agreement dated 7 June 2011 as amended and restated and as mentioned in Recital (A) hereto;

“Master Swap Agreement” means the 2002 ISDA Master Agreement dated as of 7 June 2011 as amended and supplemented and as mentioned in Recital (B) hereto;

“Notice of Assignment” means a notice of assignment in the form set out in schedule 1 or in such other form as may from time to time be agreed in writing by the Security Agent;

“Outstanding Indebtedness” means the aggregate of the Loan and interest accrued and accruing thereon, the Master Swap Agreement Liabilities, the Expenses and all other sums of money from time to time owing by the Borrowers to the Security Agent and/or the Secured Creditors or any of them, whether actually or contingently, under or pursuant to the Loan Agreement, the Master Swap Agreement and the other Security Documents or any of them;

“Security Agent” includes the successors in title, assignees and/or any replacements of the Security Agent;

“Security Documents” means the Loan Agreement, the Master Swap Agreement, this Deed and any other such document as is defined in the Loan Agreement as a Security Document or as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Loan, interest thereon, the Master Swap Agreement Liabilities and other moneys from time to time owing by the Borrowers or any other Security Party pursuant to the Loan Agreement and/or the Master Swap Agreement or any of the other Security Documents (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Period” means the period commencing on 7 June 2011 and terminating upon payment of all moneys payable under the Security Documents;

“Swap Contract Rights” means all of the rights of the Borrowers under or pursuant to the Master Swap Agreement including (without limitation) the right to receive Swap Payments;

“Swap Payments” means all payments made or to be made to the Borrowers under the Master Swap Agreement by the Swap Provider including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by the Swap Provider of the Master Swap Agreement; and

“Swap Provider” includes its successors in title.

1.3                               Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.4                               Construction of certain terms

In this Deed, unless the context otherwise requires:

1.4.1                     references to clauses and schedules are to be construed as references to clauses of and schedules to this Deed and references to this Deed include its schedules;

3

1.4.2                     references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3                     words importing the plural shall include the singular and vice versa;

1.4.4                     references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.5                     references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.4.6                     references to statutory provisions shall be construed as references to those provisions as replaced or amended or re-enacted from time to time.

1.5                               Conflict with Loan Agreement

This Deed shall be read together with the Loan Agreement but in case of any conflict between the two instruments, the provisions of the Loan Agreement shall prevail.

2                                         Covenant to pay and assignment

2.1                               Covenant to pay

The Borrowers hereby, jointly and severally, covenant that they will pay on demand to the Security Agent for the account of the Secured Creditors all moneys and discharge all the Outstanding Indebtedness now or hereafter due, owing or incurred to the Security Agent and/or the Secured Creditors or any of them under or in connection with the Loan Agreement, the Master Swap Agreement, this Deed and/or the other Security Documents or any of them when the same become due for payment, whether by acceleration or otherwise.

2.2                               Assignment

By way of security for payment of the Outstanding Indebtedness, the Borrowers jointly with full title guarantee hereby assign absolutely and charge to the Security Agent, and agree to assign absolutely and charge to the Security Agent, all their rights, title and interest in and to the Assigned Property and all their benefits and interests present and future therein Provided however that the Swap Payments shall be payable to the Operating Accounts (in pro rata shares between them) until such time as a Default shall occur and the Security Agent shall direct to the contrary whereupon the Borrowers shall forthwith, and the Security Agent may at any time thereafter, instruct the persons from whom the Swap Payments are then payable to pay the same to the Security Agent or as it may direct and any Swap Payments then in the hands of the Borrowers’ agents shall be deemed to have been received by them for the use and on behalf of the Security Agent.

2.3                               Notice

The Borrowers hereby, jointly and severally, covenant and undertake with the Security Agent that they will give a Notice of Assignment in respect of the assignment herein contained to the persons from whom any part of the Assigned Property is or may be due and will procure that the Swap Provider delivers to the Security Agent as soon as possible thereafter copies thereof with the acknowledgement thereto duly executed by the Swap Provider.

4

2.4                               Application

All moneys received by the Security Agent in respect of:

2.4.1                     Swap Payments;

2.4.2                     other sums paid by the Swap Provider under the Master Swap Agreement (including sums arising from any arbitration award);

2.4.3                     the enforcement of its rights hereunder;

2.4.4                     the determination, cancellation or rescission or other termination of the Master Swap Agreement and any Transactions thereunder; or

2.4.5                     otherwise in respect of the Assigned Property,

shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall be applied in the manner specified in clause 13.1 of the Loan Agreement.

2.5                               Shortfalls

In the event that the balance referred to in clause 2.4 is insufficient to pay in full the whole of the Outstanding Indebtedness, the Security Agent shall be entitled to collect the shortfall from the Borrowers or any other person liable for the time being therefor.

2.6                               Use of Borrowers’ name

The Borrowers covenant and undertake with the Security Agent to do or permit to be done each and every act or thing which the Security Agent may from time to time reasonably require to be done for the purpose of enforcing the Security Agent’s rights under this Deed and to allow their names to be used as and when required by the Security Agent for that purpose.

2.7                               Reassignment

Upon payment and discharge in full of the Outstanding Indebtedness, the Security Agent shall at the request and cost of the Borrowers, promptly reassign the Assigned Property to the Borrowers or as they may direct.

3                                         Undertakings

3.1                               Covenants and Undertakings

The Borrowers hereby, jointly and severally, covenant and undertake with the Security Agent that throughout the Security Period:

3.1.1                     Negative undertakings

they will not, without the previous written consent of the Security Agent:

(a)                                 Variations

agree to any variation of the Master Swap Agreement;

5

(b)                                 Release and waivers

release the Swap Provider from any of its obligations under the Master Swap Agreement or waive any breach of the Swap Provider’s obligations thereunder or consent to any such act or omission of the Swap Provider as would otherwise constitute such breach;

(c)                                  Termination

terminate any Transaction entered into under the Master Swap Agreement for any reason whatsoever;

(d)                                 Assignments

assign or otherwise dispose of the Assigned Property or any part thereof; or

(e)                                  Encumbrances

create, permit, or agree to create or permit any Encumbrance over the Assigned Property or any part thereof;

3.1.2                     Swap Payments

they will ensure that any Swap Payments shall be paid to the Operating Accounts (in pro rata shares between them) provided that, on the occurrence of a Default the Borrowers shall forthwith, and the Security Agent may during such time, instruct the persons from whom any Swap Payments are then payable, to pay the same to the Security Agent or as it may direct and any Swap Payments which are then in the hands of the Borrowers’ agents shall be deemed to have been received by them for the use and on behalf of the Security Agent;

3.1.3                     Performance of Master Swap Agreement obligations

they will perform their obligations under the Master Swap Agreement and use their best endeavours to procure that the Swap Provider shall perform its obligations under the Master Swap Agreement; and

3.1.4                     Information

they will supply to the Security Agent all reasonable information, accounts and records that may be necessary or of assistance to enable the Security Agent to verify the amounts of all Swap Payments and any other amounts payable under the Master Swap Agreement.

4                                         Continuing security and other matters

4.1                               Continuing security

The security created by this Deed shall:

4.1.1                    be held by the Security Agent as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Security Documents, express or implied, and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Borrowers or any of them or any other person who may be liable to the Security Agent and/or the Secured Creditors or any of them in respect of the Outstanding Indebtedness or any part thereof and the Security Agent and/or the Secured Creditors or any of them);

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4.1.2                     be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Security Agent without prior recourse to, the security created by any other of the Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Security Agent and/or the Secured Creditors or any of them or any right or remedy of the Security Agent and/or the Secured Creditors or any of them thereunder; and

4.1.3                     not be in any way prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Security Agent and/or the Secured Creditors or any of them dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

4.2                               Rights additional

All the rights, powers and remedies vested in the Security Agent hereunder shall be an addition to and not a limitation of any and every other right, power or remedy vested in the Security Agent and/or the Secured Creditors or any of them under the Loan Agreement, this Deed, the other Security Documents or any Collateral Instrument or at law and all the rights, powers and remedies so vested in the Security Agent and/or the Secured Creditors or any of them may be exercised from time to time and as often as the Security Agent and/or the Secured Creditors or any of them may deem expedient.

4.3                               No enquiry

The Agent shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Deed or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Security Agent or to which the Security Agent may at any time be entitled under this Deed.

4.4                               Obligations of Borrowers and Security Agent

The Borrowers shall remain liable to perform all the obligations assumed by them in relation to the Assigned Property and the Security Agent shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Borrowers to perform their obligations in respect thereof.

5                                         Powers of Security Agent to protect security

The Security Agent shall, without prejudice to its other rights, powers and remedies under any of the Security Documents, be entitled (but not bound) at any time, and as often as may be necessary, to take any such action as it deems necessary for the purpose of protecting or maintaining the security created by this Deed and the other Security Documents, and all Expenses attributable thereto shall be payable by the Borrowers on demand.

6                                         Powers of Security Agent on Event of Default

6.1                               Powers

At any time after the occurrence of an Event of Default, the Security Agent shall forthwith become entitled (but not bound) as and when it may see fit, to exercise in relation to the Assigned Property or any part thereof all or any of the rights, powers and remedies possessed by it as assignee and/or chargee of the Assigned Property (whether at law, by virtue of this deed or otherwise) and in particular (without limiting the generality of the foregoing):

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6.1.1                     to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Assigned Property or the Master Swap Agreement or any part thereof, and to take over or institute (if necessary using the name of the Borrowers) all such proceedings in connection therewith as the Security Agent thinks fit;

6.1.2                     to discharge, compound, release or compromise claims in respect of the Assigned Property, the Master Swap Agreement or any part thereof which have given or may give rise to any charge or lien or other claim on the Assigned Property or any part thereof or which are or may be enforceable by proceedings against the Assigned Property or any part thereof; and

6.1.3                     to recover from the Borrowers on demand all Expenses incurred or paid by the Security Agent in connection with the exercise of the powers (or any of them) referred to in this clause 6.

7                                         Attorney

7.1                               Appointment

By way of security, the Borrowers hereby irrevocably appoint the Security Agent to be their attorney generally for and in the name and on behalf of the Borrowers, and as the act and deed or otherwise of the Borrowers to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which are required for the full exercise of all or any of the rights, powers or remedies conferred hereby or which may be deemed proper in or in connection with all or any of the purposes aforesaid. The power hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and the Borrowers ratify and confirm, and agree to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Security Agent may execute or do pursuant thereto Provided always that such power shall not be exercisable by or on behalf of the Security Agent until the happening of any Event of Default.

7.2                               Exercise of power

The exercise of such power by or on behalf of the Security Agent shall not put any person dealing with the Security Agent upon any enquiry as to whether any Event of Default has occurred, nor shall such person be in any way affected by notice that no such Event of Default has happened and the exercise by the Security Agent of such power shall be conclusive evidence of the Security Agent’s right to exercise the same.

7.3                               Filings

The Borrowers hereby irrevocably authorise and empower the Security Agent to be their attorney in their name and on their behalf and as their act and deed or otherwise of them to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enrol this Deed in any court, public office or elsewhere which the Security Agent may deem necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof and any other assurance, document, act or thing required to be executed by the Borrowers pursuant to clause 8.

8                                         Further assurance

The Borrowers, jointly and severally, hereby further undertake at their own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Security Agent may be necessary or desirable for the purpose of more effectually mortgaging and charging the Assigned Property or perfecting the security constituted or intended to be constituted by this Deed.

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9                                         Costs and indemnities

9.1                               Costs

The Borrowers shall pay to the Security Agent on demand all expenses (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any value added tax or similar tax payable in respect thereof incurred by the Security Agent and/or any of the Secured Creditors in connection with the exercise or enforcement of, or preservation of any rights under, this Deed or otherwise in respect of the Outstanding Indebtedness and the security therefor or the preparation, completion, execution or registration, release or reassignment of the Loan Agreement, the Master Swap Agreement, this Deed and any of the other Security Documents.

9.2                               Security Agent’s indemnity

The Borrowers hereby, jointly and severally, agree and undertake to indemnify the Security Agent against all losses, actions, claims, expenses, demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Security Agent or by any manager, agent, officer or employee for whose liability, act or omission the Security Agent may be answerable in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in this Deed or otherwise in connection with such powers or with any part of the Assigned Property or the Master Swap Agreement or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in this Deed.

10                                  Remedies cumulative and other provisions

10.1                        No implied waivers; remedies cumulative

No failure or delay on the part of the Security Agent to exercise any right, power or remedy vested in it under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Agent and/or any of the Secured Creditors of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Security Agent and/or any of the Secured Creditors to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy, nor shall the giving by the Security Agent of any consent to any act which by the terms of this Deed requires such consent prejudice the right of the Security Agent to give or withhold consent to the doing of any other similar act. The remedies provided in this Deed are not exclusive of any remedies provided by law.

10.2                        Delegation

The Security Agent shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by this Deed (including the power vested in it by virtue of clause 7) in such manner, upon such terms, and to such persons as the Security Agent may think fit.

11                                  Notices

The provisions of clause 17.1 of the Loan Agreement shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Deed save that references in clause 17.1 to “this Agreement” shall be read as referring to this Deed.

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12                                  Counterparts

This Deed may be entered into in the form of one or more counterparts, each executed by one of the parties, and, provided each of the parties shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

13                                  Borrowers’ obligations

Notwithstanding anything to the contrary contained in this Deed, the agreements, obligations and liabilities of the Borrowers herein contained are joint and shall be construed accordingly. Each Borrower agrees and consents to be bound by this Deed notwithstanding that any other party who is intended to sign or to be bound may not do so or be effectually bound and notwithstanding that this Deed may be invalid or unenforceable against the other Borrower whether or not the deficiency is known to the Security Agent. The Security Agent shall be at liberty to release any of the Borrowers from this Deed and to compound with or otherwise vary and agree to vary the liability or to grant time and indulgence to make other arrangements with any of the Borrowers without prejudicing or affecting the rights and remedies of the Security Agent against the other Borrower or increasing or otherwise affecting the nature of the obligations of the other Borrower.

14                                  Benefit of this Deed

This Deed shall be binding upon the Borrowers and their respective successors in title and shall enure for the benefit of the Security Agent and its successors in title, assignees and/or replacements. The Borrowers expressly acknowledge and accept the provisions of clause 16.14 of the Loan Agreement and agree that any person who replaces the Security Agent in accordance with such clause shall be entitled to the benefit of this Deed.

15                                  Law and jurisdiction

15.1                        Law

This Deed and any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

15.2                        Submission to jurisdiction

For the benefit of the Security Agent, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Deed and/or any non-contractual obligations connected with it may be brought in the English courts, or in the courts of any other country chosen by the Security Agent, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed and/or any non-contractual obligations connected with it. The Borrowers irrevocably and unconditionally submit to the jurisdiction of the English courts and the courts of any country chosen by the Security Agent and irrevocably designate, appoint and empower Hill Dickinson Service (London) Limited at present of Irongate House, 22-30 Duke’s Place, London EC3A 7HX, England to receive, for them and on their behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Deed. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Security Agent to take proceedings against the Borrowers in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the courts of England and not those of any other state shall have jurisdiction to determine any claim which the Borrowers may have against the Security

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Agent arising out of or in connection with this Deed and/or any non-contractual obligations connected with it.

15.3                        Contracts (Rights of Third Parties) Act 1999

No term of this Deed shall be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

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Schedule 5

Form of New Retention Account Pledge

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CONFIDENTIAL

Dated      June 2012

Deed of Pledge over Retention Account

Q Jake Shipping Ltd., Q Ioanari Shipping Ltd, Q A Maritime Ltd. (formerly known as Q Arion Shipping Ltd.) and Q Shea Shipping Ltd.

(as Pledgors)

and

ABN AMRO Bank N.V.

(as Pledgee)

and

ABN AMRO Bank N.V.

(as Original Account Bank)

Contents

Clause		Page

1	Purpose, definitions and interpretation	2

2	Parallel Debt	4

3	Pledge undertaking	5

4	Pledge	5

5	Use of Bank Account	5

6	Representations and Warranties	6

7	Undertakings of the Pledgors	7

8	Enforcement	8

9	Other rights of the Pledgee	9

10	Power of Attorney	9

11	Continuing security and other matters	10

12	Termination	10

13	No liability; indemnification	10

14	Costs and expenses	11

15	Miscellaneous	11

16	Governing Law, Jurisdiction and Election of Domicile	12

Schedule 1 Form of Subsequent Notice Letter		15

THIS DEED OF PLEDGE OVER RETENTION ACCOUNT is made BETWEEN

(1)                                 Q Jake Shipping Ltd., a company incorporated in the Republic of the Marshall Islands, whose address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960, as pledgor;

(2)                                 Q Ioanari Shipping Ltd, a company incorporated in the Republic of the Marshall Islands, whose address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960, as pledgor;

(3)                                 Q A Maritime Ltd. (formerly known as Q Arion Shipping Ltd.), a company incorporated in the Republic of the Marshall Islands, whose address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960, as pledgor;

(4)                                 Q Shea Shipping Ltd., a company incorporated in the Republic of the Marshall Islands, whose address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960, as pledgor (together with Q Jake Shipping Ltd., Q Ioanari Shipping Ltd and Q A Maritime Ltd. (formerly known as Q Arion Shipping Ltd.) hereinafter also referred to as the Pledgors);

(5)                                 ABN AMRO Bank N.V., a company limited by shares (naamloze vennootschap), incorporated under the laws of the Netherlands, having its seat (statutaire zetel) in Amsterdam, the Netherlands and registered with the Chambers of Commerce (Kamers van Koophandel) under number 34334259, as pledgee (the Pledgee); and

(6)                                 ABN AMRO Bank N.V., a company limited by shares (naamloze vennootschap), incorporated under the laws of the Netherlands, having its seat (statutaire zetel) in Amsterdam, the Netherlands and registered with the Chambers of Commerce (Kamers van Koophandel) under number 34334259, as original account bank (the Original Account Bank).

WHEREAS:

(A)                               by a loan agreement originally dated 7 June 2011 as amended and restated by a supplemental agreement dated 2 September 2011 (together, the Principal Agreement) and as further amended and restated by a second supplemental agreement dated     June 2012 (together with the Principal Agreement hereinafter referred to as the Loan Agreement) and made between, inter alios, Q Jake Shipping Ltd., Q Ioanari Shipping Ltd, Q A Maritime Ltd. (formerly known as Q Arion Shipping Ltd.) and Q Shea Shipping Ltd. as joint and several borrowers (hereinafter also referred to as the Borrowers), the banks and financial institutions referred to in schedule 1 thereto as lenders (the Banks) and ABN AMRO Bank N.V. as arranger, agent, security agent, account bank and swap provider (in such capacity the Swap Provider), the Banks agreed (inter alia) to advance by way of loan to the Borrowers, jointly and severally, upon the terms and conditions therein contained, a sum of up to seventy million seventy and nine thousand two hundred and fifty United States Dollars ($70,079,250);

(B)                               by a 2002 ISDA master swap agreement (including the schedule thereto) dated 7 June 2011, as amended and supplemented by an ISDA amendment agreement dated 2 September 2011 and as further amended and supplemented by a second ISDA amendment agreement dated        June 2012 (together, the Master Swap Agreement) and made between the Borrowers and the Swap Provider, the Swap Provider agreed the terms and conditions upon which it would enter into, inter alia, one or more interest rate swap transactions with the Borrowers in respect of the Loan (whether in whole or in part as the case may be) from time to time;

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(C)                               the Pledgors have the legal (juridische) and beneficial title to the Collateral (as defined below) and shall have the legal (juridische) and beneficial titles to all future Collateral once they acquire such Collateral;

(D)                               on 2 September 2011 Q Jake Shipping Ltd., Q Ioanari Shipping Ltd and Q A Maritime Ltd. (formerly known as Q Arion Shipping Ltd.), at that time the sole holders of the Bank Account, entered into a deed of pledge with ABN AMRO Bank N.V. as pledgee and account bank in order to secure, inter alia, their obligations and liabilities towards ABN AMRO Bank N.V. under the Principal Agreement (the Existing Retention Account Pledge);

(E)                                the Pledgee terminated the Existing Retention Account Pledge pursuant to article 3:81 subsection 2 paragraph (d) of the Dutch Civil Code (Burgerlijk Wetboek) and clause 15.5 of the Existing Retention Account Pledge prior to the execution of this Agreement by means of a letter of termination which was provided to Q Jake Shipping Ltd., Q Ioanari Shipping Ltd and Q A Maritime Ltd. (formerly known as Q Arion Shipping Ltd.), which termination was made subject to the Pledgors granting a right of pledge as set out in this Agreement; and

(F)                                 the execution by each of the parties hereto of this Agreement is a condition precedent to the obligations of the Banks under and pursuant to the Loan Agreement including, in particular, the obligation of each Bank to make its Commitment available pursuant to the Loan Agreement.

IT IS HEREBY AGREED as follows:

1                                         Purpose, definitions and interpretation

1.1                               Defined expressions

In this Agreement, words and expressions, shall unless the context otherwise requires or otherwise defined herein, bear the meanings attributed to them in the Loan Agreement (including definitions therein by reference to other documents) and shall apply to this Agreement as set out in full in this Agreement.

1.2                               Definitions

In this Agreement, unless the context otherwise requires:

Agreement means this deed of disclosed pledge over the Bank Account;

Ancillary Rights (nevenrechten) means all rights attached to the Collateral within the meaning of section 6:142 of the Dutch Civil Code;

Bank Account means the Retention Account as defined in the Loan Agreement, with IBAN/SEPA number NL16FTSB0241525411;

Collateral means all present and future rights and claims, which the Pledgors have against the Account Bank in connection with the Bank Account together with the interest on those rights and claims, in each case (i) however, created, arising or evidenced, whether direct or contingent, joint or several, and (ii) to the extent such rights and claims are capable of being pledged under the laws of the Netherlands;

Dependent Rights (afhankelijke rechten) means all rights attached to the Collateral within the meaning of section 3:7 of the Dutch Civil Code;

Dutch Civil Code means Burgerlijk Wetboek;

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Encumbrance means Encumbrance as defined in the Loan Agreement, including any right in rem (beperkt recht) and any attachment (beslag);

Event of Default means an Event of Default as defined in the Loan Agreement, which, for the purposes of this Agreement, shall constitute a default (verzuim) within the meaning of sections 6:81 and 3:248 of the Dutch Civil Code, without any reminder letter (sommatie) or notice of default (ingebrekestelling) being required;

Loan Agreement has the meaning given to it in recital (A);

Master Swap Agreement has the meaning given to it in recital (B);

Parallel Debt means the payment undertaking created pursuant to clause 2 of this Agreement, together with the obligations and liabilities which are a result thereof;

Pledge means the right of pledge (pandrecht) created by clause 4.1;

Power of Attorney means the power of attorney granted by the Pledgors to the Pledgee pursuant to clause 10;

Principal Agreement has the meaning given to it in recital (A);

Principal Obligations means any and all obligations and liabilities (whether present or future, actual or contingent, joint or several) owed by the Borrowers or the other Security Parties to the Banks or the other Secured Creditors or any of them under the Loan Agreement, the Master Swap Agreement and the other Security Documents;

Secured Creditors means, together, the Agent, the Swap Provider and the Banks and includes their respective successors in title and, in the case of the Banks, their respective Transferees and, in the case of the Agent, its assignees, transferees and/or replacements and Secured Creditor means any of them;

Secured Obligations means any and all obligations and liabilities (whether present or future, actual or contingent, joint or several) owed by the Security Parties to the Pledgee (i) in its capacity as Security Agent pursuant to the Parallel Debt and (ii) in any capacity pursuant to the Security Documents (other than the Parallel Debt), together with any interest accrued, in each case to the extent that these are, result in, or are determined to become obligations and liabilities for the payment of an amount of money; and

Security Parties means each Borrower, the Manager, the Shareholder and the Corporate Guarantor, each a Security Party.

1.3                              In this Agreement, unless the context otherwise requires:

(a)                                 the table of contents, the summary and the headings are inserted for convenience only and do not affect the interpretation of this Agreement;

(b)                                 the word “pledge” shall have the same meaning and be construed in the same way as the words “pand” or “pandrecht” in the Dutch Civil Code;

(c)                                  a reference to a clause or schedule without further reference, is a reference to the relevant clause or schedule to this Agreement;

(d)                                 there are no stipulations for the benefit of a third party which could be invoked by a third party against a party to this Agreement;

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(e)                                  the singular includes the plural and the plural includes the singular and each gender shall include the other gender;

(f)                                   “or” is not exclusive and “include” and “including” are not limiting;

(g)                                  a reference to any agreement or other contract shall be deemed to be references thereto as the same may have been, or at any time may be, extended, prolonged, amended, restated, supplemented, renewed or novated (however fundamentally), as persons may accede thereto as a party or withdraw therefrom as a party in part or in whole or be released thereunder in part or in whole, and/or as facilities and/or financial services are or at any time may be granted, extended, prolonged, increased, reduced, cancelled, withdrawn, amended, restated, supplemented, renewed or novated thereunder, including, without limitation, (i) any increase or reduction in any amount available thereunder or any alteration of, or addition to, the purpose for which any such amount, or increased or reduced amount, may be used, (ii) any facility provided in substitution of, or in addition to, the facilities originally made available thereunder, (iii) any rescheduling of the indebtedness incurred thereunder, whether in isolation or in connection with any of the foregoing, and (iv) any combination of the foregoing;

(h)                                 a reference to a law rule, directive, requirement, request or guideline includes any (i) amendment or modification thereto, and any rules or regulations issued thereunder, (ii) replacement (with or without modification) or extension thereof, (iii) re-enactment and (iv) restatement or consolidation of or any subordinate legislation or regulation made under such law;

(i)                                     a reference to a person includes its permitted successors and assigns and shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any of its agencies; and

(j)                                    words such as “hereunder”, “hereto”, “hereof” and “herein” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable agreement and not to any particular clause, section, subsection, paragraph or clause thereof;

2                                         Parallel Debt

2.1                               For the purpose of ensuring and preserving the validity and continuity of this Agreement and the security interests (to be) created pursuant thereto, the Security Parties irrevocably and unconditionally undertake with the Pledgee to pay to the Pledgee in its capacity as Security Agent amounts equal to and in the currency of all of the Principal Obligations from time to time due to each of the Secured Creditors in accordance with the terms and conditions of the Principal Obligations as and when these so become due.

2.2                               Notwithstanding any of the other provisions referred to under the Parallel Debt:

(a)                                 the total amount due and payable under the Parallel Debt shall be decreased to the extent that the Security Parties shall have paid any amounts to the relevant Secured Creditor (or the Agent on its behalf) to reduce the Principal Obligations; and

(b)                                 the total amount due and payable under the Principal Obligations shall be decreased to the extent that the Security Parties shall have paid any amounts to the Pledgee in its capacity as Security Agent in respect of the Parallel Debt.

2.3                               The Pledgee, for and on behalf of the Secured Creditors, accepts the provisions of this clause 2 and confirms that the Secured Creditors are aware of and agree to the Parallel Debt.

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2.4                               In the event of a resignation of the Pledgee in its capacity of Security Agent, or the appointment of a new security agent and trustee, the retiring Security Agent shall assign (cederen) the Parallel Debt owed to it to the successor security agent and trustee.

3                                         Pledge undertaking

3.1                               The Pledgors agree to grant and agree to grant in advance (bij voorbaat) a first right of pledge (eerste pandrecht) over the Collateral, which the Pledgee agrees to accept and agree to accept in advance.

4                                         Pledge

4.1                               As security for the prompt payment of the Secured Obligations the Pledgors grant and grant in advance (bij voorbaat) to the Pledgee, a first right of pledge (eerste pandrecht) over the Collateral.

4.2                               Without prejudice to all other rights and claims of the Pledgee, if the right of pledge created does not have the rank as set out in clause 4.1 above, the Pledge shall, where it cannot have such rank, have the highest possible rank.

4.3                               For the purposes of this Agreement, the Original Account Bank as administrator of the Bank Account hereby:

(a)                                 represents that it has not entered into any agreement with the Pledgors restricting the ability of the Pledgors to create the Pledge and enter into this Agreement;

(b)                                 acknowledges the creation of the Pledge and declares that the Pledge has been notified to it in accordance with Dutch law (section 3:236 in conjunction with section 3:94 of the Dutch Civil Code); and

(c)                                  agrees to waive and waives, for the benefit of the Pledgee for so long as the Pledge is in force, (i) any right of pledge whether or not within the meaning of section 24 of the 2009 General Banking Conditions (Algemene Bankvoorwaarden 2009) which it may have or at any time in the future may acquire and (ii) any right of set-off including but not limited to the right of set-off pursuant to section 25 of the 2009 General Banking Conditions and any rights of suspension of performance (opschorting) in respect of the Collateral and to the extent required agrees to waive such rights.

4.4                               If the Security Agent has designated another bank as the Account Bank in accordance with the Loan Agreement, the Pledgors shall immediately notify such new Account Bank of this Agreement and the Pledge by means of a notice letter substantially in the form attached to this Agreement as Schedule 1 (Form of Subsequent Notice Letter), with a copy to the Pledgee. The Pledgee shall at all times be entitled to make such notification itself. The Pledgors shall use their best endeavours to provide the Pledgee with that Account Bank’s counter-signature of the notice letter as acknowledgement within 7 (seven) Banking Days following the signing of the notice letter. The absence of such counter-signature shall not affect the validity of the Pledge on the relevant Collateral. Each notice letter and acknowledgement shall form part of this Agreement.

5                                         Use of Bank Account

The Pledgors shall only be able to transfer funds or otherwise make withdrawals from the Bank Account in accordance with clause 14 of the Loan Agreement.

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6                                         Representations and Warranties

6.1                               Each of the Pledgors represents and warrants to the Pledgee that the following statements each are true, complete and not misleading (i) at the time of execution of this Agreement and (ii) to the extent applicable, at such future date on which the Collateral comes into existence:

(a)                                 Corporate Power

the Pledgors have the power to create the Pledge and to enter into and perform their respective obligations under this Agreement and all necessary corporate and other action have been taken by the Pledgors to authorise the entry into and performance of the same. No limitation on any of their powers will be exceeded as a result of the Pledgors’ entry into this Agreement;

(b)                                 Rank of Right of Pledge

this Pledge constitutes a disclosed first right of pledge (openbaar eerste pandrecht), upon notification thereof to the Account Bank;

(c)                                  Collateral

(i)                                     the Pledgors have full legal and beneficial title to the Collateral and the Ancillary Rights and, the Collateral and the Ancillary Rights are and will remain free of any Encumbrances, except as created or permitted under the Security Documents;

(ii)                                  the Collateral and the Ancillary Rights exist, are not subject to nullification or rescission and cannot be affected by nullification, rescission or other termination of the legal relationships from which the Collateral arises;

(d)                                 No default

the entry by the Pledgors into, and performance by the Pledgors of their respective obligations under, this Agreement will not (i) result in any breach of or default under any agreement or other instrument to which either is a party or is subject or by which any of their property is bound or (ii) contravene any provision of their respective constitutional documents;

(e)                                  Consents

all necessary consents, approvals, authorisations and licences required to be obtained by the Pledgors in connection with the entry into, performance under, validity or enforceability of this Agreement have been obtained or made and are in full force and effect and there has been no default in the observance of any conditions imposed in connection therewith;

(f)                                   All information

(i)                                     the Pledgors have provided the Pledgee with all such information concerning the Collateral as may be relevant to a pledgee of the Collateral, and all information provided is true, complete and not misleading; and

(ii)                                  there are no circumstances known to the Pledgors which causes the Pledgors to believe that any representation or warranty in this Agreement will cease to be true and non-misleading at any time.

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6.2                               Any breach or non-fulfilment (tekortkoming) of any representation or warranty shall be regarded as a failure (toerekenbare tekortkoming) by the Pledgors in the performance of their respective obligations under this Agreement. By giving the foregoing representations and warranties an appeal on “force majeure” is excluded. The Pledgors shall indemnify the Pledgee and hold the Pledgee harmless from and against any and all damages or liabilities arising from such breach or non-fulfilment, without prejudice to any other remedies available to the Pledgee under applicable law and without releasing the Pledgors from performing any other obligation under this Agreement.

7                                         Undertakings of the Pledgors

7.1                               Further Assurance

Upon the first written request of the Pledgee, the Pledgors shall take any action and do all such things and acts which may in the opinion of the Pledgee be necessary or desirable to establish, maintain, exercise, protect and preserve the Pledge and the rights of the Pledgee under this Agreement and to generally carry out the true intent of this Pledge.

7.2                               Negative undertakings

Other than as permitted under the Security Documents, the Pledgors shall not, without the Pledgee’s prior written consent:

(a)                                 transfer or otherwise dispose of the Collateral or make it subject to any Encumbrances, either in whole or in part;

(b)                                 waive (afstand doen van) the Collateral, any of the Ancillary Rights or any of the Dependent Rights, or part thereof;

(c)                                  agree to a settlement, in or out-of-court (gerechtelijk of buitengerechtelijk akkoord) in respect of the Collateral;

(d)                                 nullify, rescind or otherwise terminate or change the legal relationships from which the Collateral arises or agree to such nullification, rescission, termination or other change; or

(e)                                  do, cause or allow anything which (i) results in a reduction of the value of the Collateral or (ii) affects the enforceability of this Pledge.

7.3                               Non-competition

Unless this Agreement has been terminated in accordance with clause 12 (Termination), none of the Security Parties shall, without the prior written consent of the Security Agent, after the Pledge has been enforced:

(a)                                 exercise any right of subrogation, recourse, contribution or indemnity to which they may be entitled, in respect of any payment made to or moneys received by the Banks or any other Secured Creditor as proceeds of the enforcement of the Pledge;

(b)                                 claim or vote as creditor of the any other Security Party or its estate in competition with the Banks or any other Secured Creditor;

(c)                                  receive, claim or have the benefit of any payment, distribution or security from or on account of any other Security Party, or exercise any right of set-off as against any other Security Party.

7

Each Security Party must hold in a segregated account and immediately pay or transfer to the Security Agent any payment or distribution or benefit of security received by it contrary to clause 7.3(a) or in accordance with any directions given by the Security Agent under clause 7.3(a).

7.4                               Information

The Pledgors shall immediately upon becoming aware thereof, inform the Pledgee of any circumstance which could be expected to be relevant to the Pledgee, including but not limited to:

(a)                                 any representation or warranty becoming untrue, incomplete or misleading;

(b)                                 a threatened or actual attachment (beslag) of the Collateral; and

(c)                                  any of the procedures listed in Annex A and Annex B of the EU Insolvency Regulation or any equivalent procedure in any other jurisdiction, being filed for or otherwise being expected to become applicable to any of the Pledgors.

The Pledgors shall at all times supply and provide to the Pledgee upon its first request (i) all evidence and documents relating to the Collateral and (ii) all evidence and documents relating to any of the information the Pledgors have (or should have) provided to the Pledgee pursuant to clause 7.4(a).

8                                         Enforcement

8.1                               Upon the occurrence of an Event of Default and provided that there is a default in the performance of the Secured Obligations:

(a)                                 the Pledgee shall be entitled to enforce (uitwinnen) this Pledge and exercise all remedies available under Dutch law to a holder of a right of pledge over the Collateral, including the collection (inning) of the Collateral. The Pledgee can exercise all these rights without giving any notice to the Pledgors or either of them or any person having the benefit of an Encumbrance on such Collateral (within the meaning of sections 3:249 and 3:252 of the Dutch Civil Code); and

(b)                                 the Secured Obligations will be discharged in a manner and order to be determined by the Pledgee in its absolute discretion, in accordance with the Security Documents.

8.2                               Only the Pledgee is entitled to request the competent injunction court (voorzieningenrechter) to allow an alternative method of sale, within the meaning of section 3:251 of the Dutch Civil Code.

8.3                               To the extent possible under Dutch law, the Pledgors hereby irrevocably and unambiguously waive (doen afstand), for the benefit of the Pledgee, whether or not in advance:

(a)                                 any right they may have of first requiring the Pledgee to proceed against or claim payment from any debtor or any other person or enforce any other rights including guarantees or security before enforcing the security hereby created, including the defence of eviction conferred by section 3:234 of the Dutch Civil Code; and

(b)                                 all other rights and defences conferred upon each of them as debtor or pledgor by Dutch law, including, in as far as applicable, the rights and defences contemplated by sections 3:233 (reduction of value of Collateral), 3:252 (notice of sale), 6:52 (suspension) whether or not the Pledgors dispute the Secured Obligations, 6:127 (set-off) and 6:150 (subrogation) of the Dutch Civil Code.

8

8.4                               If the Pledgee, by collecting the Collateral, obtains a currency other than that of the Secured Obligations, it may convert the same into the currency of the Secured Obligations and the Pledgors shall indemnify and hold harmless the Pledgee for any costs and fees incurred in respect of the conversion of the currency.

9                                         Other rights of the Pledgee

9.1                               Upon the occurrence of an Event of Default:

Ancillary Rights and Dependent Rights

(a)                                 the Pledgee is exclusively entitled, where necessary pursuant to the Power of Attorney, to exercise any Ancillary Rights or Dependent Rights, including the right to agree to a settlement in or out-of-court (gerechtelijk of buitengerechtelijk akkoord) in respect of the Collateral;

Discretion to enforce rights

(b)                                 the Pledgee is entitled to act in such manner, at such times, for such consideration and on such terms and conditions as the Pledgee may determine in its absolute, sole discretion to be necessary or desirable to enforce its rights under this Agreement and it shall not be obliged to give reasons therefore, subject to the relevant provisions of Dutch law and without prejudice to the provisions of the Security Documents.

9.2                               Safeguarding interest

The Pledgee is entitled, where necessary pursuant to the Power of Attorney, to take any measures it deems necessary or desirable to protect and preserve its security interest in the Collateral, whenever, in the opinion of the Pledgee, the Pledgors fail to do so, without prejudice to any of the other rights and remedies of the Pledgee under the Security Documents and by law.

9.3                               No obligation to make inquiries

enforce any rights to collect any moneys receivable by the Pledgee in the exercise of any powers conferred upon it by this Agreement or to enforce any rights or benefits hereby assigned or transferred or to which the Pledgee at any time may be entitled under this Agreement.

10                                  Power of Attorney

10.1                        Each of the Pledgors hereby grants an irrevocable power of attorney (volmacht), with the right of substitution (recht van substitutie), to the Pledgee to:

(a)                                 represent the Pledgors in respect of any obligations of the Pledgors pursuant to this Agreement, including but not limited to the obligations set forth in clause 9.2 (Safeguarding interest); and

(b)                                 upon the occurrence of an Event of Default, represent the Pledgors in respect of (i) the exercise of any Ancillary Rights or Dependent Rights, (ii) any acts which the Pledgee in its sole discretion deems necessary or desirable to enforce its rights under this Agreement, and (iii) any other things which any Pledgor itself would be entitled to do in relation to the Collateral.

10.2                        This Power of Attorney is for the benefit of the Pledgee and cannot be withdrawn (opgezegd) for the duration of the period beginning on the date of this Agreement and ending on the date of full and final discharge of the Secured Obligations.

9

10.3                        In exercising its powers under this Power of Attorney, the Pledgee may at all times act as a counterparty to the Pledgors (selbsteintritt) or act pursuant to a power of attorney granted by one or more other parties involved in those acts.

10.4                        Each of the Pledgors will upon the first request of the Pledgee unconditionally and fully ratify and confirm any acts of the Pledgee or any substitute performed under this Power of Attorney.

10.5                        Third parties may rely on this Power of Attorney and no third party shall be held liable by the Pledgors for any act or omission done by it in reliance on the Power of Attorney.

10.6                        Each of the Pledgors shall indemnify and hold harmless the Pledgee or any substitute from any liability, claim, cost or expense suffered or incurred as a result of any action taken by it pursuant to this Power of Attorney.

11                                  Continuing security and other matters

11.1                        This Pledge shall be a continuing security for the payment of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations (or by any settlement in respect of the Secured Obligations).

11.2                        All rights, remedies and powers vested in the Pledgee under this Agreement shall be in addition to and not a limitation of and shall not in any way be prejudiced or affected by, or prejudice or affect, any and every other right, power or remedy vested in the Pledgee under the Security Documents, under any (other) present or future collateral instruments or at law and all the powers so vested in the Pledgee may be exercised from time to time and as often as the Pledgee may deem expedient.

11.3                        Any modification, amendment, release or waiver of any of the terms and conditions of any of the Security Documents (including an increase of the Loan or an extension of time) or any documentation guaranteeing or securing the Secured Obligations, shall not in any way discharge or otherwise prejudice or affect the Pledge and any of the rights of the Pledgee under this Agreement, unless explicitly provided otherwise in the Security Documents.

11.4                        It is the intention of the parties hereto that the Secured Obligations shall be secured by the Pledge and that in the event of an assignment or transfer by the Security Agent of its rights and obligations under the Parallel Debt, the Secured Obligations will continue to be secured by this Pledge.

12                                  Termination

Upon the full and final discharge of the Secured Obligations to the satisfaction of the Pledgee, the Pledgee shall at the Pledgors’ request and expense certify in writing that this Agreement is terminated and that the Collateral is released from the Pledge.

13                                  No liability; indemnification

13.1                        The Pledgee shall not be liable for any damage suffered or costs incurred by the Pledgors as a result of, and shall not in any other way be liable for, exercising (or failing to exercise) any of its powers, rights and remedies under this Agreement (including any shortfall in the proceeds of the sale of the Collateral).

13.2                        The Pledgors shall indemnify the Pledgee against any claims (including any damage suffered and costs incurred as a result of such claim) made by third parties in connection with this Pledge.

10

14                                  Costs and expenses

All costs and expenses (including legal fees) incurred by the Pledgee in order to prepare this Agreement and to establish, maintain, exercise, perform and protect and preserve its rights hereunder, in any way whatsoever as provided for in this Agreement, shall be borne by the Pledgers.

15                                  Miscellaneous

15.1                        Conclusive records

The existence and amount of the Secured Obligations shall be conclusively determined by reference to the accounts, books and records of the Pledgee, which evidence shall be binding on the Pledgors, without prejudice to the right of the Pledgors to prove otherwise.

15.2                        Entire agreement; amendments in writing

This Agreement contains the entire agreement and supersedes the results of all previous negotiations, proposals, statements of intent, understandings, or agreements, written or oral, expressed or implied with regard to the subject matter of this Agreement. Amendments or supplements thereto may only be made in writing with a specific reference to this Agreement.

15.3                        Severability

Each provision of this Agreement is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. The parties hereto agree that they will negotiate in good faith to replace any provision hereof which is held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

15.4                        No forfeiture of rights

No right of a party under this Agreement or by law shall be affected by a failure to invoke that right or to protest against the other party’s failure to perform an obligation.

No failure or delay by the Pledgee in exercising, and no course of dealing with respect to, any right, power or remedy under this Agreement or any document delivered in connection herewith, shall operate as a waiver thereof or shall impair such right, power or remedy nor shall any single or partial exercise of any right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy.

A waiver by the Pledgee of any right or remedy on one occasion shall not be construed as a bar to any right or remedy that the Pledgee would otherwise have on any future occasion.

15.5                        Termination or waiver

The Pledgee may at any time terminate (opzeggen) or waive (afstand doen) the Pledge in whole or in part by giving written notification thereof to the Pledgor, which termination or waiver the Pledgors hereby accept in advance, under the condition precedent of receipt of such notification.

15.6                        Transfer or assignment

Without the prior written consent of the Pledgee, the Pledgors may not assign or transfer any of their rights or obligations under this Agreement.

11

The Pledgee is entitled to assign or transfer its rights and obligations under this Agreement in accordance with the terms and provisions of the Security Documents.

15.7                        Transfer of contract

If the Pledge passes to a third party (being a successor or permitted assign under the Security Documents), the parties hereto agree in advance to a transfer of the contractual rights and obligations hereunder to such other entity by way of transfer of contract (contractsoverneming) within the meaning of section 6:159 of the Dutch Civil Code (to the extent that these do not pass by virtue of operation of law).

15.8                        No rescission or nullification

The Pledgors waives to the fullest extent permitted by law their rights to rescind (ontbinden) or nullify (vernietigen) this Agreement or the legal acts (rechtshandelingen) represented by this Agreement, whether in whole or in part.

15.9                        No set-off or suspension

The Pledgors shall not set off any debt, obligation or liability, whether present or future, actual or contingent, against any claim of the Pledgee in respect of the Secured Obligations or suspend payments of the Secured Obligations owed by the Pledgors or any of them on any grounds whatsoever.

16                                  Governing Law, Jurisdiction and Election of Domicile

16.1                        This Agreement and any non-contractual obligations connected with it shall be governed by and construed in accordance with Dutch law.

16.2                        For the benefit of the Pledgee and the Account Bank, the Pledgors hereby irrevocably agree to submit all disputes arising out of or in connection with this Agreement, including disputes relating to the existence and validity of this Agreement, or any non-contractual obligations connected with it, to the exclusive jurisdiction of the competent courts in Amsterdam, the Netherlands. The Pledgee and the Account Bank are entitled to submit any such dispute to any court of other competent jurisdiction. To the extent allowed by law, the Pledgee and the Account Bank may take concurrent proceedings in any number of jurisdictions.

16.3                        Without prejudice to any other mode of service allowed under any relevant law, within 10 (ten) Banking Days after the date of this Agreement, any Pledgor will irrevocably elect domicile (gekozen woonplaats) in accordance with section 1:15 of the Dutch Civil Code at an address in the Netherlands for the purpose of serving any judicial or extra-judicial documents in relation to any proceedings before any Dutch court in connection with this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed SIGNED for and on behalf of:

Q Jake Shipping Ltd.
By:
Title:
On:

12

Q Ioanari Shipping Ltd By:
Title:
On:

Q A Maritime Ltd. (formerly known as
Q Arion Shipping Ltd.)
By:
Title:
On:

Q Shea Shipping Ltd. By:
Title:
On:

ABN AMRO Bank N.V., in its capacity as Pledgee By:
Title:
On:

ABN AMRO Bank N.V., in its capacity as Original
Account Bank
By:
Title:
On:

13

SIGNED FOR ACKNOWLEDGEMENT of clause 2 (Parallel Debt) and clause 7.3 (Non-competition)

Quintana Ship Management Ltd. (in its capacity
as Manager under the Loan Agreement)
By:
Title:
On:

Quintana Shipping Ltd. (in its capacity as
Shareholder under the Loan Agreement)
By: Title:
On:

Quintana Shipping Ltd. (in its capacity as
Corporate Guarantor under the Loan Agreement) By:
Title:
On:

14

Schedule 1
Form of Subsequent Notice Letter

By registered mail

To:                             [***]
(as Account Bank)

cc:                                ABN AMRO Bank N.V.
Attn. [***]
Coolsingel 93, 3012 AE Rotterdam
The Netherlands
(as Security Agent under the Loan Agreement)

[***], [DATE]

Dear Madam/Sir

1                                         We, Q Jake Shipping Ltd., Q Ioanari Shipping Ltd, Q A Maritime Ltd. (formerly known as Q Arion Shipping Ltd.) and Q Shea Shipping Ltd., refer to the bank account listed in Annex 1 attached to this letter (the Bank Account).

2                                         We HEREBY GIVE YOU NOTICE that, by a deed of pledge over bank account dated [DATE] between Q Jake Shipping Ltd., Q Ioanari Shipping Ltd, Q A Maritime Ltd. (formerly known as Q Arion Shipping Ltd.) and Q Shea Shipping Ltd. as pledgors (the Pledgors) and ABN AMRO Bank N.V. as pledgee (the Pledgee) and account bank (the Pledge Deed), we have pledged to the Pledgee all present and future claims which we have against you, in connection with the Bank Account held by the Pledgors with you.

3                                         By acknowledgement of this notice, you waive for the benefit of the Pledgee any right of pledge whether or not within the meaning of section 24 of the 2009 General Banking Conditions (Algemene Bankvoorwaarden 2009) in respect of the Bank Account which you may have or at any time in the future may acquire and (ii) any right of set-off including but not limited to the right of set-off pursuant to section 25 of the 2009 General Banking Conditions.

4                                         We kindly request you to sign a copy of this letter for receipt and acknowledgement of the Pledge Deed.

Yours sincerely,

for and on behalf of Q Jake Shipping Ltd. as pledgor

by:
title:

for and on behalf of Q Ioanari Shipping Ltd as pledgor

by:
title:

15

for and on behalf of Q A Maritime Ltd. (formerly known as Q Arion Shipping Ltd.) as pledgor by:
title:

for and on behalf of Q Shea Shipping Ltd. as pledgor

by:
title:

Signed for acknowledgement,
for and on behalf of [***] as account bank

by:
title:

16

Annex 1
Bank Account

17

Schedule 6

Form of ISDA Amendment Agreement

21

AMENDMENT AGREEMENT

(“Amendment”)

dated as of:         June 2012

between

ABN AMRO Bank N.V., established in Amsterdam, The Netherlands

(“Party A”)

And

Q Jake Shipping Ltd., Q Ioanari Shipping Ltd, Q A Maritime Ltd. (formerly known as Q Arion Shipping Ltd.) and Q Shea Shipping Ltd. each established in Majuro, Marshall Islands

(“Party B”)

WHEREAS Party A and Q Jake Shipping Ltd., Q Ioanari Shipping Ltd and Q A Maritime Ltd. (formerly known as Q Arion Shipping Ltd.) have entered into an ISDA Master Agreement dated as of 7 June 2011 as amended and supplemented by an ISDA amendment agreement dated 2 September 2011 and as amended from time to time (the “Agreement”), which Agreement includes the Schedule and all Confirmations exchanged between the parties confirming the Transactions thereunder;

WHEREAS Q Shea Shipping Ltd. is to be added to the Agreement;

WHEREAS the parties have now agreed to amend certain of the terms and provisions of the Agreement by this Amendment;

Now, therefore, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1                                         Amendment to the Agreement

1.1                               The parties’ recital and preamble are deleted in their entirety and replaced by the following:

“SCHEDULE

to the

Master Agreement

dated 7 June 2011

between:

ABN AMRO BANK N.V.
established in Amsterdam, The Netherlands,
Chamber of Commerce registration number 34334259

(“Party A”)

and

Q Jake Shipping Ltd. established in Majuro, Marshall Islands,
Q Ioanari Shipping Ltd established in Majuro, Marshall Islands,
Q A Maritime Ltd. (formerly known as Q Arion Shipping Ltd.) established in Majuro, Marshall Islands
Q Shea Shipping Ltd. established in Majuro, Marshall Islands

(“Party B”)

IT IS HEREBY UNDERSTOOD AND AGREED THAT (i) no Transactions shall be entered into under this Agreement other than the hedging transaction(s) contemplated and permitted by clause 2.9 (Derivative transactions) of the Facility Agreement; (ii) Party B bears the sole responsibility for ensuring compliance with the requirement in (i) above; (iii) this Agreement is a Master Swap Agreement and a Security Document; (iv) the liabilities of Party B to Party A under this Agreement constitute Indebtedness under Designated Transactions; (v) this Agreement is subject to various terms established in the Facility Agreement, to which Party A has entered into as the Swap Provider, and the parties will exercise their rights and obligations hereunder accordingly; and (vi) capitalised terms not otherwise defined in this Agreement shall bear the meanings established in the Facility Agreement, and such meanings shall survive the expiry, cancellation or termination of the Facility Agreement.

Party B is acting through each of its three companies named above as principal (each a “Company”, together the “Companies”), whose identity is disclosed to Party A, as specified in the relevant confirmation, severally and independently from the other company. For the avoidance of doubt, the obligations of each Company shall be joint and several in respect of any Transaction it enters into with Party A and it is hereby agreed that each Company is deemed to have entered into this Agreement separately and independently with Party A as if there were as many agreements as there are Companies.

As used herein, the term “Facility Agreement” means the US$70,079,250 loan facility agreement entered into between Party A and Part B, among other parties, dated 7 June 2011 as amended and restated on 2 September 2011 and as further amended and restated on      June 2012, as the same may be amended, modified or supplemented from time to time.”

1.2                               Part 4(a)(ii) of the Schedule is deleted in its entirety and replaced by the following:

“(ii)                            Addresses for notices or communications to Party B:

Q Jake Shipping Ltd.
Q Ioanari Shipping Ltd
Q A Maritime Ltd. (formerly known as Q Arion Shipping Ltd.)
Q Shea Shipping Ltd.
5 Xenias Street
14562 Kifissia
Athens
Greece

Attention:                                         Paul J. Cornell, Finance Department
Telephone:                                   +30 210 62 35 900
Facsimile:                                         +30 210 62 34 493
Email:                                                            pcomell@qshipper.com”

2                                         Representations

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

3                                         Miscellaneous

(a)                                 Definitions

(b)                                 Entire Agreement

(i)                                     This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings except as otherwise provided herein with respect thereto.

(ii)                                  Except for any amendment to the Agreement made pursuant to this Amendment, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Agreement will be to the Agreement, as amended by this Amendment.

(c)                                  Counterparts

This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)                                 Headings

The headings used in this Amendment are for convenience of reference only and are not to affect the construction or to be taken into consideration in interpreting this Amendment.

(e)                                  Governing Law

This Amendment will be governed by and construed in accordance with the governing law of the Agreement.

IN WITNESS HEREOF, the parties have executed this Amendment on the respective dates specified below with effect from the date specified first on the first page of this Amendment.

ABN AMRO Bank N.V.	Q Jake Shipping Ltd.

By:	By:

Name:	Name:
Title:	Title:
Date:	Date:

Q Ioanari Shipping Ltd.	Q A Maritime Ltd. (formerly known as Q Arion Shipping Ltd.)

By:	By:

Name:	Name:
Title:	Title:
Date:	Date:

Q Shea Shipping Ltd.

By:

Name:
Title:
Date:

Borrowers

EXECUTED as a DEED by M. Fritzala	)
for and on behalf of	)
Q JAKE SHIPPING LTD.	)	/s/ M. Fritzala
in the presence of:	)	Attorney-in-fact

/s/ Maria Papadopoulou
Witness
Name: Maria Papadopoulou
Address: Norton Rose LLP Piraeus
Occupation:

EXECUTED as a DEED by M. Fritzala	)
for and on behalf of	)
Q IOANARI SHIPPING LTD.	)	/s/ M. Fritzala
in the presence of:	)	Attorney-in-fact

/s/ Maria Papadopoulou
Witness
Name: Maria Papadopoulou
Address: Norton Rose LLP Piraeus
Occupation:

EXECUTED as a DEED by M. Fritzala	)
for and on behalf of	)
Q A MARITIME LTD.	)	/s/ M. Fritzala
(formerly known as Q ARION SHIPPING LTD.))		Attorney-in-fact
in the presence of:

/s/ Maria Papadopoulou
Witness
Name: Maria Papadopoulou
Address: Norton Rose LLP Piraeus
Occupation:

EXECUTED as a DEED by M. Fritzala	)
for and on behalf of	)
Q SHEA SHIPPING LTD.	)	/s/ M. Fritzala
in the presence of:	)	Attorney-in-fact

/s/ Maria Papadopoulou
Witness
Name: Maria Papadopoulou
Address: Norton Rose LLP Piraeus
Occupation:

Creditors

EXECUTED as a DEED by A. Kekatou	)
for and on behalf of	)
ABN AMRO BANK N.V.	)	/s/ A. Kekatou
as Arranger, Agent, Security Agent, Account	)	Attorney-in-fact
Bank, Swap Provider and Bank

Security Parties

EXECUTED as a DEED by M. Fritzala	)
for and on behalf of	)
QUINTANA SHIPPING LTD.	)	/s/ M. Fritzala
as Corporate Guarantor	)	Attorney-in-fact
in the presence of:

/s/ Maria Papadopoulou
Witness
Name: Maria Papadopoulou
Address: Norton Rose LLP Piraeus
Occupation:

EXECUTED as a DEED by M. Fritzala	)
for and on behalf of	)
QUINTANA SHIP MANAGEMENT LTD.	)	/s/ M. Fritzala
as Manager	)	Attorney-in-fact
in the presence of:

/s/ Maria Papadopoulou
Witness
Name: Maria Papadopoulou
Address: Norton Rose LLP Piraeus
Occupation: